                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                         FORM S-3 REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ----------------

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

                                   13-3411414
                      I.R.S. EMPLOYER IDENTIFICATION NUMBER

                         ONE NEW YORK PLAZA, 18TH FLOOR
                          NEW YORK, NEW YORK 10292-2018
                                 (212) 214-1000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              FRED ROBUSTELLI, ESQ.
                  PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                          ONE SEAPORT PLAZA, 30TH FLOOR
                            NEW YORK, NEW YORK 10292
                     (Name and address of agent for service)

                                    Copy to:


      HOWARD M. HEITNER, ESQ.                    WARREN R. LOUI
       O'MELVENY & MYERS LLP                   O'MELVENY & MYERS LLP
         CITICORP CENTER                      400 SOUTH HOPE STREET
       153 EAST 53RD STREET               LOS ANGELES, CALIFORNIA 90071
     NEW YORK, NEW YORK 10022

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

                              CALCULATION OF REGISTRATION FEE
===============================================================================================
                                               Proposed
                                                Maximum
                                               Offering     Proposed Maximum      Amount of
  Title of Securities        Amount to be      Price Per       Aggregate        Registration
    Being Registered        Registered (1)     Unit (2)    Offering Price (2)        Fee
-----------------------------------------------------------------------------------------------
Commercial/Multifamily        $1,000,000          100%        $1,000,000           $295.00
Mortgage Pass-
Through
Certificates
===============================================================================================

         (1) This Registration Statement and the registration fee pertain to the initial offering of the Commercial/Multifamily Mortgage Pass-Through Certificates registered hereunder by the Registrant and to offers and sales relating to market-making transactions by Prudential Securities Inc., an affiliate of the Registrant. The amount of Mortgage Pass-Through Certificates that may be initially offered hereunder and the registration fee shall not be affected by any offers and sales relating to any such market-making transactions.

         (2) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         Immediately following this explanatory note there are eight separate sets of alternative pages labeled in the upper right corner as follows: "Version 1: Multifamily Properties", "Version 2: Office Properties", "Version 3: Retail Properties", "Version 4: Hotel and Motel Properties", "Version 5: Health-Care Related Properties", "Version 6: Industrial Properties", "Version 7: Warehouse, Mini-Warehouse and Self-Storage Facilities", "Version 8: Mobile Home Parks". Each such "version" contains inserts to the Prospectus and each Prospectus Supplement included herein showing the text specific to a material concentration in each of the eight specified types of properties (that is, multifamily properties, office properties, retail properties, hotel and motel properties, health care-related facilities, industrial properties, warehouse, mini-warehouse and self-storage facilities, and mobile home parks).

         The above described eight "versions" of changes to the Prospectus and each Prospectus Supplement included herein are being filed with this Registration Statement for purposes of identifying changes that will be made thereto as a result of a material concentration in any of the eight specified types of properties in any specific securitization transaction. Depending on the types of properties that constitute a material concentration in any particular transaction, the respective changes to the Prospectus and each Prospectus Supplement outlined in the above described "versions" would be included in the specific Prospectus and Prospectus Supplement for that transaction. When multiple sets of inserts are to be included in the specific Prospectus and Prospectus Supplement for any particular transaction, these inserts will be included in each appropriate location in an order that goes from highest material concentration to lowest material concentration (provided that single-sentence inserts that simply identify properties that involve a material concentration may be combined but will still present such properties in the aforementioned order). The specific Prospectus and Prospectus Supplement for each particular transaction reflecting these changes would be filed at the time and in the manner provided by Rule 424 under the Securities Act of 1933.

                                               Version 1: Multifamily Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Multifamily properties consisting of multiple rental or cooperatively owned dwellings will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates issued.

                                               Version 1: Multifamily Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist of:
o a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties; and
o other assets specified in the accompanying prospectus supplement, including any credit enhancement, participation interests in mortgage loans, installment contracts for the sale of mortgaged properties or mortgage pass-through certificates.
[**Multifamily properties consisting of multiple rental or cooperatively owned dwellings will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                               Version 1: Multifamily Properties

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may affect your investment":]

RISKS PARTICULAR TO     In addition to risks generally associated with real
MULTIFAMILY RENTAL      estate, adverse economic conditions, either local,
PROPERTIES              regional or national, 1) may limit the amount of rent
                        that can be charged for rental units, 2) may adversely affect tenants' ability to pay rent and 3) may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements may also affect occupancy and rent levels. Since multifamily rental property is typically leased on a short-term basis, its occupancy rate may be subject to rapid decline, including for some of the foregoing reasons. In addition, reductions in the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing. In addition, the characteristics of a neighborhood may change over time or in relation to newer developments reducing the mortgage property's value and the cash flow therefrom. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

                        Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to
                        Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such mortgaged properties in proper condition during periods of rapid inflation or declining market value of such mortgaged properties. In addition, the income restrictions on tenants imposed by
                        Section 42 of the Code may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
                        Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

RISKS PARTICULAR TO     Generally, a tenant-shareholder of a cooperative
COOPERATIVELY-OWNED     corporation must make a monthly maintenance payment to
APARTMENT BUILDINGS     the cooperative corporation that owns the subject
                        apartment building. Such payment represents the tenant-shareholder's proportional share of the corporation's payments in respect of the mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. In addition to risks generally associated with real estate, adverse economic conditions, either local regional or national, may impair the financial conditions of individual tenant-shareholders or their ability to sub-let the subject apartments, reducing the likelihood tenants can make required maintenance payments. The lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "Risks Particular to Multifamily Rental
                        Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

                                               Version 1: Multifamily Properties

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools--General":]

            MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL PROPERTIES.

         Significant factors determining the value and successful operation of a multifamily rental property are 1) the location of the property, 2) the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and single family homes), 3) the physical attributes of the multifamily building (such as its age and appearance) and 4) state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

         Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

         Adverse economic conditions, either local, regional or national, 1) may limit the amount of rent that can be charged for rental units, 2) may adversely affect tenants' ability to pay rent and 3) may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements may also affect occupancy and rent levels. Since multifamily rental property is typically leased on a short-term basis, its occupancy rate may subject to rapid decline, including for some of the foregoing reasons. In addition, reductions in the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing. In addition, the characteristics of a neighborhood may change over time or in relation to newer developments reducing the mortgage property's value and the cash flow therefrom.

       MORTGAGE LOANS SECURED BY COOPERATIVELY-OWNED APARTMENT BUILDINGS.

         A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as all other

                                               Version 1: Multifamily Properties

operating expenses of such property, depends primarily upon receiving maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may, in some cases, have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the depositor nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants may subscribe during a certain period at discounted prices relative to prices offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

         Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy. The subtenant may also be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

                                               Version 1: Multifamily Properties

               [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors--Book-Entry Registration":]

RISKS PARTICULAR TO     _____ of the mortgage loans, which represent ___% of
MULTIFAMILY PROPERTIES  the initial pool balance, are secured by mortgages on fee or leasehold interests in multifamily properties.
                        Mortgage loans that are secured by liens on such types of properties are exposed to certain unique risks. For more detailed information, you should refer to the sections in the accompanying prospectus titled "Risks particular to multifamily rental properties," "Risks particular to cooperatively-owned apartment buildings,"
                        "Mortgage Loans Secured by Multifamily Rental
                        Properties" and "Mortgage Loans Secured by
                        Cooperatively-Owned Apartment Buildings."

                                                    Version 2: Office Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Office properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                                    Version 2: Office Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist of:
o a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties; and
o other assets specified in the accompanying prospectus supplement, including any credit enhancement, participation interests in mortgage loans, installment contracts for the sale of mortgaged properties or mortgage pass-through certificates.
[** Office properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                                    Version 2: Office Properties

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may affect your investment":]

RISKS PARTICULAR TO     In addition to risks generally associated with real
OFFICE PROPERTIES       estate, cash flows from mortgage loans secured by office
                        properties are also significantly affected by the following factors: 1) adverse changes in population and economic growth, which generally create demand for office space; 2) local competitive conditions, including the supply of office space or construction of new competitive office buildings; 3) the quality and management philosophy of the management; 4) the attractiveness of the properties and the surrounding neighborhood to tenants and their customers or clients;
                        and 5) the necessity of major repairs or improvements to satisfy the needs of tenants. Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, an economic decline in the businesses operated by their tenants may reduce the office property's value and cash flows therefrom. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline increases if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                                    Version 2: Office Properties

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools -- General":]

                  MORTGAGE LOANS SECURED BY OFFICE PROPERTIES.

         Significant factors affecting the value of office properties include:

         1) the quality of the tenants in the building, 2) the physical attributes of the building in relation to competing buildings, 3) the location of the building with respect to the central business district or population centers, 4) demographic trends within the metropolitan area to move away from or towards the central business district, 5) social trends combined with space management trends (which may change towards options such as telecommuting ), 6) tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and 7) the strength and stability of the market area as a desirable business location. An economic decline in the businesses operated by their tenants may reduce the office property's value and cash flow therefrom. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         The expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms affect repayment of the related mortgage loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the office properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's 1) age,
2) condition, 3) design (including floor sizes and layout), 4) access to transportation, 5) availability of parking and 6) ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features). Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

         The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                                    Version 2: Office Properties

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors--Book-Entry Registration":]

RISKS PARTICULAR TO     _______ of the mortgage loans, which present ___% of
OFFICE PROPERTIES       the initial pool balance, are secured by mortgages on
                        fee and/or leasehold interests in office properties.
                        Mortgage loans that are secured by liens on such types of properties are exposed to certain unique risks. For more detailed information, you should refer to the sections in the accompanying prospectus titled "Risks particular to office properties" and "Mortgage Loans
                        Secured by Office Properties."

                                                    Version 3: Retail Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Retail properties consisting of multiple rental or cooperatively owned dwellings will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                                    Version 3: Retail Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist of:
o a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties; and
o other assets specified in the accompanying prospectus supplement, including any credit enhancement, participation interests in mortgage loans, installment contracts for the sale of mortgaged properties or mortgage pass-through certificates.
Retail properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                                    Version 3: Retail Properties

                [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may affect your investment":]

RISKS PARTICULAR TO     In addition to risks generally associated with real
RETAIL PROPERTIES       estate, cash flows from mortgage loans secured by retail
                        properties are also significantly affected by the following factors: 1) adverse changes in consumer spending patterns; 2) local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls; 3) alternative forms of retailing, such as direct mail, video shopping networks and selling through the Internet, which reduce demand for retail space by retail companies; 4) the quality and management philosophy of the management; 5) the attractiveness of the properties and surrounding neighborhood to tenants and their customers; 6) the public perception of the safety of customers (at shopping malls and shopping centers, for example); and 7) the necessity of major repairs or improvements to satisfy the needs of tenants.

                        Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at such locations (which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property.

                                                    Version 3: Retail Properties

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools -- General":]

                   MORTGAGE LOANS SECURED BY RETAIL PROPERTIES


         Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties depends on various factors including, but not limited to, 1) the ability to lease space in such properties, 2) the ability of tenants to meet their lease obligations, 3) the possibility of a significant tenant becoming bankrupt or insolvent, and 4) other fundamental aspects of real estate such as location and market demographics.

         The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because (a significant component) of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents, and may also cause such tenants to become unable to pay their base rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Whether a shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. An anchor tenant's failure to renew its lease, the termination of its lease, its bankruptcy or economic decline, or its cessation of the business (notwithstanding any continued payment of rent) can materially reduce the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Unlike certain other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect value of and cash flow from related retail properties.

                                                    Version 3: Retail Properties

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Book-Entry Registration":]

RISKS PARTICULAR TO     _____ of the mortgage loans, which represent _____ % of
RETAIL PROPERTIES       the initial pool balance, are secured by mortgages on
                        fee and/or leasehold interests in retail properties.
                        Mortgage loans that are secured by liens on such types of properties are exposed to certain unique risks. For more detailed information, you should refer to the sections in the accompanying prospectus titled "Risks particular to retail properties" and "Mortgage Loans
                        Secured by Retail Properties."

                                           Version 4: Hotel and Motel Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Hotel and motel properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                           Version 4: Hotel and Motel Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist of:
o a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties; and
o other assets specified in the accompanying prospectus supplement, including any credit enhancement, participation interests in mortgage loans, installment contracts for the sale of mortgaged properties or mortgage pass-through certificates.
[** Hotel and motel properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                           Version 4: Hotel and Motel Properties

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may affect your investment":]

RISKS PARTICULAR TO     In addition to risks generally associated with real
HOTEL AND AND MOTEL     estate, hotel properties motel properties are subject to
                        operating risks common to the lodging industry. These risks include, among other things, 1) a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, 2) competition from other hotels and motels, 3) increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), 4) dependence on business and commercial travelers and tourism, 5) increases in energy costs and other expenses of travel and 6) adverse effects of national, regional and local economic conditions. These factors could reduce the related borrower's ability to make payments on the related Mortgage Loans. Since limited service hotels and motels are relatively quick and inexpensive to construct and may quickly achieve an initially positive value, an over-building of such hotels and motels could occur in any given region, which would likely reduce occupancy and daily room rates. (The availability of construction capital is generally independent from the primary drivers of room demand.)
                        Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

                        A hotel or motel property may present additional risks as compared to other commercial property types in that:

                             (1) hotels and motels may be operated pursuant to
                        franchise, management and operating agreements that may be terminable by the franchiser, the manager or the operator;

                             (2) the transferability of any operating, liquor
                        and other licenses to the entity acquiring such hotel or motel (either through purchase or foreclosure) is subject to local law requirements;

                             (3) it may be difficult to terminate an ineffective
                        operator of a hotel or motel property subsequent to a foreclosure of such property; and

                             (4) future occupancy rates may be adversely
                        affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

                        Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchiser periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise agreement. The franchiser could possibly condition the continuation of a franchise agreement on the completion of capital improvements or making certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise agreement to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate such hotel or motel property independently of a franchise license. The loss of a franchise agreement could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchiser.

                                           Version 4: Hotel and Motel Properties

[The following is to be inserted in the Prospectus immediately following "The Mortgage Pools -- General":]

                 MORTGAGE LOANS SECURED BY HOTEL AND MOTEL PROPERTIES.

         Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

         The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchiser, the public perception of the franchise service mark and the duration of the franchise agreement. The transferability of franchise agreements may be restricted and, in the event of a foreclosure on any such hotel or motel property, the consent of the franchiser for the continued use of the franchise by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchiser that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of such hotel or motel property would be entitled to the rights under any associated liquor license, and such purchaser would be required to apply in its own right for such license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

                                           Version 4: Hotel and Motel Properties

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors -- Book-Entry Registration":]

RISKS PARTICULAR TO     _____ of the mortgage loans, which represent _____% of
HOTEL AND MOTEL         the initial poll balance, are secured by mortgages on
PROPERTIES              fee and/or leasehold interests in hotels and motels.
                        Mortgage loans that are secured by liens on such types of properties are exposed to certain unique risks. For more detailed information, you should refer to the sections in this prospectus titled "Risks particular to hotel and motel properties" and "Mortgage Loans Secured by Hotel and Motel Properties."

                                       Version 5: Health-Care Related Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Health-care related properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                       Version 5: Health-Care Related Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist of:
o a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties; and
o other assets specified in the accompanying prospectus supplement, including any credit enhancement, participation interests in mortgage loans, installment contracts for the sale of mortgaged properties or mortgage pass-through certificates.
[** Health-care related properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                       Version 5: Health-Care Related Properties

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may affect your investment":]

RISKS PARTICULAR TO     In addition to risks generally associated with real
HEALTH-CARE RELATED     estate, certain types of health care-related facilities
PROPERTIES              (including nursing homes) typically receive a
                        substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.
                        Medicaid and Medicare are subject to 1) statutory and regulatory changes, 2) retroactive rate adjustments, 3)
                        administrative rulings, 4) policy interpretations, 5) delays by fiscal intermediaries and 6) government funding restrictions, all of which can reduce revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and various proposals for national health care relief could, if enacted, further limit these payments.

                        In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, 1) federal and state licensing requirements, 2) facility inspections, 3) the setting of rates and charges, 4) governmental reimbursement policies and laws relating to the adequacy of medical care, 5) distribution of pharmaceuticals and equipment, 6) personnel operating policies and 7) maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation and limit growth. In extreme cases, violations of applicable laws can result in suspension or cessation of operations.

                        Under federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a mortgaged property that is operated as a health care-related facility, neither the trustee nor a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain any outstanding reimbursement payments relating to services furnished prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the trustee or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals, that a new license could be obtained or that a new approval would be granted. In addition, health care-related properties are generally "special purpose" properties that are not readily converted to general residential, retail or office use, and transfers of health care-related properties are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial operations and other types of real estate. Any of the foregoing circumstances may adversely affect a property's liquidation value.

                                       Version 5: Health-Care Related Properties

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools--General":]

            MORTGAGE LOANS SECURED BY HEALTH CARE-RELATED PROPERTIES.

         The mortgaged properties may include senior housing, assisted living facilities, skilled nursing facilities and acute care facilities. "Senior Housing" generally consists of apartment-style facilities, the residents of which are ambulatory and handle their own affairs. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require sub-acute medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

         Certain types of health care-related properties, particularly Acute Care Facilities and Skilled Nursing Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare reimbursements are subject to 1) statutory and regulatory changes, 2) retroactive rate adjustments, 3) administrative rulings, 4) policy interpretations, 5) delays by fiscal intermediaries and 6) government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those health care-related properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any mortgage loans secured thereby, could be adversely affected.

         Moreover, health care-related properties that provide medical care are generally subject to federal and state laws that relate to the 1) adequacy of medical care, 2) distribution of pharmaceuticals, 3) rates and charges, 4) equipment, 5) personnel, 6) operating policies and 7) additions to facilities and services. In addition, those facilities are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related property or, if applicable, prohibit it from participating in government reimbursement programs. Furthermore, under applicable federal and state laws, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, neither the Trustee nor a subsequent lessee or operator of any health care-related property securing a defaulted mortgage loan would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished prior to such foreclosure. Any of the aforementioned circumstances may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

         Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, upon a foreclosure of a mortgage loan secured by a lien on such a health care-related property, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to

                                       Version 5: Health-Care Related Properties

expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

         Further government regulation applicable to health care-related properties exists in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related properties that are subject to such laws.

         The operators of health care-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized or may offer services not offered by such operators. Other potential competitors may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related property will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as 1) its age, 2) appearance, 3) reputation and management,
4) the types of services it provides and, where applicable, 5) the quality of care and 6) the cost of that care.

                                       Version 5: Health-Care Related Properties

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors--Book-Entry Registration":]

RISKS PARTICULAR TO     _____ of the mortgage loans, which represent _____ % of
HEALTH CARE-RELATED     the initial pool balance, are secured by mortgages on
PROPERTIES              fee and/or leasehold interests in health care-related
                        properties. Mortgage loans that are secured by liens on such types of properties are exposed to certain unique risks. For more detailed information, you should refer to the sections in the accompanying prospectus titled
                        "Risks particular to health care-related properties" and "Mortgage Loans Secured by Health Care-Related
                        Properties."

                                                Version 6: Industrial Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Industrial properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                                Version 6: Industrial Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist of:
o a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties; and
o other assets specified in the accompanying prospectus supplement, including any credit enhancement, participation interests in mortgage loans, installment contracts for the sale of mortgaged properties or mortgage pass-through certificates.
[** Industrial properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                                Version 6: Industrial Properties

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may affect your investment":]

RISKS PARTICULAR TO     In addition to risks generally associated with real
INDUSTRIAL PROPERTIES   estate, industrial properties may be adversely affected
                        by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources.
                        Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business.

                                                Version 6: Industrial Properties

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools - General":]

                MORTGAGE LOANS SECURED BY INDUSTRIAL PROPERTIES.

         Significant factors that affect the value of industrial properties are
1) the quality of tenants, 2) building design and 3) adaptability and the location of the property. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business.

         Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include 1) clear heights, 2) column spacing, 3) number of bays and bay depths, 4) divisibility, 5) floor loading capacities, 6) truck turning radius and 7) overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

         Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

                                                Version 6: Industrial Properties

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors--Book-Entry Registration":]

RISKS PARTICULAR TO     _____ of the mortgage loans, which represent _____ % of
INDUSTRIAL PROPERTIES   the initial pool balance, are secured by mortgages on
                        fee and/or leasehold interests in industrial properties.
                        Mortgage loans that are secured by liens on such types of properties are exposed to certain unique risks. For more detailed information, you should refer to the sections in the accompanying prospectus titled "Risks particular to industrial properties" and "Mortgage Loans
                        Secured by Industrial Properties."

                                              Version 7: Self-Storage Facilities

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Warehouse, mini-warehouse and self-storage facilities will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                              Version 7: Self-Storage Facilities

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist of:
o a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties; and
o other assets specified in the accompanying prospectus supplement, including any credit enhancement, participation interests in mortgage loans, installment contracts for the sale of mortgaged properties or mortgage pass-through certificates.
[** Warehouse, mini-warehouse and self-storage facilities properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                              Version 7: Self-Storage Facilities

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may affect your investment":]

RISKS PARTICULAR TO     In addition to risks generally associated with real
SELF-STORAGE            estate, warehouse, mini-warehouse and self-storage
FACILITIES              properties ("Storage Properties") are considered
                        vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
                        Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as is building design and location.

                                              Version 7: Self-Storage Facilities

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools -- General":]

               MORTGAGE LOANS SECURED BY WAREHOUSE, MINI-WAREHOUSE
                          AND SELF-STORAGE FACILITIES.

         Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include 1) the location and visibility of the facility, 2) the facility's proximity to apartment complexes or commercial users, 3) the trends of apartment tenants in the area moving to single-family homes, 4) the services provided (such as security and accessibility), 5) the age of improvements, 6) the appearance of the improvements and 7) the quality of management.

                                              Version 7: Self-Storage Facilities

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors--Book-Entry Registration":]

RISKS PARTICULAR TO     ______ of the mortgage loans, which represent _____% of
SELF-STORAGE            the initial pool balance, are secured by mortgages on
FACILITIES              fee and/or leasehold interests in warehouse,
                        mini-warehouse and self-storage facilities. Mortgage loans that are secured by liens on such types of properties are exposed to certain unique risks. For more detailed information, you should refer to the sections in the accompanying prospectus titled "Risks particular to self-storage facilities" and "Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
                        Facilities."

                                                    Version 8: Mobile Home Parks

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Mobile home parks consisting of multiple rental or cooperatively owned dwellings will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                                    Version 8: Mobile Home Parks

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist of:
o a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties; and
o other assets specified in the accompanying prospectus supplement, including any credit enhancement, participation interests in mortgage loans, installment contracts for the sale of mortgaged properties or mortgage pass-through certificates.
[**Mobile home parks will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                                    Version 8: Mobile Home Parks

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may affect your investment":]

RISKS PARTICULAR TO     In addition to risks generally associated with real
MOBILE HOME PARKS       estate, the successful operation of a mortgaged property
                        operated as a mobile home park will generally depend upon 1) the number of competing parks in the local market, 2) its age, 3) its appearance, 4) its reputation, 5) the ability of management to provide adequate maintenance and insurance and 6) the types of facilities and services it provides.

                        Mobile home parks also compete against alternative forms of residential housing, including 1) multifamily rental properties, 2) cooperatively-owned apartment buildings,
                        3) condominium complexes and 4) single-family residential developments.

                        Mobile home parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a mobile home park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the park may be substantially less, relative to the amount owing on such mortgage loan, than would be the case if the park were readily adaptable to other uses.

                                                    Version 8: Mobile Home Parks

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools --General":]

                  MORTGAGE LOANS SECURED BY MOBILE HOME PARKS.

         Mobile home parks consist of land that is divided into "spaces" or "homesites" that are primarily leased to mobile home owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate (or a leasehold interest therein) upon which the mobile homes are situated, but not the mobile homes themselves. The mobile home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the mobile home, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include 1) driveways, 2) visitor parking, 3) recreational vehicle and pleasure boat storage, 4) laundry facilities, 5) community rooms, 6) swimming pools, 7) tennis courts, 8) security systems and 9) healthclubs. Due to relocation costs and, in some cases, demand for mobile home spaces, the value of a mobile home in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the mobile home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

         Mortgage loans secured by liens on mobile home parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of such types of properties will generally depend upon 1) the number of competing parks, 2) its age, 3) its appearance, 4) its reputation, 5) the ability of management to provide adequate maintenance and insurance, 6) and the types of facilities and services it provides.

         Mobile home parks also compete against alternative forms of residential housing, including 1) multifamily rental properties, 2) cooperatively-owned apartment buildings, 3) condominium complexes and 4) single-family residential developments. Mobile home parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a mobile home park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the park may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the park were readily adaptable to other uses.

         Certain states regulate the relationship of a mobile home park owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Mobile home park owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a mobile home owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's mobile home. Certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on mobile home parks. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units or permit such decontrol only in the relatively rare event that the mobile home is removed from the homesite. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                                    Version 8: Mobile Home Parks

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors--Book-Entry Registration":]

RISKS PARTICULAR TO     ______ of the mortgage loans, which represent _____% of
MOBILE HOME PARKS       the initial pool balance, are secured by mortgages on
                        fee and/or leasehold interests in mobile home parks.
                        Mortgage loans that are secured by liens on such types of properties are exposed to certain unique risks. For more detailed information, you should refer to the sections in the accompanying prospectus titled "Risks particular to mobile home parks" and "Mortgage Loans
                        Secured by Mobile Home Parks."

The information contained herein is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED _____________, 1999

PROSPECTUS SUPPLEMENT
(To Prospectus dated ________________)

                              $       (Approximate)

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    Depositor
                                [_______________]
                              Mortgage Loan Sellers

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES _______

===================================================================================================================================
The trust fund will issue the                                                       First          Scheduled      Final Scheduled
following securities:`                   Principal     Interest     Interest      Interest         Principal        Distribution
                                          Amount         Rate        Period     Payment Date     Payment Date           Date
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1 Certificates(1)........
-----------------------------------------------------------------------------------------------------------------------------------
Class A-2 Certificates(1)........
-----------------------------------------------------------------------------------------------------------------------------------
Class B Certificates(1)..........
-----------------------------------------------------------------------------------------------------------------------------------
Class C Certificates (1).........
-----------------------------------------------------------------------------------------------------------------------------------
Class D Certificates (1).........
-----------------------------------------------------------------------------------------------------------------------------------
Class E Certificates (1).........
===================================================================================================================================

(1) The Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates are subordinated to the Class A-1 Certificates and the Class A-2 Certificates.

         The terms of the Offering are as follows:

===================================================================================================================================
                                                  Initial Public Offering      Underwriting Discount     Proceeds To Depositor(2)
                                                          Price(1)
-----------------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Certificate........                 $_____________                     _______%                $_____________
-----------------------------------------------------------------------------------------------------------------------------------
Per Class A-2 Certificate........                 $_____________                     _______%                $_____________
-----------------------------------------------------------------------------------------------------------------------------------
Per Class B Certificate..........                 $_____________                     _______%                $_____________
-----------------------------------------------------------------------------------------------------------------------------------
Per Class C Certificate..........                 $_____________                     _______%                $_____________
-----------------------------------------------------------------------------------------------------------------------------------
Per Class D Certificate..........                 $_____________                     _______%                $_____________
-----------------------------------------------------------------------------------------------------------------------------------
Per Class E Certificate..........                 $_____________                     _______%                $_____________
-----------------------------------------------------------------------------------------------------------------------------------
Total................................             $_____________                     _______%                $_____________
===================================================================================================================================

(1) Plus accrued interest from ____________, 1999.
(2) Before deducting expenses payable by Prudential Securities Secured Financing Corporation, as the depositor, estimated to be $___________.

         YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 10 IN THE ACCOMPANYING PROSPECTUS.

         This prospectus supplement does not contain complete information about the offering of the certificates. You are urged to read both this prospectus supplement and the prospectus in full. Sales of the certificates may not be consummated unless you have received both this prospectus supplement and the attached prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The certificates are asset backed securities issued by the trust. The certificates are not obligations of Prudential Securities Secured Financing Corporation or any of its affiliates. Unless otherwise specified in this prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency.

PRUDENTIAL SECURITIES

                              [Other Underwriters]

                THE DATE OF THIS PROSPECTUS SUPPLEMENT IS _________,____.
-------------------------------------------------------------------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates is provided in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of certificates, including your class; and (b) this prospectus supplement, which describes the specific terms of your class of certificates.

         IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         Cross-references are included in this supplement and in the prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on page ii and the Table of Contents in the prospectus on page 2.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission " a registration statement (including the prospectus and this prospectus supplement). The prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information that the Depositor files with it, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the prospectus and this prospectus supplement. Information that the Depositor files later with the SEC will automatically update the information in the prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the prospectus or this prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special reports and proxy materials filed with respect to any trust fund until we terminate offering the Certificates. The Depositor has determined that its financial statements are not material to the offering of any of the Certificates. See "Financial Information." As a recipient of this prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rodgers, (212) 214-1000.

You can find a listing of the pages where capitalized terms used in this supplement are defined under the caption "Index of Terms" beginning on page S-92 in this prospectus supplement and under the caption "Index of Terms" beginning on page 85 in the prospectus.

                     ---------------------------------------

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                                TABLE OF CONTENTS

                              Prospectus Supplement
                              ---------------------

Important Notice about Information Presented in this Prospectus
  Supplement and the Accompanying Prospectus...............................
Where You Can Find More Information........................................
Summary....................................................................
Risk Factors...............................................................
Description of the Mortgage Pool...........................................
Prudential Securities Financing Corporation................................
Prudential Securities Credit Corp..........................................
Mortgage Loan Sellers......................................................
Description of the Certificates............................................
Yield and Maturity Considerations..........................................
Master Servicer and Special Servicer.......................................
The Pooling and Servicing Agreement........................................
Material Federal Income Tax Consequences...................................
ERISA Considerations.......................................................
Legal Investment...........................................................
Plan of Distribution.......................................................
Use of Proceeds............................................................
Legal Matters..............................................................
Ratings....................................................................
Index of Significant Definitions...........................................
Annex A--Mortgage Loan Characteristics
Annex B--Additional Loan Characteristics
Annex C--Affiliated Borrowers


                                   Prospectus
                                   ----------

Important Notice about Information Presented in this Prospectus and the
  Accompanying Prospectus Supplement.......................................
Where You Can Find More Information........................................
Incorporation of Certain Information by Reference Reports..................
Summary of Prospectus......................................................
Risk Factors...............................................................
The Depositor..............................................................
Use of Proceeds............................................................
Description of the Certificates............................................
The Mortgage Pools.........................................................
Servicing of the Mortgage Loans............................................
Credit Enhancement.........................................................
Certain Legal Aspects of the Mortgage Loans................................
Material Federal Income Tax Consequences...................................
State and Other Tax Considerations.........................................
ERISA Considerations.......................................................
Legal Investment...........................................................
Plan of Distribution.......................................................
Legal Matters..............................................................
Financial Information......................................................
Rating.....................................................................
Index of Significant Definitions...........................................

                                     SUMMARY

         The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

OVERVIEW OF THE CERTIFICATES:

         The trust fund will issue ___classes of certificates in an aggregate principal amount equal to $______. ___ of those classes of certificates are being offered by this prospectus supplement and ___ of those classes of certificates will be issued separately in a private offering. The trust fund will rely upon collections from the mortgage loans in the mortgage pool and funds on deposit in certain accounts to make payments on the certificates. Neither the depositor, nor the mortgage loan sellers nor any other person or entity, will be liable for the payments on the certificates.

         We are offering only the offered certificates to you with this prospectus supplement and the accompanying prospectus, and are not offering the private certificates to you pursuant to this prospectus supplement or the prospectus. We have included information regarding the private certificates in this prospectus supplement solely because of its relevance to your understanding of the offered certificates.

--------------------------------------------------------------------------------------------------------------------------
                                  INITIAL                                                                APPROXIMATE
                                CERTIFICATE                                      APPROXIMATE            PERCENTAGE OF
                                BALANCE OR               RATINGS(1)         PERCENTAGE OF INITIAL       SUBORDINATED
CLASS                         NOTIONAL AMOUNT            [AGENCIES]             POOL BALANCE             SECURITIES
--------------------------------------------------------------------------------------------------------------------------
Offered Certificates

--------------------------------------------------------------------------------------------------------------------------
Class A-1                                               ____________
--------------------------------------------------------------------------------------------------------------------------
Class A-2                                               ____________
--------------------------------------------------------------------------------------------------------------------------
Class B                                                 ____________
--------------------------------------------------------------------------------------------------------------------------
Class C                                                 ____________
--------------------------------------------------------------------------------------------------------------------------
Class D                                                 ____________
--------------------------------------------------------------------------------------------------------------------------
Class E                                                 ____________
--------------------------------------------------------------------------------------------------------------------------

Private Certificates (not offered hereby)

--------------------------------------------------------------------------------------------------------------------------
Class A-EC(2)                                           ____________
--------------------------------------------------------------------------------------------------------------------------
Class F                                                 ____________
--------------------------------------------------------------------------------------------------------------------------
Class G                                                 ____________
--------------------------------------------------------------------------------------------------------------------------
Class H                                                 ____________
--------------------------------------------------------------------------------------------------------------------------
Class J                                                 ____________
--------------------------------------------------------------------------------------------------------------------------
Class K                                                 ____________
--------------------------------------------------------------------------------------------------------------------------
Class L                                                 ____________
--------------------------------------------------------------------------------------------------------------------------
Class M                                                 ____________
--------------------------------------------------------------------------------------------------------------------------
Class N                                                 ____________
--------------------------------------------------------------------------------------------------------------------------

(1) Ratings are by [Agencies]. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of prepayments (both voluntary and involuntary), the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, or the likelihood of collection by the Master Servicer of Default Interest.

(2) Interest only strip with notional balance equal to the aggregate of the certificate balances for Classes A-1 through N.

The Class R Certificates are not represented in this table and are not offered hereby.

----------------------------------------------------------------------------------------------------------------------------
                                                                                                      EXPECTED
                                                                                                    AMORTIZATION
                                                                  WEIGHTED AVERAGE                     PERIOD
            CLASS                    PASS-THROUGH RATE            LIFE (YEARS) (1)                (MONTH/YEAR) (1)
----------------------------------------------------------------------------------------------------------------------------
Offered Certificates

----------------------------------------------------------------------------------------------------------------------------
Class A-1                                  %
----------------------------------------------------------------------------------------------------------------------------
Class A-2                                  %
----------------------------------------------------------------------------------------------------------------------------
Class B                                    %
----------------------------------------------------------------------------------------------------------------------------
Class C                                    %
----------------------------------------------------------------------------------------------------------------------------
Class D                                    %(2)
----------------------------------------------------------------------------------------------------------------------------
Class E                                    %(3)
----------------------------------------------------------------------------------------------------------------------------

Private Certificates (not offered hereby)

----------------------------------------------------------------------------------------------------------------------------
Class A-EC                                 %(4)
----------------------------------------------------------------------------------------------------------------------------
Class F                                    %(5)
----------------------------------------------------------------------------------------------------------------------------
Class G                                    %(6)
----------------------------------------------------------------------------------------------------------------------------
Class H                                    %(7)
----------------------------------------------------------------------------------------------------------------------------
Class J                                    %(8)
----------------------------------------------------------------------------------------------------------------------------
Class K                                    %(9)
----------------------------------------------------------------------------------------------------------------------------
Class L                                    %(10)
----------------------------------------------------------------------------------------------------------------------------
Class M                                    %(11)
----------------------------------------------------------------------------------------------------------------------------
Class N                                    %(12)
----------------------------------------------------------------------------------------------------------------------------

(1)  Assumes a prepayment scenario of 0% CPR, with each ARD Loan prepaying in full on the related Anticipated Repayment Date, and no defaults. See "Yield and Maturity Considerations--Weighted Average Life" herein.
(2)  Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
     equal to the Weighted Average Net Mortgage Rate less   % (the "Class D
     Strip" percentage).
----------------------------------------------------------------------------------------------------------------------------

Interest.............................  The trust fund will pay interest on each class of certificates at rates per annum specified in the tables above.

                                       Interest will accrue on each class at the applicable pass-through rate, and will be calculated based on the outstanding principal balance of that class on the last distribution date.

                                       For a more detailed description of the
                                       payment of interest, you should refer to "_______" in this prospectus supplement.

Principal............................  The trust fund will pay principal on the certificates sequentially beginning with the Class A Certificates, and then to each subsequent class in alphabetical order. No principal will be paid on the next class of certificates until the principal balance of the previous class of certificates has been reduced to zero.

                                       For a more detailed description of the
                                       payment of principal, you should refer to "_______" in this prospectus supplement.

Early Termination....................  The trust fund may be terminated and therefor the certificates may be redeemed early by (1) any holder of Class R-I Certificates representing more than a 50% Percentage Interest of the Class R-I Certificates, (2) the Master Servicer or
                                       (3) the Depositor (in that order), when
                                       the outstanding aggregate scheduled
                                       principal balance of the mortgage loans
                                       is reduced to 1.0% of the initial pool
                                       balance of the mortgage loans

                                       For more detailed information, you should refer to "Description of the
                                       Certificates-Early Termination" in this
                                       prospectus supplement.

Denominations........................  We will issue the offered certificates in minimum denominations of $25,000 and
                                       multiples of $1.00 in excess of 25,000.

Book Entry Certificates..............  You will generally hold your interests in the certificates through The Depository
                                       Trust Company ("DTC"). This is referred
                                       to as book-entry form. As long as the
                                       certificates are held in book-entry form, you will not receive a separate certificate representing the certificates.

                                       For more detailed information, you should refer to sections in this prospectus supplement titled "Description of the Certificates--Delivery, Form and
                                       Denomination," " Risk Factors --
                                       Book-Entry Registration" and "Certain
                                       Information Regarding the Securities --
                                       Book-Entry Registration."

The Trust Fund.......................  The depositor will use a portion of the funds from the issuance and sale of the
                                       securities to purchase the commercial
                                       mortgages from _____ and _____, as
                                       mortgage loan sellers.

                                       The trust fund will use the net proceeds from the issuance and sale of the certificates to purchase on the closing date, the assets that make up the mortgage pool from Prudential Securities Secured Funding Corporation, as the depositor. The assets of the mortgage pool will consist of fixed rate commercial mortgage loans that are secured by first liens on commercial and multi-family properties. The mortgage loans will have a total outstanding principal balance of $___________ as of ______, _____, the cutoff date. The trust will sell the certificates to investors for cash to pay for the purchase of the mortgage loans. [The trust fund may also pay for a portion of the mortgage loans with the certificates.] The chart below represents the flow of funds provided by investors for the certificates and the mortgage loans sold by the depositor.

                                               [FUNDS FLOW CHART OMITTED]

Property of the Trust Fund...........  o   the mortgage loans and collections on
                                           the mortgage loans on and after the
                                           cut-off date of __________;

                                       o   any mortgaged property that has been
                                           foreclosed upon by master servicer or
                                           the special servicer on behalf of the
                                           trust fund;

                                       o   accounts;

                                       o   rights to proceeds under certain
                                           insurance policies that cover the
                                           mortgaged properties;

                                       o   rights and remedies for any breaches
                                           of representations, warranties and
                                           covenants made by the depositor, the
                                           mortgage sellers, the master servicer
                                           [specify others];

                                       o   [specify others]; and

                                       o   other rights under the documents
                                           relating to the mortgage loans, the
                                           mortgages and the mortgaged
                                           properties.

                                       The composition of the assets making up
                                       the mortgage pool is described in this
                                       prospectus supplement in the sections
                                       titled "Mortgage Loans and Mortgaged
                                       Properties" and "___".

Servicing of the Mortgage Pool.......  ________ will act as master servicer and
                                       ______ as special servicer for the
                                       mortgage loans in the mortgage pool owned by the trust fund. The master servicer and special servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts. The trust will pay the master servicer and special servicer a servicing fee [specify terms].

                                       The master servicer will also be
                                       obligated to advance to the trust fund
                                       interest or principal (including any
                                       balloon payment) on the mortgage loans
                                       that is due but unpaid by the obligors.
                                       The master servicer will also be required to make certain cash advances to cover certain unpaid expenses on the mortgaged properties and to maintain the security in the mortgaged property. However, if the master servicer determines that it will not be able to recover an advance from an obligor or from the proceeds of the mortgaged property, the master servicer may be reimbursed for previously made advances, plus interest on those advances, from amounts collected on other mortgage loans.

Priority of Distributions............  The trust fund will pay the following amounts on each distribution date in the following order of priority from collections on the mortgages during the prior collection period, amounts advanced by the master servicer for the distribution date, and any other amounts collected by the master servicer and placed in the collection account:

                                       o   trustee fee payable to the trustee
                                           for the trust fund;

                                       o   reimbursement of any unreimbursed
                                           advances made by the master servicer,
                                           plus interest on those advances;

                                       o   fees payable to the master servicer
                                           and the special servicer for
                                           servicing the mortgage loans; and

                                       o   the chart below describes the manner
                                           in which the rights of various
                                           classes will be senior to the rights
                                           of other classes. Entitlement to
                                           receive principal and interest on any
                                           distribution date is depicted in
                                           descending order. The manner in which
                                           mortgage loan losses are allocated is
                                           depicted in ascending order.

                              --------------------
                              Class A-1, Class A-2
                              --------------------
                                       |
                              --------------------
                                     Class B
                              --------------------
                                       |
                              --------------------
                                     Class C
                              --------------------
                                       |
                              --------------------
                                     Class D
                              --------------------
                                       |
                              --------------------
                                     Class E
                              --------------------
                                       |
                              --------------------
                                     Class F
                              --------------------
                                       |
                              --------------------
                                     Class G
                              --------------------
                                       |
                              --------------------
                                     Class H
                              --------------------
                                       |
                              --------------------
                                     Class I
                              --------------------
                                       |
                              --------------------
                                     Class J
                              --------------------
                                       |
                              --------------------
                                     Class K
                              --------------------
                                       |
                              --------------------
                                     Class L
                              --------------------
                                       |
                              --------------------
                                     Class M
                              --------------------
                                       |
                              --------------------
                                     Class N
                              --------------------

Credit Enhancement...................  The pooling and servicing agreement includes certain features designed to
                                       provide protection against losses and
                                       delays in distributions to the Class A
                                       Certificateholders, and to a lesser
                                       extent, the Class B Certificateholders
                                       [and the other certificateholders to an
                                       increasingly lesser extent]. These
                                       features are referred to as "credit
                                       enhancement." Losses on the mortgage
                                       loans or other shortfalls of cash flow
                                       will be covered by [payments by _____
                                       [or] withdrawing amounts on deposit in
                                       the reserve fund and by] allocating
                                       available cash flow in some cases to the more senior classes of certificates (for example, to the Class A Certificates before the B Certificates, to the Class B Certificates before the Class C Certificates, and so forth) before making allocations to subordinate classes. This reallocation is referred to as "subordination."

                                       The credit enhancement for the
                                       certificates will be as follows:

                                       [specify features]

RELEVANT PARTIES:

Depositor............................  Prudential Securities Secured Financing
                                       Corporation
                                       One New York Plaza
                                       New York, New York 10292
                                       (212) 214-1000

Master Servicer......................  [Name]
                                       [Address]
                                       [Phone Number]

Special Servicer.....................  [Name]
                                       [Address]
                                       [Phone Number]

Trustee..............................  [Name]
                                       [Address]
                                       [Phone Number]

Mortgage Loan Sellers................  The mortgage loans will be purchased from
                                       _____________ and __________.

RELEVANT DATES AND PERIODS:

Cut-off Date.........................  _____________.

Closing Date.........................  On or about _____________.

Distribution Date....................  Payments on the certificates will be made on each distribution date which will be
                                       the ____ day of each month, or if that
                                       day is not a business day, the next
                                       succeeding business day. The first
                                       distribution date will be _____________.
                                       A "business day" is any day other than a Saturday, Sunday or a day on which banking institutions in the States of

                                       New York, ____________ or ____________
                                       are authorized or obligated by law,
                                       executive order or governmental decree to close.

                                       We expect that the scheduled final
                                       distribution dates for the payment of
                                       principal of the certificates will be as set forth below. The dates are calculated assuming that there are no defaults, delinquencies or modifications of the mortgage loans after ______________.

                                       CLASS                    SCHEDULED FINAL
                                       -----                   DISTRIBUTION DATE
                                                               -----------------
                                       Class A-1
                                       Class A-2
                                       Class B
                                       Class C
                                       Class D
                                       Class E

Record Date..........................  The record date for payments on the certificates is the close of business on the last business day of each month. The record date always relates to the distribution date for the following calendar month.

Interest Accrual Period..............  Interest on the certificates will be payable on each Distribution Date, based on the interest accrual period that will be the calendar month before the month in which the distribution date occurs. Interest for each interest accrual period will be calculated based on a 360-day year consisting of twelve 30-day months.

Collection Period....................  Payments on the certificates on each distribution date will be based on the
                                       collections on the mortgage loans in the mortgage pool during the preceding collection period. The collection period is the period beginning on the day after the determination date in the preceding month and ending on the determination date in the month in which the payment is made. The determination date is the ____ day of each month, or if that day is not a business day, the next business day. The collection period for the first distribution date will begin on the day after the cut-off date.

Due Date.............................  Payments on the mortgage loans in the mortgage pool are due on the first day of each month beginning on the first month on which payments on a particular mortgage loan are due (disregarding any applicable grace periods), except that the due date for payments on Mortgage Loan, Control # ___ is the __th day of each month (disregarding any applicable grace periods). [describe escrow arrangement for exceptions]

STRUCTURAL FEATURES:

Federal Tax Status...................  Elections will be made to treat designated portions of the Trust Fund as two separate "real estate mortgage investment conduits" (each a "REMIC"). The offered certificates will constitute "regular interests" in a REMIC. The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes.

                                       This means you will be required to
                                       include in income all interest on our
                                       certificates in accordance with the
                                       accrual method of accounting, regardless of your usual method of accounting. [None of the offered certificates is expected to be treated for federal income tax reporting purposes as having been issued with an original issue discount.] We anticipate that the offered certificates may be treated for federal income tax purposes as having been issued at a premium.

                                       If you are a mutual savings bank or
                                       domestic building and loan association,
                                       the offered certificates held by you will represent interests in "qualifying real property loans" within the meaning of
                                       Section 593(d) of the Internal Revenue
                                       Code of 1986 (the "Tax Code"). If you are a real estate investment trust, the offered certificates held by you will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Tax Code, and income with respect to offered certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of Section 856(c)(3)(B) of the Tax Code. If you are a domestic building and loan association, the offered certificates held by you will generally constitute a "regular or residual interest in a REMIC" within the meaning of Section
                                       7701(a)(19)(C)(xi) of the Tax Code only
                                       to the extent that the Mortgage Loans are secured by multifamily apartment buildings. The Class R-I and Class R-II Certificates will constitute "residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Tax Code to the same extent.

                                       For additional information concerning the application of United States federal income tax laws to the trust fund and the certificates, you should refer to the section in the prospectus titled
                                       "Material Federal Income Tax
                                       Consequences."

ERISA................................  The Class A Certificates are generally eligible for purchase by employee benefit plans, subject to certain considerations discussed in the sections in this prospectus supplement and the prospectus titled "ERISA Considerations."

                                       The other classes of offered
                                       certificates, however, may not be
                                       acquired by any employee benefit plan or an individual retirement plan. [However, under limited circumstances, Class __ Certificates may be purchased as limited investments by persons using insurance company general accounts or separate accounts.]

                                       You should refer to sections in this
                                       prospectus supplement and the prospectus titled "ERISA Considerations." If you are a benefit plan fiduciary considering purchase of the certificates of any class you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

SMMEA................................  The Class A-1, Class A-2 and Class B
                                       Certificates will be mortgage-related
                                       securities pursuant to the Secondary
                                       Mortgage Market Enhancement Act of 1984.
                                       For more information, you should refer to sections in the prospectus supplement and the prospectus titled "Legal Investment."

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES:

The Mortgage Pool....................  The assets of the trust fund will primarily consist of the mortgage loans.
                                       Each mortgage loan constitutes the
                                       obligation of one or more persons to
                                       repay a specified sum with interest. Each mortgage loan [(other than Mortgage Loan Control #____, which is secured by a second lien)], will be secured by a first lien on a commercial or multifamily residential property.

                                       The composition of the mortgage loans in the mortgage pool as of _________, the cut-off date are summarized below. For more detailed information, you should refer to the section in this prospectus supplement titled "Description of the Mortgage Pool" and to the Annex A attached to this prospectus supplement.


                                        GENERAL MORTGAGE LOAN CHARACTERISTICS
                                               (AS OF THE CUT-OFF DATE)

                                        INITIAL POOL BALANCE(1)
                                        NUMBER OF MORTGAGE LOANS
                                        AVERAGE LOAN BALANCE
                                        MAXIMUM OF MORTGAGE
                                        BALANCES MINIMUM OF
                                        MORTGAGE BALANCES WEIGHTED
                                        AVERAGE MORTGAGE RATE
                                        (GROSS)
                                        WEIGHTED AVERAGE MORTGAGE RATE (NET)
                                        AMORTIZED WEIGHTED AVERAGE MATURITY
                                          (MONTHS)
                                        RANGE OF AMORTIZATION TERMS
                                        WEIGHTED AVERAGE UNDERWRITTEN DSCR
                                        RANGE OF DSCRS
                                        WEIGHTED AVERAGE LTV (CURRENT)
                                        RANGE OF LTVS (CURRENT)
                                        WEIGHTED AVERAGE BALLOON/ARD LTV
                                        PERCENTAGE OF INITIAL POOL
                                        BALANCE MADE UP OF:
                                          FULLY AMORTIZING LOANS
                                          BALLOON LOANS (INCLUDING ARD LOANS)
                                        ========================================
                                       (1) The "Initial Pool Balance" is the
                                       aggregate of the cut-off date principal
                                       balances of the mortgage loans, and gives
                                       effect to the deposit into the loan
                                       account for __________, principal amounts
                                       payable on its due date in __________ as
                                       if that payment were made before
                                       ____________.

                             DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES
                             -----------------------------------------------
                                                                  PERCENTAGE OF
                                                                    AGGREGATE
                                                       NUMBER OF     CURRENT
                                   RANGE OF             MORTGAGE    PRINCIPAL
                          CURRENT PRINCIPAL BALANCES     LOANS       BALANCE
                          --------------------------     -----       -------

                              255,509 - 499,999
                              500,000 - 999,999
                            1,000,000 - 1,999,999
                            2,000,000 - 2,999,999
                            3,000,000 - 3,999,999
                            4,000,000 - 4,999,999
                            5,000,000 - 5,999,999
                            6,000,000 - 6,999,999
                            7,000,000 - 7,999,999
                            8,000,000 - 8,999,999
                            9,000,000 - 9,999,999
                           10,000,000 - 11,999,999
                           12,000,000 - 13,999,999
                           14,000,000 - 16,999,999
                              17,000,000 OR MORE                           %
                              ------------------         -----          ----

                                    TOTAL                 ___           100%
                          ======================================================

                                         DEBT SERVICE COVERAGE RATIOS

                               Debt Service Coverage Ratios ("DSCRs") for each
                          Mortgage Loan are calculated based on the ratio of the related annual Underwritten Cash Flow to the related Annual Debt Service, as more fully described in the section of this prospectus supplement titled "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool."

                                 RANGE OF DEBT SERVICE COVERAGE RATIOS
                                 -------------------------------------
                                                                PERCENT OF
                                               NUMBER OF          INITIAL
                              DSCR(X)            LOANS         POOL BALANCE
                              -------            -----         ------------
























                             TOTAL                 _____        _______%
                          ======================================================

                               [(1)This loan is part of a group of
                          cross-collateralized Mortgage Loans that has an average DSCR of ____x. See "_________."

                               RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS
                               --------------------------------------
                                                                   PERCENT OF
                                                 NUMBER OF          INITIAL
                          ORIGINAL LTV             LOANS         POOL BALANCE
                          ------------             -----         ------------














                          TOTAL                     _____           100.00%
                          ======================================================


                                              PROPERTY TYPES
                                              --------------
                                                NUMBER OF        PERCENT OF
                                                MORTGAGED          INITIAL
                          PROPERTY TYPE         PROPERTIES       POOL BALANCE
                          -------------         ----------       ------------

                          [ASSISTED LIVING FACILITY
                          CONGREGATE CARE
                          HOSPITALITY
                          INDUSTRIAL
                          MIXED USE
                          MOBILE HOME PARK
                          MULTIFAMILY
                          NURSING HOME
                          OFFICE
                          OFFICE/INDUSTRIAL
                          RETAIL-ANCHORED
                          RETAIL-SHADOW ANCHORED
                          RETAIL-SINGLE TENANT
                          RETAIL-UNANCHORED
                          SELF-STORAGE
                          SPECIAL PURPOSE
                          WAREHOUSE]                 ____            _____

                          TOTAL                      ____            _____%
                          ======================================================

                                        RANGE OF MATURITY YEARS
                                        -----------------------
                                                                  PERCENT OF
                                               NUMBER OF            INITIAL
                          MATURITY YEAR          LOANS           POOL BALANCE
                          -------------          -----           ------------

                              2005
                              2006
                              2007
                              2008
                              2009
                              2010
                              2011
                              2012
                              2013
                              2015
                              2016
                              2017
                              2018               _____              ______

                              TOTAL              _____              100.00%
                          ======================================================

                                  RISK FACTORS

         You should carefully consider the following risks and those in the prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO LACK OF              Your certificates generally do not
CERTIFICATEHOLDER CONTROL              entitle you to vote, except with respect
OVER TRUST FUND                        to required consents to certain
                                       amendments to the pooling and servicing
                                       agreement and, in certain cases, to
                                       replace parties to the pooling and
                                       servicing agreement. Generally, you have only very limited right to participate in decisions with respect to the administration of the trust fund
                                       (although, among other things, the
                                       controlling class will have the right to replace the special servicer and the directing certificateholder will have certain rights with respect to approving asset status reports, the conduct of property appraisals and appraisal reductions described herein). Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if made in the best interests of the certificateholders (as determined by such party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular class or classes of offered certificates and may negatively affect the interests of such holders.

RISKS ASSOCIATED WITH THE              The transition from the year 1999 to the
YEAR 2000 MAY ADVERSELY AFFECT         year 2000 may disrupt the ability of
YOUR INVESTMENT                        computerized systems to process
                                       information, the collections of payments on the mortgages loans, and servicing of the mortgage loans and the performance of related duties by the master servicer and the special servicer, if any, the trustee, the borrowers and other third parties. The depositor has been advised by the master servicer and the special servicer, if any, and the trustee that, with respect to those computer systems identified as being mission critical for the performance of the servicing functions described herein, they are committed to either (1) modifying their respective existing systems to the extent required to cause them to be Year 2000 capable, or (2) acquiring new and/or upgraded computer systems that are Year
                                       2000 capable in each case prior to August
                                       31, 1999. The master servicer and the
                                       special servicer, if any, and the trustee consider their products and services to be "Year 2000 capable" if the product or service will be capable of accurately processing, proving and receiving date data from, into and between the twentieth and twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including hardware and software, when used in combination with the product or service properly exchange date data.

                                       However, none of the depositor, the
                                       transferor or any affiliate of the
                                       depositor or transferor has made any
                                       independent investigation of the computer systems of the master servicer, the special servicer, if any, or the trustee. If the computer systems of the master servicer and the Special Servicer, if any or the trustee are not fully Year 2000 capable, the resulting disruption in the collection or distribution of receipts on the mortgage loans could materially adversely affect the certificateholders.

CERTIFICATEHOLDERS GENERALLY MUST      One or more classes of the certificates
EXERCISE RIGHTS THROUGH DTC            initially will be represented by
                                       certificates registered in the name of
                                       the nominee for the DTC, and will not be registered in the names of the certificateholders or their nominees.
                                       Unless and until definitive certificates are issued, beneficial owners of the certificates will be able to exercise the rights of certificateholders only indirectly through the DTC and its participating organizations.

                                       For more detailed information regarding
                                       theses risks, you should refer to
                                       sections in this prospectus supplement
                                       titled "Description of the
                                       Certificates--Delivery, Form and
                                       Denomination" and "Certain Information
                                       Regarding the Securities - Book-Entry
                                       Registration."


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of ______ commercial and multifamily "whole" mortgage loans (the "Mortgage Loans"). The Mortgage Loans have an aggregate Cut-off Date Principal Balance of approximately $_____________ (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The "Cut-off Date Principal Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The "Initial Pool Balance" is the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans as of the Cut-off Date, and gives effect to the deposit into the ______ Loan Account of principal amounts payable on its Due Date in ______________ as if such payment were made before _____________. The "Pool Balance" as of any date will be the aggregate of the outstanding principal balances of the Mortgage Loans in the Mortgage Pool as of such date. The following description of terms and provisions of the Mortgage Loans is a generalized description of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that deviate from this generalized description.

         Generally, each Mortgage Loan is evidenced by a separate promissory note. Each Mortgage Loan is secured by one or more mortgages, deeds of trust, deeds to secure debt or other similar security instruments (each, a "Mortgage") that creates a first lien on one or more of a fee simple estate, an estate for years or a leasehold estate in a real property (a related "Mortgaged Property") improved for commercial or multifamily residential use.

         The percentage of the Initial Pool Balance represented by each type of Mortgaged Property is as follows:

                                   Number of             Percent of
                                   Mortgaged               Initial
            Property Type         Properties            Pool Balance
            -------------         ----------            ------------

       [Assisted Living                                          %
       Facility
       Congregate Care                                           %
       Hospitality                                               %
       Industrial                                                %
       Mixed Use                                                 %
       Mobile Home Park                                          %
       Multifamily                                               %
       Nursing Home                                              %

       Office                                                    %
       Office/Industrial                                         %
       Retail-Anchored                                           %
       Retail-Shadow Anchored                                    %
       Retail-Single Tenant                                      %
       Retail-Unanchored                                         %
       Self-Storage                                              %
       Special Purpose                                           %
       Warehouse]                    _____                  _____%

       Total                         _____                  _____%
       ========================================================================

         No Mortgage Loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer, the Depositor, the Transferor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates.

         The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Transferor pursuant to a "Mortgage Loan Purchase Agreement" to be dated on or about ___________. The Transferor will purchase ____ and ____ Mortgage Loans (representing approximately ____% and ____% of the Initial Pool Balance) from [the related Mortgage Loan Sellers], on or before the Closing Date pursuant to separate agreements (collectively, the "Underlying Mortgage Loan Purchase Agreements"). The Depositor will assign the Mortgage Loans, and make certain representations and warranties regarding the Mortgage Loans, to the Trustee pursuant to the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. For more detailed information, you should refer to the section in this prospectus supplement titled "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments."

SECURITY FOR THE MORTGAGE LOANS

         Each Mortgage Loan is secured by a Mortgage encumbering the related
Mortgaged Property.    of the Mortgage Loans, representing approximately    %
of the Initial Pool Balance provide for full or limited recourse against the related borrower, or a guarantor or guarantors. The remainder of the Mortgage Loans are non-recourse loans, meaning that if a borrower defaults thereunder, recourse generally may be had only against the specific Mortgaged Property securing such Mortgage Loan and any other assets specifically pledged by the borrower to secure such Mortgage Loan. For example, each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property. Also, each Mortgage Loan provides for the indemnification of the mortgagee by the related borrower for the presence of any hazardous substances affecting the Mortgaged Property. In certain instances, additional collateral may exist. However, borrowers generally have limited assets, and there can be no assurance that any borrower will have sufficient assets to support any such indemnification obligations that may arise. For more detailed information, you should refer to the section in this prospectus supplement titled "Risk Factors--Environmental Law Considerations."

         Except as described above under the section titled "--General", each Mortgage constitutes a first lien on a Mortgaged Property. Generally such lien is subject only to (1) liens for real estate and other taxes and special assessments, (2) covenants, conditions, restrictions, rights of way, easements and other encumbrances in effect as of the date of recording of such Mortgage, and (3) exceptions and encumbrances on the Mortgaged Property reflected in the related title insurance policy.

         Ground Leases; Estates for Years. _____ of the Mortgage Loans, representing approximately ______% of the Initial Pool Balance, are secured by a first lien encumbering the related borrower's leasehold interest in the related property. _____ of the Mortgage Loans, representing approximately ______% of the Initial Pool Balance, are secured by first liens encumbering the related borrower's leasehold interest in the related Mortgaged Property, together with the fee owner's interest in such real property. ____ of the Mortgage Loans, representing approximately _____% of the Initial Pool Balance, are secured by first liens encumbering the related borrower's (1) fee interest in a portion of the Mortgaged Property and (2) leasehold interest in the remainder of the Mortgaged Property. The Mortgage Loan Sellers have represented that each ground lease expires not less than 10 years after the maturity date of the related Mortgage Loan (including extension options). For more detailed information, you should refer to the section in this prospectus supplement titled "Certain Legal Aspects of the Mortgage Loans--Foreclosure-Leasehold Risks."

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

         Due Dates. The Mortgage Loans provide for Monthly Payments to be due on the first day of each month (each, a "Due Date"), except _____ of the Mortgage Loans, representing approximately ____% of the Initial Pool Balance, provide for Monthly Payments to be due on the 10th day of each month. With respect to Mortgage Loan Control #____, an account (the "Loan ____ Account") will be established and funded with an amount equal to one scheduled payment thereof. The amount so deposited will be advanced each month to the Trust and then reimbursed on the related Due Date from Collections in respect of such Mortgage Loans, so that no shortfall in collections will result from the related Due Date occurring on the 10th of each month. All of the Mortgage Loans provide for a grace period of ten days or less from the related Due Date before a scheduled payment is deemed to be contractually delinquent for purposes of imposing a late charge.

         Mortgage Rates; Calculations of Interest. Each Mortgage Loan accrues interest at an annualized rate (a "Mortgage Rate") that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of interest except that ____ of the Mortgage Loans, representing approximately _____% of the Initial Pool Balance, provide that for a period of up to ____ years from origination the borrower is obligated only to pay interest accrued each month. Four of such Mortgage Loans, representing approximately
    % of the Initial Pool Balance, have not yet reached the end of such period. These Mortgage Loans are identified in Annexes A and B, together with a summary of the relevant provisions.

         ARD Loans; Excess Interest.    of the Mortgage Loans (the "ARD Loans"),
representing approximately    % of the Initial Pool Balance, bear interest at
their respective Mortgage Rates until an "Anticipated Repayment Date" specified therein. Commencing on such Anticipated Repayment Date, each such Mortgage Loan will bear interest at a fixed annual rate (the "Revised Rate") equal to the Mortgage Rate plus a specified percentage (generally, no more than __%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the related Revised Rate over the interest that would have accrued at the related Mortgage Rate will be deferred. Such deferred interest will not be added to the principal balance of the related Mortgage Loan, but will itself accrue interest at the Revised Rate to the extent such accrual is lawful. Such accrued and deferred interest, and any interest accrued thereon, is referred to herein as "Excess Interest."

         Borrowers under ARD Loans generally are required to enter into lockbox agreements whereby revenue from the related Mortgage Property will be deposited into a lockbox account controlled by the Master Servicer, if certain conditions are met, rather then directly to the borrower. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority:

         (1) required payments to the tax and insurance escrow fund and any ground lease escrow fund;

         (2)  payment of monthly debt service;

         (3)  payments to any other required escrow funds;

         (4) payment of operating expenses pursuant to the terms of an annual budget approved by the Master Servicer;

         (5) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund;

         (6) principal on the Mortgage Loan until such principal is paid in full; and

         (7)  Excess Interest.

The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (1) through (5) above is referred to herein as "Excess Cash Flow."

         As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date. However, upon the commencement of such period, the borrower may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

         The Class N Certificates will be entitled to all distributions of Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement, including on Distribution Dates on or after that on which the Class Certificate Balance thereof is reduced to zero. Additionally, the holders of 100% of the Class N Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect thereto (with interest thereon). As a condition to such purchase, each such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause either REMIC to fail to qualify as a REMIC under the Tax Code and either (1) an opinion of counsel to the effect that such purchase would not result in a gain taxable as net income from prohibited transactions (imposed by Tax Code Section 860F(a)(1)) or result in the imposition of any other tax on either REMIC or (2) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC.

         Amortization of Principal. ____ of the Mortgage Loans (the "Balloon Loans"), representing approximately ____% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates. Such final payment, together with interest for the one-month period preceding such Balloon Loan's maturity date, is referred to herein as a "Balloon Payment". The remaining Mortgage Loans have amortization terms that match their respective terms to maturity. The weighted average Balloon LTV applicable to the Mortgage Pool is approximately ____%.

         Prepayment Provisions. ____ of the Mortgage Loans, representing approximately _____% of the Initial Pool Balance, provide there are no restrictions on voluntary prepayments during a specified period (generally [two] to [twelve] months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loans. Prior to such specified period, if any, each Mortgage Loan restricts voluntary prepayments in one or more of the following ways:

         (1) Imposing a "Lockout Period" by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan;

         (2) Imposing a "Yield Maintenance Charge" (as described below) in connection with any principal prepayment made during a specified period of time (a "Yield Maintenance Period") after the date of origination of such Mortgage Loan or after a Lockout Period; or

         (3) Imposing "Prepayment Premiums" (fees or premiums generally equal to a fixed percentage of the then outstanding principal balance of such Mortgage Loan) in connection with any principal prepayment made during a specified period of time (a "Prepayment Premium Period") after any Lockout Period and any Yield Maintenance Period.

         _________ of the Mortgage Loans that allow prepayment with either a
Prepayment Premium or Yield Maintenance Charge, representing    % of the Initial
Pool Balance, also give the related borrower the option either to defease the Mortgage Loan (as described below) or to prepay the Mortgage Loan either with payment of an accompanying Yield Maintenance Charge or Prepayment Premium.

         The Mortgage Loans generally require prepayments to be accompanied by a full month's interest, regardless of the date on which they are made.

         Generally, any "Yield Maintenance Charge" will be the greater of (1) a specified Prepayment Premium or (2) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or principal balance due on the Anticipated Repayment Date for an ARD Loan) determined by discounting such payments at the Yield Rate, less the amount prepaid. The "Yield Rate" generally is a per annum rate calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities, for the week ending prior to the date of the prepayment, or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15--Selected Interest Rates is no longer published, the Master Servicer shall select a comparable publication to determine the relevant Yield Rate. [With respect to Mortgage Loan Control #___, representing ____% of the Initial Pool Balance, the Yield Rate is a per annum rate calculated as described above plus a spread.]

         The table in "Summary--Collateral Overview; Loan Details--Prepayment Lockout/Premium Analysis" sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which:

         (1)  a Lockout Period is in effect;

         (2) a prepayment must be accompanied by (a) a Yield Maintenance Charge, (b) a prepayment penalty equal to the greater of a Yield Maintenance Charge or a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (c) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table); or

         (3) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable (designated "Open" on such table).

Annex A attached hereto contains information regarding the Prepayment Premiums applicable to each of the Mortgage Loans.

         Prepayment Premiums and Yield Maintenance Charges are generally not imposed in connection with involuntary prepayments resulting from a Casualty or Condemnation, so long as no event of default then exists. The Prepayment Premiums and Yield Maintenance Charges are payable in connection with prepayments after an event of default but prior to the sale of the Mortgaged Property. Certain Mortgage Loans permit the related borrower to transfer the related Mortgaged Property to a third party without prepaying the related Mortgage Loan if certain conditions are satisfied, including an assumption by the transferee of all of such borrower's obligations in respect of such Mortgage Loan. For more detailed information, you should refer to the section in this prospectus supplement titled "--`Due-on-Encumbrance' and `Due-on-Sale' Provisions."

         You should note that the enforceability of provisions requiring payment of Prepayment Premiums and Yield Maintenance Charges has been challenged in some states, and that the collectability of any Prepayment Premium depends on the creditworthiness of the borrower. For more detailed information, you should refer to the section in this prospectus supplement titled "Certain Yield and Prepayment Considerations" and to the section in the prospectus titled "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions."

         Defeasance. ______ of the Mortgage Loans, representing approximately _____% of the Initial Pool Balance, grant the related borrower the right, after a specified period, to obtain the release of the lien of the related Mortgage on the related Mortgaged Property by substituting for such Mortgaged Property, direct, non-callable obligations of the United States of America. Such securities must, in the aggregate, provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan in amounts equal to or greater than the amounts payable under the related promissory note on each such date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates, including prepayment in full on the related Anticipated Repayment Dates). Conditions to the related borrower's right to a defeasance include delivery of (1) an opinion of counsel stating that the Trust REMICs will not fail to maintain their respective statuses as REMICs as a result of such defeasance and (2) in some cases, written confirmation from the Rating Agencies that such defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings of any outstanding classes of
Certificates. [    of the Mortgage Loans, representing approximately    % of
the Initial Pool Balance, afford the related borrower the option either to prepay (with an accompanying Yield Maintenance Charge) or to exercise the defeasance feature.]

         "Due-on-Encumbrance" and "Due-on-Sale" Provisions. The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without its consent. Certain borrowers are allowed, under certain circumstances, to further encumber the related Mortgaged Property with additional liens. For more detailed information, you should refer to the section in the prospectus titled "Risk Factors--Risks Associated With Other Financing." The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard described in the section in this prospectus supplement titled "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" whether to accelerate payment of a Mortgage Loan upon, or to consent to, any additional encumbrance of the related Mortgaged Property. In certain cases, acceleration may not be waived except upon confirmation from each Rating Agency that such waiver will not result in the downgrade, withdrawal or qualification of its then current rating of any Class of Certificates.

         The Mortgages generally prohibit the borrower from transferring the Mortgaged Property, or allowing a change of ownership of the borrower, without the mortgagee's prior consent. For this purpose, a change in ownership of the borrower is generally defined to include:

         (1) a specified percentage (generally from 10% to 49%) change in the ownership of the borrower, a guarantor of the Mortgage Loan, or the general partner or managing member of the borrower;

         (2) the removal, resignation or change in ownership of, or the transfer or pledge of the partnership or membership interest of, any general partner or managing member of a borrower or a guarantor of the Mortgage Loan;

         (3) with respect to certain of such Mortgage Loans, the removal, resignation or change in ownership of the managing agent of the related Mortgaged Property; or

         (4) the voluntary or involuntary transfer or dilution of the controlling interest in the related borrower held by a specified person.

With respect to certain of such Mortgage Loans, the borrower may be entitled to transfer the Mortgaged Property or allow a change in ownership if certain conditions are satisfied, typically including one or more of the following:

         (1)  no event of default has occurred;

         (2) the proposed transferee meets the mortgagee's customary underwriting criteria;

         (3) the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria;

         (4)  an acceptable assumption agreement is executed; and

         (5) a specified assumption fee (generally between 0.5% and 1.0% of the then outstanding principal balance of the related Mortgage Loan) has been received by the mortgagee.

         Certain of the Mortgages also allow: (1) changes in ownership between existing partners and members; (2) transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities; (3) issuance by the borrower of new partnership or membership interests; (4) certain other changes in ownership for estate planning purpose; or (5) certain other transfers similar in nature to the foregoing.

         In the event of any transfer or change in ownership of the Mortgaged Property which is in direct violation of provisions contained in the Mortgage Loan Documents, such documents generally permit the holder of the Mortgage Loan to accelerate the loan's maturity. For more detailed information, you should refer to the section in the prospectus titled "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions." You should note that the enforceability of due-on-sale and due-on-encumbrance provisions has been challenged in several states.

         Default Provisions. The related Mortgage Loan Documents generally provide that an event of default will exist if:

         (1) the borrower fails to pay any regular installment of principal and/or interest (a) upon the date the same is due, (b) within a specified period (generally five days to 10 days) after the date upon which the same was due, or (c) within a specified period (generally five days to 10 days) following written notice from the mortgagee of such failure;

         (2) the borrower violates prepayment, defeasance, Due-on-Encumbrance or Due-on-Sale provisions;

         (3) the borrower fails to pay taxes or other charges when due, to keep all required insurance policies in full force and effect, to cure any material violations of laws or ordinances affecting the Mortgaged Property or to operate the related Mortgaged Property according to specified standards;

         (4) a mechanic's, materialman's or other lien is imposed against the Mortgaged Property; or

         (5) a bankruptcy, receivership or similar action is instituted against the borrower or the Mortgaged Property.

         Additionally, the related Mortgage Loan Documents may contain other specified events of default, including one or more of the following:

         (1) for multi-family rental properties, the unapproved conversion of the related Mortgaged Property to a condominium or cooperative;

         (2)  defaults under certain other agreements;

         (3) defaults under or unapproved modifications to any related franchise agreement;

         (4) material changes to or defaults under any related management agreement; and

         (5) for health-care related properties, the failure to correct any deficiency that would justify termination of a Medicare or Medicaid contract or a ban on new patients otherwise qualifying for Medicaid or Medicare coverage or the assessment of certain fines or penalties by any state or any Medicare, Medicaid, health, reimbursement or licensing agency.

         Upon an event of default, the Master Servicer or the Special Servicer may take such action as it deems advisable to protect and enforce the rights of the Trustee, on behalf of the Certificateholders, against the related borrower and in and to the related Mortgaged Property, subject to the terms of the related Mortgage Loan. Such action may include acceleration of maturity of the Mortgage Loan or complete or partial foreclosure of the Mortgage Loan.

         Default Interest. All of the Mortgage Loans provide for imposition of a rate of interest higher than the stated interest rate upon the occurrence of an event of default ("Default Interest"). Default Interest is generally calculated as a specified rate above the stated interest rate of such Mortgage Loan, and in some cases may be calculated as a specified rate above a specified base rate (typically a prime rate reported in The Wall Street Journal or published by major money center banks). You should note that the enforceability of Default Interest provisions has been challenged in several states. Also, the collectibility of any Default Interest is dependent on the creditworthiness of the borrower. For more detailed information, you should refer to the section in the prospectus titled "Certain Legal Aspects of the Mortgage Loans --Enforceability of Certain Provisions."

         Hazard, Liability and other Insurance. Each Mortgage Loan requires that the related Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. Such insurance generally includes:

         (1) commercial general liability insurance for bodily injury or death and property damage;

         (2) an "All Risk of Physical Loss" policy or standard extended coverage policy;

         (3) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property (including in each case other than where a Major Tenant is self-insured or has independently procured similar insurance, rental loss insurance and business interruption insurance); and

         (4) where appropriate, boiler and machinery coverage and flood insurance.

         Generally, such insurance must be for an amount equal to (1) the full replacement cost of the Mortgaged Property or (2) the outstanding principal balance of the related Mortgage Loan, whichever is less but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. With respect to some of the Mortgage Loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies.

         The related Mortgage Loan Documents typically provide that in the event of damage to the related Mortgaged Property (a "Casualty"), insurance proceeds in excess of a specified amount will be paid to the mortgagee rather than the borrower. The mortgagee may elect to apply such proceeds to the outstanding indebtedness rather then to restoration of the related Mortgaged Property. However, the mortgagee may be required to apply such proceeds to restoration of the related Mortgaged Property if certain conditions are met.
These conditions typically include one or more of the following:

         (1)  the insurance proceeds payable are less than a specified amount;

         (2) less than a specified percentage of the related Mortgaged Property is destroyed;

         (3) the value of the related Mortgaged Property following such Casualty remains greater than either a specified amount or a specified percentage of the value of the related Mortgaged Property before such Casualty;

         (4) the Casualty affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property;

         (5) such restoration will cost less than a specified amount and such proceeds are sufficient to complete such restoration;

         (6) such restoration can be accomplished within a specified time period;

         (7) the restored Mortgaged Property will adequately secure the related Mortgage Loan;

         (8) income (including rents and insurance proceeds) will be adequate to service the debt during the restoration period; and

         (9)  no event of default then exists.

Certain leases require the borrower or the tenant to rebuild the buildings located upon the related Mortgaged Property in the event of a Casualty, and the related Mortgage Loan Documents permit the application of insurance proceeds to satisfy such requirement.

         Condemnation. Generally the Mortgage Loans provide that all awards payable to the borrower in connection with any taking or exercise of the power of eminent domain with respect to the related Mortgaged Property (a "Condemnation") will be paid directly to the mortgagee. The mortgagee may elect to apply such proceeds to the outstanding indebtedness rather than to the restoration of the related Mortgaged Property. However, the mortgagee may be required to apply such awards to restoration of the related Mortgaged Property if certain conditions are met. These conditions typically include one or more of the following:

         (1)  the award is less than a specified amount;

         (2) the Condemnation affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property;

         (3) restoration will cost less than a specified amount and sufficient funds are available to complete such restoration;

         (4)  restoration can be accomplished within a specified time period;

         (5) income (including the Condemnation award, rentals and insurance proceeds) will be adequate to service the debt during the restoration period;

         (6)  no event of default then exists; and

         (7) such restoration is feasible and the Mortgaged Property will be commercially viable after such restoration.

Certain leases require the borrower or the tenant to restore the related Mortgaged Property in the event of a Condemnation, and the related Mortgage Loan Documents permit the application of Condemnation Proceeds to satisfy such requirement.

         Delinquencies and Modifications. As of the Cut-off Date for each Mortgage Loan, no Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment, and no Mortgage Loan has been modified in any material manner since its origination in connection with any default or threatened default on the part of the related borrower.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

         [Concentration of Mortgage Loans and Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest single Mortgage Loan has a Cut-off Date Principal Balance of $[__________], which represents approximately _____% of the Initial Pool Balance. The ten largest individual Mortgage Loans have Cut-off Date Principal Balances that represent in the aggregate approximately __% of the Initial Pool Balance.]

         Descriptions of the Ten Largest Individual Mortgage Loans. See Annex B attached to this Prospectus Supplement.

         Affiliated Borrowers. ____, _____, and ___ Mortgage Loans, collectively representing approximately ___%, ___% and ___% of the Initial Pool Balance, respectively, were made to [two] or more affiliated entities. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately ___% of the Initial Pool Balance. ________ Mortgage Loans, representing approximately ____% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with other Mortgage Loans made to the same borrower or to an affiliate thereof. ____ Mortgage Loans, representing approximately ____% of the Initial Pool Balance, are cross-defaulted with other Mortgage Loans made to the same borrower or to an affiliate thereof but are not cross-collateralized. "Cross-Collateralized Loans" and "Cross-Defaulted Loans" reduce the risk that the inability of an individual Mortgaged Property to generate net operating income sufficient to pay debt service thereon will result in defaults (and ultimately losses) by making the collateral available to support debt service on, and principal repayment of, the aggregate indebtedness evidenced by the related Cross-Collateralized Loans and by making it easier for a lender to foreclose on performing collateral should the need arise. Annex C contains the Affiliated Borrower Loan Table which sets forth more detailed information regarding Mortgage Loans made to a single borrower or to a single group of affiliated borrowers.

         Geographic Concentration. The Mortgaged Properties are located in _______ states and the U.S. Virgin Islands. The states with the greatest concentration of Mortgage Loans are indicated in the table below. No more than _____% of the Mortgage Loans by Initial Pool Balance are secured by Mortgaged Properties located in any state not indicated below.

------------------------------------------------------------------------------
                                                              PERCENTAGE
                                     NUMBER OF                OF INITIAL
           STATE                   MORTGAGE LOANS            POOL BALANCE
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

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         Environmental Risks. An environmental site assessment ("ESA"), a similar study, an update of a previously conducted Phase 1 ESA, an update based on information contained in an established database, or for loans with an original principal balance of less than $1,000,000, an environmental transaction screen assessment was obtained by the related Mortgage Loan Seller with respect to each of the Mortgaged Properties within 12 months of the respective dates as of which the Mortgage Loans were originated or purchased thereby. Other than as described below, an ESA or such similar study or update has been prepared within the 12 months preceding the Cut-off Date for each Mortgage Property.

         ____ of the Mortgage Loans with original principal balances equal to or greater than $1,000,000, representing approximately ___% of the Initial Pool Balance, were funded only after receipt of a Phase I ESA performed on the Mortgaged Properties less than 12 months before origination of the loan. As of ________, 1999, ___ of the Mortgage Loans with original principal balances equal to greater than $1,000,000, representing approximately ___% of the Initial Pool Balance, have Phase I ESA report dates that are over twelve months old , and consequently, an update to these Phase I ESAs based on information contained in an established database has been ordered and will be received prior to ____________, 1999.

         ____ of the Mortgage Loans with original principal balances less than $1,000,000, representing approximately ____% of the Initial Pool Balance, were funded only after receipt of a Phase I ESA, a similar study, an update of a previously conducted Phase I ESA or an update based upon information contained an established database, performed on the Mortgaged Properties less than 12 months before origination of the loan. As of ____________, 1999, ___ of the Mortgage Loans, representing approximately ___% of the Initial Pool Balance, have report dates that are over twelve months old. Given the relatively small original principal balances of these _____ Mortgage Loans and small percentage of the total Mortgage Pool, no updates have been ordered.

         Other than as described below, the Mortgage Loan Sellers have informed the Depositor that such ESAs, studies or updates did not identify any material adverse environmental conditions or circumstances, except for:

         (1) cases where such conditions or circumstances were investigated further, and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation;

         (2) cases where a qualified environmental consultant recommended an operations and maintenance plan and such plan was obtained or an escrow reserve was established to cover the estimated costs of obtaining such plan;

         (3) cases where soil or groundwater contamination was suspected or identified and either (a) such condition was remediated or abated prior to the Closing Date; (b) a No Further Action letter was obtained from the applicable regulatory authority, or (c) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any further required investigation, testing, monitoring or remediation;

         (4) cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either (a) such condition is not known to have affected the Mortgaged Property or (b) the responsible party has either received a No Further Action letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower; or

         (5) cases in which, for small loans with an original principal balance of less than $1,000,000, the borrower has acknowledged in the Mortgage Loan Documents the existence of such condition and expressly agreed to comply with all federal, state and local statutes or regulations respecting such condition.

         The foregoing information is based upon ESAs, similar studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates.

         The ESAs, studies or updates with respect to certain Mortgaged Properties identified adverse environmental conditions which could be important and require material expenditure. [Describe]

         You should understand that none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, any affiliate of any of the foregoing, any environmental consultants or any other person guarantees the absence of or extent of any environmental condition on the Mortgaged Properties that could result in environmental liability. The ESAs, similar studies and updates are limited in scope. An environmental condition may not be discovered or have its severity revealed thereby. Further, none of the aforementioned persons or entities can give any assurance that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material additional study costs or material remediation expenses, or generate material liabilities, or otherwise put stress on the borrower's cash flow.

         Other Financing. __ of the Mortgage Loans, representing approximately ____% of the Initial Pool Balance, allow the borrower, under circumstances specified in the Mortgage Loan Documents, either to maintain an existing subordinate mortgage encumbering the Mortgaged Property or to grant such a subordinate mortgage in the future. Such Mortgage Loans are identified in Annex
A. The circumstances specified in the Mortgage Loan Documents typically include one or more of the following:

         (1) The senior mortgagee approves the purpose, amount, term and amortization period of the proposed subordinate debt, together with the identity of the subordinate lender and the terms of the subordinate loan document;

         (2) The subordinate mortgage is unconditionally subordinated to the related Mortgage Loan Documents, [and/or] the subordinate lender is prohibited from exercising any remedies against the borrower without the senior mortgagee's consent [and/or] from receiving any payments on such subordinate debt if, for the preceding 12 months, either (a) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio (generally ranging from [1.20 to 1.30]), or (b) the aggregate loan to value ratio for such Mortgage Loan and such subordinate debt is greater than a specified ratio (generally ranging from [70% to 80%]);

         (3)  The subordinate debt is non-recourse;

         (4) The Mortgaged Property is in acceptable economic condition as of the effective date of the subordinate financing, such condition being typically indicated by the following: (a) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is equal to or greater than a specified ratio (generally [1.20]), and/or (b) the aggregate loan to value ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio (generally ranging from [70% to 80%]); and

         (5) The conditions set forth in the Pooling and Servicing Agreement for waiver of Due-on-Encumbrance provisions are met.

         ____ of the Mortgage Loans, representing approximately ____% of the Initial Pool Balance, permit a specific existing or proposed subordinate mortgage without specifying any particular circumstances.

         Zoning Compliance. The related Mortgage Loan Seller received assurances that all of the improvements located upon each respective Mortgaged Property complied in all material respects with applicable Zoning Laws, or that such improvements qualified as permitted nonconforming uses. In some cases, the assurances were limited to a representation or warranty from the related borrower, for breach of which recourse may be had to such borrower.

         Tenant Matters. In connection with __ of the Mortgage Loans, representing approximately ____% of the Initial Pool Balance, a major tenant occupies more than 20% of the net leasable area of the related Mortgaged Property. Many of such major tenants occupy their respective leased premises pursuant to leases that require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. With respect to Mortgage Loans secured by a retail, office or industrial property, the related Mortgage Loan Seller generally obtained an estoppel certificate from each major tenant in which such tenant indicated its intention to continue in the relevant lease and that such tenant was not presently aware of any condition or event that would allow it to terminate such lease prior to the end of the lease term. Generally, major tenants do not have investment-grade credit ratings. Additional information regarding major tenants is set forth in Annex A herein.

         Other Information. The following tables and Annex A set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. Such information was primarily derived from financial statements supplied by the borrowers which, in most cases, are unaudited and were not prepared in accordance with generally accepted accounting principles. "Net Operating Income" and "Cash Flow" do not represent the net operating income and cash flow reflected on the borrowers' financial statements. The differences between "Net Operating Income" and "Cash Flow" determined by the Mortgage Loan Sellers and net operating income and cash flow reflected on the borrowers' financial statements represent the adjustments made by the related Mortgage Loan Seller as described below, to increase the level of consistency between the financial statements provided by the borrowers. However, such adjustments were subjective in nature and were not made in a uniform manner nor in accordance with generally accepted accounting principles. "Underwritten NOI" and "Underwritten Cash Flow" are pro forma numbers prepared by the related Mortgage Loan Seller to reflect their assessment of the market based performance of the related Mortgaged Property. None of the Depositor, the Transferor or the Underwriter has made any attempt to verify the accuracy of the financial statements supplied by the borrowers or the accuracy or appropriateness of the adjustments discussed below to determine "Net Operating Income," "Cash Flow," "Underwritten NOI," and "Underwritten Cash Flow."

         "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" are not substitutes for, or improvements upon, net income as determined in accordance with generally accepted accounting principles as a measure of the results of a Mortgaged Property's operations or for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net income or net cash flow of the Mortgaged Properties, nor are "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" as set forth herein intended to represent such future net income or net cash flow.

         The Mortgage Loan Sellers have had appraisals of the Mortgaged Properties conducted in compliance with the Tax Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. No other person has prepared or obtained a separate appraisal or reappraisal. Another appraiser might arrive at a different opinion of value. Any Appraised Value might differ from the value that would be determined in a current appraisal or the amount that would be realized upon a sale or liquidation of the Mortgaged Property. Accordingly, you should not rely on the Loan-to-Value Ratios set forth herein as necessarily indicative of the true Loan-to-Value Ratios.

         Debt service coverage ratios are used by lenders of loans secured by income producing property to measure the ratio of (1) cash currently generated by a property annually that is available for debt service (that is, cash that remains after payment of operating expenses) to (2) required annual debt service payments. Debt service coverage ratios, however, only measure the current, or recent, ability of a property to service mortgage debt. If a property is not expected to have a stable operating cash flow (because, for instance, it is subject to leases that expire during the loan term and provide for above-market rents, or that are difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, tenant improvements and leasing commissions when expiring leases are replaced. Accordingly, we can give no assurance and make no representation that the Debt Service Coverage Ratios accurately reflect the future ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.

         For purposes of the following tables and Annex A:

         (1) "Net Operating Income" or "NOI" means revenue derived from the use and operation of the Mortgaged Property (primarily rental income) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). NOI generally does not reflect capital expenditures, replacement reserves, interest expense, income taxes and non-cash items such as depreciation or amortization. The Mortgage Loan Sellers have informed the Depositor that they have adjusted items of revenue and expense shown on the borrower's financial statements in order to reflect the historical operating results for a Mortgaged Property on a normalized basis (e.g., adjusting for the payment of two years of real estate taxes in a single year). Revenue was generally adjusted to eliminate security deposits and to eliminate non-recurring items and items not related to the operation of the Mortgaged Property. Expense was generally adjusted to eliminate distributions to owners, items of expense not related to the operation of the Mortgaged Property, non-recurring items, such as capital expenditures, and refunds of security deposits. The Mortgage Loan Sellers have informed the Depositor that they have made the adjustments based upon their review of borrower financial statements, their own experience in originating loans and, in some cases, conversations with borrowers. The adjustments were subjective in nature and were not uniform for each Mortgaged Property. ["96 NOI" and "97 NOI" reflect calendar year operations for 1996 and 1997, respectively. "98 NOI," on the other hand, reflects operations for one of three periods: (a) at least eight months, annualized, (b) the trailing 12 months beginning some month in 1998, or (c) calendar year 1998.]

         (2) "Cash Flow" means the NOI for the related Mortgaged Property decreased by tenant improvements, leasing commissions, capital expenditures and other non-recurring expenditures, as appropriate.

         (3) "Underwritten NOI" means the NOI for the related Mortgaged Property on an annual basis as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the Mortgage Loan Sellers, the nature and types of adjustments made by each of them were generally the same. Revenue generally is calculated as follows. Rental revenue is calculated using the lower of actual or market rental rates, with a vacancy rate equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate. Other revenues, such as parking fees, percentage rents, vending income, etc. are included only if sustainable. Revenues, such as application fees and lease termination fees, are not included. Operating and fixed expenses generally are adjusted to reflect the higher of the Mortgaged Property's average expenses or a mid-range industry norm for expenses on similar properties in similar locations plus the greater of actual management fees or an assumed market rate management fee and a reserve for replacement of capital items.

         (4) "Underwritten Cash Flow" for the related Mortgage Loan Seller means the Underwritten NOI for such Mortgage Loan decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance, based upon its underwriting guidelines, for average annual tenant improvements and leasing commissions. [The related Mortgage Loan Seller] calculation is also decreased by capital expenditures and other expenditures, as appropriate.

         (5) "Appraised Value" means the appraised value of such property as determined by an appraisal made not more than nine months prior to the origination date of the related Mortgage Loan and reviewed by the related Mortgage Loan Seller.

         (6) "Annual Debt Service" means, for any Mortgage Loan, the current annual debt service (including interest allocable to the payment of the related Servicing Fee, Trustee Fee and principal) payable with respect to such Mortgage Loan during the 12-month period commencing on the Cut-off Date (assuming no prepayments occur).

         (7) "Debt Service Coverage Ratio," "Underwritten DSCR" or "DSCR" means, (a) the Underwritten Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

         (8) "Loan-to-Value Ratio," "Appraised LTV" or "LTV" means the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

         (9) "Balloon/ARD LTV" means the Balloon Amount or ARD Amount for such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

         (10) "ARD Amount or ARD Balance" for any ARD Loan is equal to the Scheduled Principal Balance as of the related Anticipated Repayment Date.

         (11) "Balloon Amount" or "Balloon Balance" means the principal amount, if any, due at maturity, taking into account scheduled amortization, assuming no prepayments or defaults.

         (12) "Occupancy Rate" means the percentage of gross leasable area, rooms, units, beds, pads or sites of a Mortgaged Property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the related Mortgage Loan Seller. The "Occupancy Percentage" and "Occupancy Date" for each Mortgage Loan are based upon rent information received by the related Mortgage Loan Seller from the related borrower or mortgage loan originator (if other than the related Mortgage Loan Seller).

         (13) "Remaining Term to Maturity" means the number of Due Dates remaining from the Cut-off Date until the maturity of a mortgage loan (or, for ARD Loans, through the related Anticipated Repayment Dates).

         (14) "Remaining Amortization Term" for any Mortgage Loan is calculated as the original amortization term of the related Mortgaged Loan (based upon such Mortgage Loan's original balance, interest rate and monthly payment, in the case of the ARD Loans, assuming prepayment in full on the related Anticipated Repayment Date) less the number of Due Dates through and including the Cut-off Date.

         (15) The "Year Built" is based on information contained in deed records, appraisals, engineering surveys, architectural papers, title insurance, and/or other insurance policies.

         (16) The "Year Renovated" is based upon information contained in the appraisal of the related Mortgaged Property.

         (17) All calculations of any applicable Lockout Period, Defeasance Lockout Period, Yield Maintenance Period, Prepayment Premium or Yield Maintenance Charge for a Mortgage Loan are based upon such Mortgage Loan's first scheduled payment date.

         (18) For each Mortgage Loan secured by more than one Multifamily Property or by more than one Congregate Care Property, the "Number of Units," "Units/SF," "Appraised Value," "Current Occupancy," "Underwritten NOI" and "Underwritten Cash Flow" is the sum of the respective values for each Mortgaged Property securing such Mortgaged Loan.

         (19) "Weighted Average Maturity" means the weighted average of the Remaining Terms to Maturity of the Mortgage Loans.

         (20) Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.

                                                  COLLATERAL CONTRIBUTORS
                                                  -----------------------
                                                                                                             SCHEDULED
                                                                         WEIGHTED                            PRINCIPAL
                                                     PERCENT OF          AVERAGE           WEIGHTED        BALANCE AS OF
                                   NUMBER OF           INITIAL           INTEREST           AVERAGE         THE CUT-OFF
   COLLATERAL CONTRIBUTORS           LOANS          POOL BALANCE           RATE             DSCR(X)             DATE
   -----------------------           -----          ------------           ----             -------             ----

                                                             %                 %                             $
                                                             %                 %                             $
                                                             %                 %                             $
                                     -----             -------             ----             -------          ---------
TOTAL                                                        %                 %                             $
==========================================================================================================================
                                                       PAYMENT TYPES
                                                       -------------
                                                                                                              SCHEDULED
                                                           WEIGHTED     WEIGHTED    WEIGHTED                  PRINCIPAL
                                             PERCENT OF     AVERAGE     AVERAGE     AVERAGE    WEIGHTED        BALANCE
                                NUMBER OF     INITIAL      INTEREST    REMAINING    ORIGINAL    AVERAGE       AS OF THE
PAYMENT TYPES                     LOANS     POOL BALANCE     RATE        TERM         LTV       DSCR(X)     CUT-OFF DATE
-------------                     -----     ------------     ----        -----        ---       -------     ------------
[AMORT. BALLOON                                     %             %                                         $
FULLY AMORTIZING                                    %             %                                         $
INT. ONLY, THEN AMORT BALL.                         %             %                                         $
INT. ONLY, THEN AMORT.                              %             %                                         $
GRADUATED P&I BALLOON]                              %             %                                         $
                                  -----       --------        ----       -----        ---       -------     ------------
TOTAL                                         100.00%             %                                         $
========================================================================================================================

                                     DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES
                                     -----------------------------------------------

                                             PERCENTAGE OF   WEIGHTED     WEIGHTED                            SCHEDULED
                                               AGGREGATE      AVERAGE     AVERAGE     WEIGHTED                PRINCIPAL
                                 NUMBER OF      CURRENT      MORTGAGE    REMAINING    AVERAGE    WEIGHTED   BALANCE AS OF
           RANGE OF              MORTGAGE      PRINCIPAL     INTEREST     TERM TO     CURRENT     AVERAGE    THE CUT-OFF
  CURRENT PRINCIPAL BALANCES       LOANS        BALANCE        RATE       MATURITY      LTV       DSCR(X)        DATE
  --------------------------       -----        -------        ----       --------      ---       -------        ----
      [255,509 - 499,999                              %            %                                        $
       500,000 - 999,999                              %            %                                        $
     1,000,000 - 1,999,999                            %            %                                        $
     2,000,000 - 2,999,999                            %            %                                        $
     3,000,000 - 3,999,999                            %            %                                        $
     4,000,000 - 4,999,999                            %            %                                        $
     5,000,000 - 5,999,999                            %            %                                        $
     6,000,000 - 6,999,999                            %            %                                        $
     7,000,000 - 7,999,999                            %            %                                        $
     8,000,000 - 8,999,999                            %            %                                        $
     9,000,000 - 9,999,999                            %            %                                        $
    10,000,000 - 11,999,999                           %            %                                        $
    12,000,000 - 13,999,999                           %            %                                        $
    14,000,000 - 16,999,999                           %            %                                        $
      17,000,000 OR MORE]                             %            %                                        $
      ------------------          ------          -----        -----      -------     -------     -------   ------------
             TOTAL                                 100%            %                                        $
===========================================================================================================================
                                                  RANGE OF MORTGAGE RATES
                                                  -----------------------
                                                                                                               SCHEDULED
                                                      WEIGHTED      WEIGHTED      WEIGHTED                     PRINCIPAL
                                      PERCENT OF      AVERAGE        AVERAGE       AVERAGE      WEIGHTED        BALANCE
RANGE OF                 NUMBER OF      INITIAL       INTEREST      REMAINING      CURRENT       AVERAGE       AS OF THE
MORTGAGE RATES             LOANS     POOL BALANCE       RATE          TERM           LTV         DSCR(X)     CUT-OFF DATE
--------------             -----     ------------       ----          -----          ---         -------     ------------
6.0001 - 6.2500%                              %             %                                                $
6.2501 - 6.5000%                              %             %                                                $
6.5001 - 6.7500%                              %             %                                                $
6.7501 - 7.0000%                              %             %                                                $
7.0001 - 7.2500%                              %             %                                                $
7.2501 - 7.5000%                              %             %                                                $
7.5001 - 7.7500%                              %             %                                                $
7.7501 - 8.0000%                              %             %                                                $
8.0001 - 8.2500%                              %             %                                                $
8.2501 - 8.5000%                              %             %                                                $
8.5001 - 8.7500%                              %             %                                                $
8.7501 - 9.0000%                              %             %                                                $
9.0001 - 9.2500%                              %             %                                                $
9.2501 - 9.5000%                              %             %                                                $
10.7501 - 11.0000%]                                         %                                                $
                         -------      ---------     ---------      ----------      ---------    ---------    -------------
TOTAL                                   100.00%             %                                                $
============================================================================================================================

                                       RANGE OF REMAINING TERMS TO MATURITY (MONTHS)
                                       ---------------------------------------------

   REMAINING                                      WEIGHTED        WEIGHTED       WEIGHTED
    TERMS TO                      PERCENT OF       AVERAGE        AVERAGE        AVERAGE        WEIGHTED        CURRENT
    MATURITY       NUMBER OF       INITIAL        INTEREST       REMAINING       CURRENT        AVERAGE        PRINCIPAL
    (MONTHS)         LOANS       POOL BALANCE       RATE            TERM           LTV          DSCR(X)         BALANCE
    --------         -----       ------------       ----            ----           ---          -------         -------
[71 - 90                                  %              %                                                    $
91 - 110                                  %              %                                                    $
111 - 130                                 %              %                                                    $
131 - 150                                 %              %                                                    $
151 - 170                                 %              %                                                    $
171 - 190                                 %              %                                                    $
191 - 210                                 %              %                                                    $
211 - 230                                 %              %                                                    $
231 - 250]                                %              %                                                    $
                   --------         -------        -------        --------      -------       ---------       -----------
TOTAL                               100.00%              %                                                    $
============================================================================================================================
                                                  RANGE OF MATURITY YEARS
                                                  -----------------------
                                                                                                               SCHEDULED
                                                  WEIGHTED        WEIGHTED       WEIGHTED                      PRINCIPAL
                                  PERCENT OF       AVERAGE        AVERAGE        AVERAGE        WEIGHTED     BALANCE AS OF
    MATURITY       NUMBER OF       INITIAL        INTEREST       REMAINING       ORIGINAL       AVERAGE       THE CUT-OFF
      YEAR           LOANS       POOL BALANCE       RATE            TERM           LTV          DSCR(X)          DATE
      ----           -----       ------------       ----            ----           ---          -------          ----
     [2005                                %              %                                                    $
      2006                                %              %                                                    $
      2007                                %              %                                                    $
      2008                                %              %                                                    $
      2009                                %              %                                                    $
      2010                                %              %                                                    $
      2011                                %              %                                                    $
      2012                                %              %                                                    $
      2013                                %              %                                                    $
      2015                                %              %                                                    $
      2016                                %              %                                                    $
      2017                                %              %                                                    $
     2018]                                %              %                                                    $
                   --------         -------        -------      ----------     ----------     ----------     -------------
     TOTAL                          100.00%              %                                                    $
============================================================================================================================

                                          RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS
                                          --------------------------------------
                                                                                                               SCHEDULED
                                                     WEIGHTED      WEIGHTED       WEIGHTED                     PRINCIPAL
                                     PERCENT OF      AVERAGE        AVERAGE       AVERAGE        WEIGHTED       BALANCE
                       NUMBER OF      INITIAL        INTEREST      REMAINING      ORIGINAL       AVERAGE       AS OF THE
ORIGINAL LTV             LOANS      POOL BALANCE       RATE          TERM           LTV          DSCR(X)      CUT-OFF DATE
------------             -----      ------------       ----          ----           ---          -------      ------------
[15.01 - 35.00%                              %              %                                                 $
40.01 - 45.00%                               %              %                                                 $
45.01 - 50.00%                               %              %                                                 $
50.01 - 55.00%                               %              %                                                 $
55.01 - 60.00%                               %              %                                                 $
60.01 - 65.00%                               %              %                                                 $
65.01 - 70.00%                               %              %                                                 $
70.01 - 75.00%                               %              %                                                 $
75.01 - 80.00%                               %              %                                                 $
80.01 - 85.00%                               %              %                                                 $
85.01 - 95.00%                               %              %                                                 $
95.01 - 96.00%]                              %              %                                                 $
                      ---------        -------        -------     ---------     ---------      -----------    -----------
TOTAL                                  100.00%              %                                                 $
============================================================================================================================
                                              RANGE OF LOAN ORIGINATION YEARS
                                              -------------------------------
                                                                                                         SCHEDULED
                                                 WEIGHTED     WEIGHTED    WEIGHTED                       PRINCIPAL
                                   PERCENT OF     AVERAGE     AVERAGE     AVERAGE    WEIGHTED          BALANCE AS OF
                      NUMBER OF     INITIAL      INTEREST    REMAINING    ORIGINAL    AVERAGE           THE CUT-OFF
ORIGINATION YEAR        LOANS     POOL BALANCE     RATE         TERM        LTV       DSCR(X)              DATE
----------------        -----     ------------     ----         ----        ---       -------              ----
[1997                                      %            %                                               $
1998                                       %            %                                               $
1999]                                      %            %                                               $
                        -------      -------      -------     -------     -------     -------           ----------------
TOTAL                                100.00%            %                                               $
============================================================================================================================

                                           RANGE OF DEBT SERVICE COVERAGE RATIOS
                                           -------------------------------------

                                                  WEIGHTED                                                     SCHEDULED
                                                   AVERAGE        WEIGHTED       WEIGHTED                      PRINCIPAL
                                  PERCENT OF      MORTGAGE        AVERAGE        AVERAGE        WEIGHTED     BALANCE AS OF
                   NUMBER OF       INITIAL        INTEREST       REMAINING       ORIGINAL       AVERAGE       THE CUT-OFF
DSCR(X)              LOANS       POOL BALANCE       RATE            TERM           LTV          DSCR(X)          DATE
-------              -----       ------------       ----            ----           ---          -------          ----
[.9 - 1.00                                %              %                                                    $
1.01 - 1.15                               %              %                                                    $
1.16 - 1.20                               %              %                                                    $
1.21 - 1.25                               %              %                                                    $
1.26 - 1.30                               %              %                                                    $
1.31 - 1.35                               %              %                                                    $
1.36 - 1.40                               %              %                                                    $
1.41 - 1.45                               %              %                                                    $
1.46 - 1.50                               %              %                                                    $
1.51 - 1.55                               %              %                                                    $
1.56 - 1.60                               %              %                                                    $
1.61 - 1.65                               %              %                                                    $
1.66 - 1.70                               %              %                                                    $
1.71 - 1.75                               %              %                                                    $
1.76 - 1.80                               %              %                                                    $
1.81 - 1.85                               %              %                                                    $
1.86 - 1.90                               %              %                                                    $
1.91 - 1.95                               %              %                                                    $
1.96 - 2.00                               %              %                                                    $
2.00 - 2.15                               %              %                                                    $
2.16 - 2.50                               %              %                                                    $
2.51 - 3.00]                              %              %                                                    $
                     --------       -------        -------      -----------     --------      -----------     --------------
TOTAL                               100.00%              %                                                    $
============================================================================================================================

                                                      PROPERTY TYPES
                                                      --------------

                                                         WEIGHTED                                               SCHEDULED
                                            PERCENT      AVERAGE      WEIGHTED      WEIGHTED                    PRINCIPAL
                             NUMBER OF    OF INITIAL     MORTGAGE      AVERAGE       AVERAGE      WEIGHTED       BALANCE
                             MORTGAGED       POOL        INTEREST     REMAINING     ORIGINAL      AVERAGE       AS OF THE
PROPERTY TYPE               PROPERTIES      BALANCE        RATE         TERM           LTV        DSCR(X)     CUT-OFF DATE
-------------               ----------      -------        ----         -----          ---        -------     ------------
[ASSISTED LIVING FACILITY                         %             %                                              $
CONGREGATE CARE                                   %             %                                              $
HOSPITALITY                                       %             %                                              $
INDUSTRIAL                                        %             %                                              $
MIXED USE                                         %             %                                              $
MOBILE HOME PARK                                  %             %                                              $
MULTIFAMILY                                       %             %                                              $
NURSING HOME                                      %             %                                              $
OFFICE                                            %             %                                              $
OFFICE/INDUSTRIAL                                 %             %                                              $
RETAIL-ANCHORED                                   %             %                                              $
RETAIL-SHADOW ANCHORED                            %             %                                              $
RETAIL-SINGLE TENANT                              %             %                                              $
RETAIL-UNANCHORED                                 %             %                                              $
SELF-STORAGE                                      %             %                                              $
SPECIAL PURPOSE                                   %             %                                              $
WAREHOUSE]                                        %             %                                              $
                             --------       -------       -------    -----------    ---------   ---------      --------------
TOTAL                                       100.00%             %                                              $
=============================================================================================================================

                                     GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
                                     ---------------------------------------------------
                                                                                                             SCHEDULED
                                                     WEIGHTED       WEIGHTED      WEIGHTED                   PRINCIPAL
                     NUMBER OF      PERCENT OF       AVERAGE        AVERAGE       AVERAGE     WEIGHTED        BALANCE
                     MORTGAGED       INITIAL         MORTGAGE      REMAINING      ORIGINAL     AVERAGE       AS OF THE
STATE                PROPERTIES    POOL BALANCE   INTEREST RATE      TERM           LTV        DSCR(X)      CUT-OFF DATE
-----                ----------    ------------   -------------      -----          ---        -------      ------------
[ALABAMA                                    %               %                                               $
ALASKA                                      %               %                                               $
ARIZONA                                     %               %                                               $
CALIFORNIA                                  %               %                                               $
COLORADO                                    %               %                                               $
CONNECTICUT                                 %               %                                               $
FLORIDA                                     %               %                                               $
GEORGIA                                     %               %                                               $
HAWAII                                      %               %                                               $
IDAHO                                       %               %                                               $
ILLINOIS                                    %               %                                               $
INDIANA                                     %               %                                               $
KANSAS                                      %               %                                               $
KENTUCKY                                    %               %                                               $
LOUISIANA                                   %               %                                               $
MAINE                                       %               %                                               $
MARYLAND                                    %               %                                               $
MASSACHUSETTS                               %               %                                               $
MICHIGAN                                    %               %                                               $
MINNESOTA                                   %               %                                               $
MISSISSIPPI                                 %               %                                               $
MISSOURI                                    %               %                                               $
MONTANA                                     %               %                                               $
NEVADA                                      %               %                                               $
NEW HAMPSHIRE                               %               %                                               $
NEW JERSEY                                  %               %                                               $
NEW YORK                                    %               %                                               $
NORTH DAKOTA                                %               %                                               $
OHIO                                        %               %                                               $
OKLAHOMA                                    %               %                                               $
OREGON                                      %               %                                               $
PENNSYLVANIA                                %               %                                               $
TENNESSEE                                   %               %                                               $
TEXAS                                       %               %                                               $
UTAH                                        %               %                                               $
VERMONT                                     %               %                                               $
VIRGIN ISLANDS                              %               %                                               $
VIRGINIA                                    %               %                                               $
WASHINGTON]                                 %               %                                               $
                      --------        -------         -------     -----------      ---------    --------    ----------------
TOTAL                                 100.00%               %                                               $
============================================================================================================================

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The foregoing description of the Mortgage Pool and the Mortgaged Properties is based upon scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Before we issue the Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if such Mortgage Loans are prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool before we issue the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool, as described in this Prospectus Supplement. Accordingly, the characteristics of the Mortgage Loans constituting the Mortgage Pool at the time we issue the Certificates may vary from those described herein.

         A Current Report on Form 8-K (the "Form 8-K") will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificates. The Form 8-K will be available to the Certificateholders promptly after its filing. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

         Each Mortgage Loan Seller will make certain representations and warranties to the Transferor in the related Underlying Mortgage Loan Purchase Agreement. The Transferor will make substantially similar representations and warranties to the Depositor in the Mortgage Loan Sale Agreement. The sole remedy available to the Trustee or Certificateholders for a Mortgage Loan Seller's failure to cure any breach of such representations and warranties that materially and adversely affect the interest of the Certificateholders in such Mortgage Loan is for the Depositor to cure or repurchase the affected Mortgage Loan within 85 days of receiving notice of such breach or as otherwise provided in the Pooling and Servicing Agreement. The Depositor will assign its rights under the Mortgage Loan Purchase Agreement (and therewith the rights of the Transferor under the Underlying Mortgage Loan Purchase Agreements) to the Trustee for the benefit of the Certificateholders.

         All references in these representations and warranties are to related documents and entities unless otherwise indicated. The representations and warranties are made for each Mortgage Loan as of the date specified in the related Underlying Mortgage Loan Purchase Agreement, and include the following (subject to certain exceptions set forth in such Underlying Mortgage Loan Purchase Agreement):

         (1) Mortgage Loan Characteristics. The information set forth in the mortgage loan schedule is true and complete in all material respects. In the case of the information set forth with respect to each Mortgage Loan under the captions "Physical Occupancy %," "Occupancy As of Date," ["96 NOI," "97 NOI," "98 NOI,"] "Underwritten NOI," "Underwritten Net Cash Flow" and "Underwritten NOI DSCR", however, the Mortgage Loan Seller represents only that such information is an accurate reproduction or derivation, as adjusted in accordance with its customary underwriting practices, of the information provided to it by the related borrower. The Mortgage Loan Seller takes no responsibility for the truth, accuracy or completeness of any such information; provided, however, that the Mortgage Loan Seller has no actual knowledge that such information is incorrect, inaccurate or incomplete following the reasonable and customary investigation performed by the Mortgage Loan Seller in connection with its origination of the Mortgage Loans.

         (2) Loan Origination; Loan Underwriting. The Mortgage Loan was originated by the Mortgage Loan Seller, an affiliate of the Mortgage Loan Seller or an originator approved by the Mortgage Loan Seller, and the Mortgage Loan substantially complied with all of the terms, conditions and requirements of the Mortgage Loan Seller's underwriting standards in effect at the time of the origination or purchase of such Mortgage Loan, subject to such exceptions as are noted in the related Mortgage File and as the Mortgage Loan Seller approved in the exercise of discretion consistent with that of a prudent commercial mortgage lender.

         (3) Domestic Borrower. The related borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States.

         (4) Single-Purpose Entity. Each borrower of a Mortgage Loan in excess of $25 million is an entity which has represented in connection with the origination of the Mortgage Loan, or whose organizational documents provide that so long as the Mortgage Loan is outstanding it will be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other documents in the Mortgage File, has its own books and records separate and apart from any other person and holds itself out as being a legal entity, separate and apart from any other person.

         (5) Delivery of Mortgage Loan Documents. The related Mortgage Loan Seller has or will deliver to the Transferor or its designee, within the time period prescribed by the related Underlying Mortgage Loan Purchase Agreement, each of the documents comprising the Mortgage File for each Mortgage Loan.

         (6) Payment Current. All payments required to be made with respect to the Mortgage Loan under the terms of the related promissory note or Mortgage up to the closing date (including any applicable grace or cure period) specified in the related Underlying Mortgage Loan Purchase Agreement have been made. Within the twelve months proceeding the closing date, there had not been any delinquency in excess of 30 days.

         (7) Equity Participation or Participation Interest. The Mortgage Loan contains no equity participation by the Mortgage Loan Seller and is a whole loan and not a participation interest. Neither the related promissory note nor the Mortgage provides for negative amortization or any contingent or additional participation interest in the cash flow of the Mortgaged Property. The Mortgage Loan Seller has no ownership interest in such Mortgaged Property or in the borrower. Neither the Mortgage Loan Seller nor any affiliate of the Mortgage Loan Seller has any obligation to make any capital contributions to the related borrower under the Mortgage or any other related Mortgage Loan Document.

         (8) Compliance with Applicable Laws. As of its origination, the Mortgage Loan either complied with or was exempt from applicable state or federal laws, regulations and other requirements pertaining to usury. To the best of the Mortgage Loan Seller's knowledge, as of the origination of the Mortgage Loan, the related originator complied in all material respects with the requirements of all other federal, state or local laws applicable to the origination, servicing and collection of the Mortgage Loan, including truth-in-lending laws, real estate settlement procedures, equal credit opportunity and disclosure laws. No governmental or regulatory approval or consent is required for the sale of the Mortgage Loan by the Mortgage Loan Seller, and the Mortgage Loan Seller has full right, power and authority to sell such Mortgage Loan. To the extent necessary to ensure the enforceability and effective transfer of the Mortgage Loan and the related promissory note, the originator and/or the Mortgage Loan Seller each was qualified and appropriately licensed to conduct business in the jurisdiction in which the Mortgaged Property is located at the time it had possession of the related promissory note.

         (9) Proceeds Fully Disbursed. The proceeds of the Mortgage Loan have been fully disbursed. Some of the proceeds may have been disbursed into reserve accounts that are controlled by the Mortgage Loan Seller and have been established as described in Annex A. There is no requirement for future advances under the Mortgage Loan.

         (10) Origination Expenses Paid. The borrower has paid, or has made arrangements to pay, on a timely basis and to the appropriate person all costs, fees and expenses incurred in connection with the origination and closing of the Mortgage Loan, including recording costs and fees.

         (11) Documents Valid. Each of the related promissory note, the Mortgage and any other related mortgage loan document is the legal, valid and binding obligation of the borrower, the related guarantor or other party executing such document and is enforceable in accordance with its terms. Those documents are subject to any non-recourse or partial recourse provisions contained therein and may also be subject to limitations to enforceability arising under bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, general principles of equity, and any applicable anti-deficiency law. There is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note,

              Mortgage or other document. The operation of any of the terms of the promissory note or the Mortgage, or the exercise of any right thereunder, will not render either the Mortgage or the promissory note unenforceable or subject to any valid right of rescission, offset, counterclaim or defense, including the defense of usury. The Mortgage Loan Seller has no knowledge that any such right of rescission, offset, counterclaim or defense has been asserted or is available with respect to the promissory note or the Mortgage. The Mortgage and related promissory note do not require the mortgagee to release any portion of the Mortgaged Property except upon payment in full of the loan or the exercise of a defeasance feature calculation is subject to release at no charge upon satisfaction of certain legal requirements set forth in the related mortgage loan documents]. In the case of certain Mortgaged Properties securing cross-collateralized Mortgage Loans and certain Mortgage Loans secured by multiple Mortgaged Properties, the mortgagee may be required to release a Mortgaged Property upon payment of a portion of the Mortgage Loan, determined as specified in the related mortgage loan documents.

         (12) Assignment of Mortgage: Note Endorsement. The assignment of mortgage is or will be in recordable form and constitutes or will constitute the Mortgage Loan Seller's legal, valid and binding assignment to the Transferor of the Mortgage and any related assignment of leases, rents and profits or assignment of assignment of leases, rents and profits. The Mortgage Loan Seller's endorsement and delivery of the related promissory note to the Transferor in accordance with the terms of the Underlying Mortgage Loan Purchase Agreement constitutes or will constitute a legal, valid and binding assignment to the Transferor of such promissory note, and together with the Mortgage Loan Seller's execution and delivery of such assignment of mortgage to the Transferor legally and validly conveys or will convey all right, title and interest of the Mortgage Loan Seller in such Mortgage Loan to the Transferor.

         (13) First Lien. Based on the related policy of title insurance, the Mortgage is a legal, valid and enforceable first lien on the Mortgaged Property, except the Mortgage securing Mortgage Loan Control # ___, which is a legal, valid and enforceable second lien on the related Mortgaged Property. Such first lien includes all buildings and improvements on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time prior to the closing date of the Mortgage Loan. Such first lien does not include any related personal property. The Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of such Mortgage, except for:

              (a) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

              (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage which do not materially and adversely (A) affect the value of the Mortgaged Property as security for the Mortgage Loan or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes;

              (c) leases and subleases for the Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of the Mortgage, provided that such leases and subleases, if any, are with entities which are not affiliated with the Mortgage Loan Seller; and

              (d) other matters which do not materially and adversely (A) affect the value of the Mortgaged Property as security for the Mortgage Loan, or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of the Mortgaged Property for the intended purposes.

         (14) No Modification, Release or Satisfaction. Except by a written instrument which has been delivered to the Transferor or its designee as part of the Mortgage File:

              (a) neither the Mortgage nor the related promissory note (including any amendments or supplements thereto) has been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded;

              (b) the Mortgaged Property has not been released from the lien of the Mortgage; and

              (c) the borrower has not been released from its obligations under the Mortgage, in whole or in any part, in any manner which would materially interfere with the security intended to be provided by such Mortgage.

         (15) Defeasance. Mortgage Loans that permit defeasance provide that, after the applicable Defeasance Lockout Period, the borrower may obtain the release of the related Mortgaged Property, or a portion thereof, from the lien of the related Mortgage by pledging to the Trustee noncallable U.S. Treasury or other noncallable U.S. government obligations that provide payments on or prior to all successive payment dates to maturity (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates) in the amounts due on such dates and upon the satisfaction of certain other conditions. All Mortgage Loans containing defeasance provisions have a Defeasance Lockout Period of not less than two years after the Closing Date or include other conditions which will ensure that the exercise of a defeasance option will not cause either REMIC to fail to be a REMIC. Some of the Mortgage Loans require that a REMIC opinion be provided as a condition to exercise of any defeasance option, and the Mortgage or other related Mortgage Loan Documents generally require the satisfaction of one or more of the following conditions prior to the defeasance of the related Mortgaged Property:

              (a) the borrower must provide the mortgagee with a prior written notice of not less than 30 days;

              (b) the borrower must pay to the mortgagee or the servicer of the Mortgage Loan, as the case may be, an amount sufficient to purchase the government obligations described above in this
                   (15);

              (c) the borrower must provide a written confirmation from the Rating Agencies indicating that such defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings of any outstanding classes of Certificates;

              (d) the borrower must deliver an officer's certificate to the effect that all of the borrower's obligations with respect to the Mortgage Loan have been satisfied and that the Mortgage Loan is not in default; and

              (e) the borrower must undertake to provide such other documents or information as the mortgagee may reasonably request in connection with such defeasance.

         (16) No Delinquent Taxes or Assessments. The Mortgage Loan Seller knows of no tax or governmental assessment, or installment thereof, which became due prior to the Closing Date and which, if left unpaid, would be, or might become, a lien on the Mortgaged Property having priority over the Mortgage which has become delinquent such that (a) such tax, assessment or installment has commenced to accrue interest or penalties, or (b) the applicable taxing authority may commence proceedings to collect such tax, assessment or installment.

         (17) Escrow or Reserve Deposits. As of the date specified in the Underlying Mortgage Loan Purchase Agreement: (a) the related reserve accounts, if any, contain all escrow deposits and other payments required by the terms of the mortgage loan documents to be held by the Mortgage Loan Seller as of the date specified; and
              (b) the Mortgage Loan Seller has transferred all amounts on deposit in the related reserve account(s) to the Transferor. All escrow deposits required under the promissory note, the Mortgage and any other

              Mortgage Loan Documents that are not being transferred to the Transferor have been applied in accordance with their intended purposes by the mortgage loan originator, Mortgage Loan Seller or its agent.

         (18) No Third Party Advances. The Mortgage Loan Seller has not, directly or indirectly, (a) advanced funds; (b) induced or solicited any payment from a Person other than the borrower; or
              (c) to the Mortgage Loan Seller's knowledge, received payment, from any person other than the borrower, of any amount required under the promissory note or the Mortgage, except for interest accruing from the date of such promissory note or the date of disbursement of the proceeds of such Mortgage Loan, whichever is later, to the date which precedes by 30 days the first Due Date under such promissory note.

         (19) No Condemnation or Damages. To the best of the Mortgage Loan Seller's knowledge, except for partial condemnation proceedings which do not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan, no proceedings for the total or partial condemnation of the Mortgaged Property (a) have occurred since the date of the appraisal relied upon in the origination of the Mortgage Loan or (b) are pending or threatened. To the best of the Mortgage Loan Seller's knowledge, the Mortgaged Property is free of material damage. The Mortgage requires that any related condemnation award be applied either to the restoration of the Mortgaged Property or the payment of the outstanding principal balance of or accrued interest on the Mortgage Loan.

         (20) No Mechanics' Liens. To the knowledge of the Mortgage Loan Seller, the Mortgaged Property (excluding any related personal property) is free and clear of any mechanics' or materialmen's or similar liens. No rights are outstanding that, under law, could give rise to any such liens which are or may be prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the lender's title insurance policy referred to in (24) below.

         (21) Title Survey: Improvements; Separate Tax Parcels. The Mortgage Loan Seller has satisfied the requirements of the title insurance company for deletion from the title insurance policy of the standard general exceptions for encroachments, boundary and other survey matters and, if possible, for easements not shown by the public records. With respect to any of the Mortgaged Properties located in jurisdictions such as the State of Texas in which the exception for easements not shown by the public records could not be deleted, such exception is customarily accepted by prudent commercial mortgage lenders in such jurisdiction.

              Except for encroachments and similar matters which are (a) inconsequential, (b) do not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan, or (c) are insured against by the lender's title insurance policy referred to in (24) below, surveys and/or title insurance obtained at the time of origination indicated that (a) none of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property in the appraisal at the time of the origination of the Mortgage Loan lie outside the boundaries and building restriction lines of the Mortgaged Property, and (b) no improvements on adjoining properties encroach upon the Mortgaged Property.

              Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related title insurance policy described in (24) below.

         (22) Title. The Mortgage Loan Seller has good title to and is the sole owner and beneficial holder of the Mortgage Loan. The Mortgage Loan Seller has full right and authority to sell and assign the Mortgage Loan, is the sole mortgagee or beneficiary of record under the Mortgage and is transferring the Mortgage Loan to the Transferor free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering the Mortgage Loan.

         (23) Compliance with Laws. To the best of the Mortgage Loan Seller's knowledge, based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the borrower at the time of origination of the Mortgage Loan or other information acceptable to the Mortgage Loan Seller at the time of such origination:

              (a) no improvements located on or forming a part of the Mortgaged Property are in violation of any applicable zoning and building laws or ordinances;

              (b) the Mortgaged Property complies with all other laws and regulations pertaining to its use and occupancy excluding Environmental Laws (see (35) and (36) below) and all applicable insurance requirements;

              (c) the borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for such compliance, including certificates of occupancy, if available; and

              (d) the Mortgage Loan Seller has not received notification from any governmental authority that the Mortgaged Property violates such laws or regulations or is being used, operated or occupied unlawfully or that the borrower has failed to obtain such inspections, licenses or certificates, except any violation, unlawfulness or failure (A) which does not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination, (B) which was specifically addressed by the appraiser in the determination of the appraised value, or (C) for which a reserve account held for the related Mortgage Loan Seller has been established in an amount sufficient to pay for the estimated costs to correct such violation.

         (24) Title Insurance. The lien of the Mortgage is or will be insured by an ALTA lender's title insurance policy or another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of the Mortgage Loan after all advances of principal. The policy insures the Mortgage Loan Seller and its successors and assigns that the Mortgage is a valid first lien on the Mortgaged Property, subject only to exceptions described in (13) above. If such a title insurance policy has not yet been issued with respect to the Mortgage Loan, such a policy is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing the Mortgage Loan. The premium for such title insurance policy has been paid in full and such title insurance policy is or will be in full force and effect, and upon endorsement and delivery of the related promissory note to the Transferor and recording of the assignment of mortgage in favor of the Transferor in the applicable real estate records, such title insurance policy will inure to the benefit of the Transferor. Such title insurance policy (a) does not contain the standard general exceptions for encroachments or boundary or other survey matters and for easements not shown by the public records, other than such exceptions as are customarily accepted by prudent commercial mortgage lenders in the related jurisdiction, and (b) only contains such exceptions for encroachments and boundary and other survey matters as are customarily accepted by prudent commercial mortgage lenders. The Mortgage Loan Seller and its agents have not taken, or omit to take, any action that would materially impair the coverage benefits of any such title insurance policy. Neither the Mortgage Loan Seller nor any prior holder of the Mortgage has made any claim under such title insurance policy.

         (25) Insurance Related to Mortgaged Property. All improvements on the Mortgaged Property are insured as follows:

              (a) by a fire and extended perils insurance policy containing a standard mortgagee clause naming the originator or Mortgage Loan Seller and its successors as additional insureds covering full replacement cost in an amount not less than the lesser of (A) the full replacement cost of all improvements to the Mortgaged Property, and (B) the outstanding principal balance of the Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in the insurance policy;

              (b) by an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of the Mortgaged Property;

              (c) by a comprehensive general liability insurance policy in an amount not less than $1 million per occurrence;

              (d) if any material improvement on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, by a flood insurance policy providing coverage in an amount not less than the lesser of (A) the stated principal amount of the promissory note, and (B) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended; and

              (e) by a workers' compensation insurance policy as required by applicable law.

              The insurance premium for each such insurance policy has been paid or escrowed. Each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days prior written notice to the mortgagee except that, in the event of nonpayment of insurance premiums, each such insurance policy provides for termination upon not less than 10 days prior written notice. No such notice has been received by the Mortgage Loan Seller. With respect to each such insurance policy, the Mortgage Loan Seller has received a certificate of insurance or similar document dated within the last 12 months stating that such policy is in full force and effect. The Mortgage Loan Seller has no knowledge of any action, omission, misrepresentation, negligence or fraud which would result in the failure of any such insurance policy. The Mortgage Loan Documents require the related borrower or a tenant of such borrower to maintain each such insurance policy at its expense, but authorizes the mortgagee to maintain any such insurance policy at the borrower's expense upon such borrower's or such tenant's failure to do (subject to any applicable notice or cure period). The related Mortgage and insurance policy require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on the Mortgage Loan.

         (26) UCC Financing Statements. One or more Uniform Commercial Code financing statements have been filed or recorded, or have been sent for filing or recording, wherever necessary to perfect under applicable law a security interest in all furniture, fixtures, equipment and other personal property, including rights under leases and all agreements affecting the use, enjoyment or occupancy of all or any part of the Mortgaged Property, (a) which are collateral under the Mortgage or under a security or similar agreement executed and delivered in connection with the Mortgage Loan, and (b) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law.

         (27) Default, Breach and Acceleration. The Mortgage Loan Seller knows of no default, breach, violation or event of acceleration existing under the Mortgage or the promissory note and no event, other than failure to make payments due but not yet delinquent, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. The Mortgage Loan Seller has no knowledge that the borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

         (28) Customary Provisions. The promissory note and the Mortgage, together with applicable state law, contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security. Such remedies include, but are not limited to, judicial or nonjudicial foreclosure, subject to limitations to enforceability arising under bankruptcy, insolvency, reorganization or other similar laws, by general principles of equity or applicable anti-deficiency laws or statutes.

         (29) Access Routes. Surveys, title insurance reports, the title insurance policy or other relevant documents indicate that at the time of origination of the Mortgage Loan, (a) the related borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal as critical to the appraised value of the Mortgaged Property, and (b) the Mortgaged Property was receiving adequate services from public or private water, sewer and other utilities, none of which are subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

         (30) Mortgage Loans Secured by Ground Lease but Not Fee Interest. If the Mortgage Loan is secured in whole or in part by the related borrower's interest as lessee under a ground lease of all or a portion of the Mortgaged Property and the related fee interest in the portion of the Mortgaged Property covered by the ground lease is not subject or subordinate to the lien of the Mortgage:

              (a) as of the date of the Closing of the Mortgage Loan, the ground lease is in full force and effect, and the ground lease or a memorandum thereof has been duly recorded in the applicable real estate records and, to the knowledge of the Mortgage Loan Seller (A) such ground lease does not prohibit the interest of the related lessee from being encumbered by the Mortgage, or a separate estoppel letter or written agreement permitting such encumbrance has been obtained, and
                   (B) there have been no material changes in the terms of the ground lease except as set forth in written instruments which are part of the Mortgage File;

              (b) except as may be indicated in the title insurance policy, the lessee's leasehold interest in the portion of the Mortgaged Property covered by the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage;

              (c) the lessee's interest in the ground lease may be transferred to the Transferor and its successors and assigns through foreclosure of the Mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another Person by the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor, provided that the ground lease has not been terminated and all amounts owed thereunder have been paid. Alternatively, if any such consent is required, either (A) it has been obtained prior to the date specified in the Underlying Mortgage Loan Purchase Agreement, or (B) it is not to be unreasonably withheld;

              (d) the lessor is required to give notice of any default under the ground lease by the lessee to the mortgagee either under the terms of the ground lease or under the terms of a separate estoppel letter or written agreement;

              (e) the mortgagee is entitled, under the terms of the ground lease or a separate estoppel letter or written agreement, to receive notice of any default by the lessee under the ground lease, and after any such notice is entitled to not less than the time provided to the lessee under the ground lease to cure such default, which is curable during such period before the lessor may terminate the ground lease. All rights of the lessee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

              (f) the currently effective term of the ground lease, excluding any extension or renewal which is not binding on the lessor, extends not less than 10 years beyond the Maturity Date of the Mortgage Loan;

              (g) the ground lease does not impose any restrictions on subletting which the Mortgage Loan Seller considered to be commercially unreasonable at the time of origination or purchase of the Mortgage Loan;

              (h) the Mortgage Loan Seller has not received any notice that (A) the lessor under the ground lease is asserting a default by the lessee or an event of default or (B) any event (other than rental or other payments being due, but not yet delinquent) has occurred which, with the passage of time or the giving of notice would result in a default or an event of default under the terms of the ground lease;

              (i) the lessor has agreed that the ground lease may not be amended, modified, cancelled or terminated without the prior written consent of the Mortgage Loan Seller and that any such action without such consent is not binding upon the mortgagee. The lessor is required to enter into a new ground lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding; and

              (j) under the terms of the ground lease and the Mortgage, any related insurance proceeds or condemnation award for other than a total or substantially total loss or taking will be applied either to the payment of the outstanding principal balance of and accrued interest on the Mortgage Loan or to the repair or restoration of all or part of the Mortgaged Property covered by the ground lease. The mortgagee or a trustee appointed by it will have the right to hold and disburse such proceeds as such repair or restoration progresses, except where the Mortgage Loan provides that the related borrower or its agent may hold and disburse such proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000.

         (31) Deed of Trust. With respect to any Mortgage that is a deed of trust or trust deed, a duly qualified trustee has either been properly designated and currently serves or may be substituted in accordance with applicable law. Except in connection with (a) a trustee's sale after default by the borrower, or (b) the release of the Mortgaged Property following the payment of the Mortgage Loan in full, no fees or expenses are payable by the Mortgage Loan Seller or the Transferor to such trustee.

         (32) Cross-Security. The Mortgaged Property is not collateral or security for the payment or performance of (a) any other obligations owed to the originator or Mortgage Loan Seller other than another Mortgage Loan being sold and assigned by the Mortgage Loan Seller under the Underlying Mortgage Loan Purchase Agreement, or (b) to the Mortgage Loan Seller's knowledge, any other obligations owed to any Person other than the Mortgage Loan Seller. The related promissory note is not secured by any property other than a Mortgaged Property.

         (33) Assignment of Leases, Rents and Profits. Unless the Mortgaged Property is occupied by the borrower, the mortgage loan documents include, either in the mortgage or in a separate document, an assignment of leases, rents and profits or an assignment of assignment of leases, rents and profits. The recording of any assignment of leases, rents and profits incorporated within the Mortgage or set forth in a separate mortgage loan document creates a valid first priority assignment of, or security interest in, the right to receive all payments, if any, due under the leases.

         (34) REMIC.

              (a) The Mortgage Loan is principally secured by an interest in real property and either (A) the fair market value of such real property was at least 80% of the adjusted issue price of the Mortgage Loan on the date of origination or, if such Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Tax Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (B) substantially all of the proceeds of the Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination, was the only security for the Mortgage Loan;

              (b) The Mortgage Loan contains no equity participation by the Mortgage Loan Seller, and neither the promissory note nor the Mortgage provides for any contingent or additional participation interest in the cash flow or proceeds realized on disposition of the Mortgaged Property; and

              (c) the Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G of the Tax Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1.806G-1(a)(3).

         (35) Environmental Site Assessments (ESAs). Subject to the exceptions specified herein under "Description of the Mortgage Pool-Certain Characteristics of the Mortgage Pool-Environmental Risks," the ESAs, screen assessments, studies or updates prepared or obtained in connection with the origination of the Mortgage Loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to the Mortgaged Property, except for:

              (a) those cases where such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation;

              (b) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan;

              (c) those conditions in which soil or groundwater contamination was suspected or identified and either (A) such condition or circumstance was remediated or abated prior to the date of closing of the Mortgage Loan, (B) a "no further action" letter was obtained from the applicable regulatory authority, or (C) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation;

              (d) those cases in which (A) a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, (B) a responsible party has been identified under applicable law, and (C) either such condition is not known to have affected the Mortgaged Property or the responsible party has either received a "no further action" letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower; and

              (e) cases in which, for small loans with an original principal balance of less than $1,000,000, the borrower has acknowledged in the Mortgage Loan Documents the existence of such condition and expressly agreed to comply with all federal, state and local statutes or regulations respecting the such condition.

         (36) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, screen assessments, studies or updates referred to in (35), the Mortgage Loan Seller:

              (a) has not received actual notice from any federal, state or other governmental authority of (A) any failure of the Mortgaged Property to comply with any applicable Environmental Laws, or (B) any known or threatened release of Hazardous Materials on or from the Mortgaged Property in violation of Environmental Laws;

              (b) has not received actual notice from the borrower that, except as set forth in 35(e) above, (A) such borrower has received any such notice from any such governmental authority, (B) the Mortgaged Property fails to comply with Environmental Laws, or (C) such borrower has received actual notice that there is any known or threatened release of Hazardous Materials on or from the Mortgaged Property in violation of Environmental Laws; and

              (c) has no actual knowledge that (A) the Mortgaged Property fails to materially comply with any applicable Environmental Law or
                   (B) there has been any known or threatened release of Hazardous Materials on or from the Mortgaged Property where such release falls outside of exceptions (A) through (E) of
                   (35) above.

         (37) Recourse. The Mortgage Loan Documents contain standard provisions providing for recourse against the borrower or a principal of the borrower for damages sustained in connection with the borrower's fraud, material misrepresentation, misappropriation, willful misconduct or waste (except in the case of ___ of the Mortgage Loans, representing approximately % of the Initial Pool Balance) of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. The Mortgage Loan Documents contain provisions in which the borrower or a principal of the borrower has agreed to indemnify the mortgagee for damages resulting from violations of Environmental Laws.

         (38) Leases. Prior to the origination of the Mortgage Loan, the Mortgage Loan Seller obtained tenant estoppel certificates from all tenants whose leases covered more than 10% (20% if the Mortgage Loan has an original principal balance less than or equal to $2,500,000) of the net leasable area of the Mortgaged Property; and based upon such tenant estoppel certificates, no material defaults with respect to any such lease existed as of the date of the tenant estoppel certificate. The Mortgage Loan Seller has not received any notice of the existence of any default under any such lease or of the existence of any condition which, but for the passage of time or the giving of notice would result in such a default.

         (39) Environmental Compliance. One or more of the mortgage loan documents contains either (a) a representation, warranty or covenant that the borrower will not use, cause or permit to exist on the Mortgaged Property any Hazardous Materials in violation of Environmental Law, or (b) an indemnity with respect to any such violation in favor of the Mortgage Loan Seller.

         (40) Inspection. The Mortgage Loan Seller has inspected or caused an inspection of the Mortgaged Property within the 12 months preceding the date of the Underlying Mortgage Loan Purchase Agreement.

         (41) Subordinate Debt. Except as disclosed in Annex A, the Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the borrower encumbers the Mortgaged Property without the prior written consent of the mortgagee as described above in this prospectus supplement in the section titled "--Certain Characteristics of the Mortgage Pool-Other Financing." Consent may be withheld in the mortgagee's sole discretion.

         (42) Common Ownership. No two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that such common ownership and the ownership structure has been specifically disclosed in Annex A.

         (43) Operating or Financial Statement. The mortgage loan documents require the borrower to furnish to the mortgagee at least annually an operating statement with respect to the Mortgaged Property or, in the case of a borrower-occupied Mortgaged Property, a financial statement with respect to the borrower.

         (44) Litigation. To the knowledge of the Mortgage Loan Seller, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the borrower or the Mortgaged Property which if determined adversely to the borrower would have a material adverse effect on the value of the Mortgaged Property or the borrower's ability to continue to perform its obligations under the Mortgage Loan.

         (45) Assisted Living Loans and Nursing Home Loans. With respect to each Assisted Living Loan and each Nursing Home Loan, the Mortgage Loan Seller represents and warrants that:

              (a) to the knowledge of the Mortgage Loan Seller, each facility operator or manager, the borrower, and the related facility comply with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health;

              (b) each operator, manager, borrower and facility holds, in the name of the borrower, all requisite licenses, permits, regulatory agreements or other approvals necessary or desirable for the use and operation of the facility, and such licenses are in full force and effect, have not been transferred to any location other than the related facility, have not been pledged to secure any debt and are held free from conflicts and restrictions that would materially impair the intended use or operation of the facility;

              (c) to the knowledge of the Mortgage Loan Seller, the facility is in compliance with all requirements for participation in Medicare and Medicaid, is in compliance with all insurance, reimbursement and cost reporting requirements and has a current provider agreement which is in full force and effect;

              (d) to the knowledge of the Mortgage Loan Seller, there is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or nonrenewal affecting the related operator, borrower or Mortgage Loan Seller or any participation or provider agreement, and there is no threatened or pending proceeding or investigation by any governmental agency with respect to the operator, borrower or Mortgage Loan Seller;

              (e) to the knowledge of the Mortgage Loan Seller, no such facility has committed a "Level A" or equivalent violation, no statement of charges or deficiencies has been made or penalty imposed, and no enforcement action has been undertaken by any governmental agency against the facility, operator or Mortgage Loan Seller or any officer, director or stockholder thereof, within the three years preceding the sale of such Mortgage Loan to the Transferor;

              (f) to the knowledge of the Mortgage Loan Seller, there are no current or pending Medicaid, Medicare or third-party payor's program reimbursement audits or appeals pending with respect to the facility;

              (g) to the knowledge of the Mortgage Loan Seller, there are no current or pending Medicaid, Medicare or third-party payor's program recoupment efforts with respect to the facility;

              (h) to the knowledge of the Mortgage Loan Seller, the borrower has not pledged any accounts receivable relating to the operations of the facility as security for any debt; and

              (i) to the knowledge of the Mortgage Loan Seller, any existing management agreement with respect to the operation of the facility is in full force and effect and no party to such agreement has defaulted or evidenced intent to terminate or fail to renew such agreement. Pursuant to the terms of such agreement and the relevant statutes and regulations, in the event such agreement is terminated, the borrower, the Trustee or any other successor manager of the facility need not obtain a certificate of need prior to applying for or receiving a license to operate the facility or receiving payments from Medicare or Medicaid.

         (46) ARD Loans. If the Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that:

              (a) The spread used in calculating its Mortgage Rate will increase by no more than 5% in connection with the passage of its Anticipated Repayment Date;

              (b) its Anticipated Repayment Date is of the term specified in Annex A and Annex B following the origination of the Mortgage Loan;

              (c) if it has not previously done so, the borrower is required to enter into a "lockbox agreement" no later than the Anticipated Repayment Date, whereby all revenue from the Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and

              (d) any cash flow from the Mortgaged Property that is applied to amortize the Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment, be net of budgeted and discretionary (servicer approved) capital expenditures.

         (47) Due-on-Sale. Subject to certain transfer rights allowed in accordance with certain provisions set forth in the Mortgage securing the Mortgage Loan, the Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the mortgagee, the borrower transfers or sells the Mortgaged Property.

         (48) SMMEA Qualification. Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

         Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988, as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, New York, New York 10292, Attention: David Rodgers. Its telephone number is (212) 214-1000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                       PRUDENTIAL SECURITIES CREDIT CORP.

         Prudential Securities Credit Corp. (the "Transferor"), was incorporated in the State of Delaware on May 13, 1988, as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Transferor's principal executive offices are located at One New York Plaza, New York, New York 10292, Attention: ___________. Its telephone number is (212) 214-1000.

                              MORTGAGE LOAN SELLERS

         The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Transferor pursuant to the Mortgage Loan Purchase Agreement. The Transferor will have purchased such Mortgage Loans from the Mortgage Loan Sellers pursuant to the Underlying Mortgage Loan Purchase Agreements.

                              [Provide information]


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of [15] Classes to be designated as the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates. Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates are offered hereby. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

         The Pooling and Servicing Agreement will be included as part of the Form 8-K to be filed with the SEC within 15 days after the Closing Date. For more detailed information regarding the terms of the Pooling and Servicing Agreement and the Certificates, you should refer to the sections in this prospectus supplement titled "The Pooling and Servicing Agreement" and to the section in the prospectus titled "Description of the Certificates" and "Servicing of the Mortgage Loans."

         The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

         (1) the Mortgage Loans, all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date);

         (2)  any REO Property;

         (3) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any account established in connection with REO Properties (an "REO Account");

         (4) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans;

         (5) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreement, including rights with respect to enforcement of repurchase obligations of the Mortgage Loan Sellers in connection with any breaches of representations and warranties concerning the Mortgage Loans pursuant to the Underlying Mortgage Loan Purchase Agreements; and

         (6) all of the related mortgagee's right, title and interest in the Reserve Accounts.

         The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balance of each Class of Certificates will in each case be reduced by amounts actually distributed on such Class that are allocable to principal and by any Realized Losses allocated to such Class. The Class A-EC Certificates are interest only Certificates, have no Certificate Balances and are not entitled to distributions in respect of principal.

DISTRIBUTIONS

         Method, Timing and Amount. Distributions on the Regular Certificates will be made on the ____ day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, commencing on _______________, provided that no such day shall be fewer than four Business Days after the related Determination Date (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made (1) by wire transfer of immediately available funds to the account specified by the related Certificateholder at a bank or other entity having appropriate facilities for such transfer, if such Certificateholder (a) is DTC or its nominee or (b) provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date and is the registered owner of Certificates with an aggregate Certificate Balance or Notional Balance of at least $25,000, or otherwise (2) by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. The "Class A-EC Notional Balance" as of any date is equal to the sum of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

         The aggregate distribution to be made on the Regular Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal of and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer during the related Collection Period, all P&I Advances made in respect of such Distribution Date, and all other amounts required to be placed in the Collection Account by the Master Servicer (including any Appraisal Reduction Excess Collections). "Available Funds" does not include the Following:

         (1) the Trustee Fee payable for the related Collection Period (which amount will be paid to the Trustee prior to any other allocations or distributions on each Distribution Date);

         (2) amounts used to reimburse the Master Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon;

         (3) the Servicing Fee, Special Servicing Fee, Disposition Fee, Workout Fee and other compensation due to the Master Servicer and Special Servicer with respect to each Mortgage Loan;

         (4) all amounts used to pay late fees, late charges and similar fees, "insufficient funds" check charges, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees and similar fees, which the Master Servicer or the Special Servicer, as applicable, is entitled to retain as additional servicing compensation;

         (5) all amounts representing scheduled Monthly Payments due after the Due Date in the related Collection Period (such amounts to be treated as received on the Due Date when due);

         (6) other amounts payable to the Master Servicer or Special Servicer (collectively referred to as "Liquidation Proceeds") in respect of unpaid servicing compensation from:

              (a) amounts received in connection with the sale or liquidation of Specially Serviced Mortgage Loans, by foreclosure, trustee's sale or otherwise;

              (b) amounts (other than Insurance Proceeds) received in connection with the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation ("Condemnation Proceeds"); or

              (c) proceeds of insurance policies to the extent not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the normal servicing procedures of the Master Servicer or the related sub-servicer and the terms and conditions of the related Mortgage and promissory note ("Insurance Proceeds");

         (7) all amounts representing reimbursable expenses of the Master Servicer, the Special Servicer or the Trustee and amounts permitted to be retained by the Master Servicer or the Special Servicer or withdrawn by the Master Servicer from the Collection Account to cover such expenses;

         (8) Prepayment Premiums, Yield Maintenance Charges and Excess Interest received in the related Collection Period, which are to be distributed separately as described herein;

         (9) interest or investment income with respect to funds on deposit in the Collection Account, Reserve Accounts or Advance Payment Account; and

         (10) Default Interest received in the related Collection Period with respect to a Mortgage Loan that is in default with respect to its Balloon Payment.

         "Class Interest Distribution Amount" with respect to any Distribution Date and each class of Certificates other than the Residual Certificates is the amount of interest accrued on the Certificate Balance or Notional Balance of such Class during the related Interest Accrual Period at the applicable Pass-Through Rate.

         Allocations of Appraisal Reductions and Realized Losses on the Distribution Date occurring during any Interest Accrual Period will be deemed to have been made as of the first day of such Interest Accrual Period for purposes of determining any Class Interest Distribution Amount. Notwithstanding the foregoing, the Class Interest Distribution Amount for each Class of Certificates otherwise calculated as described above will be reduced by such Class' pro rata share of any Prepayment Interest Shortfall not offset by Prepayment Interest Surplus (determined pro rata according to each Class Interest Distribution Amount without regard to this sentence).

         "Class Interest Shortfall" for any Class of Certificates on any Distribution Date means the excess, if any, of the amount of interest required to be distributed to the holders of such Class of Certificates on such Distribution Date over the amount of interest actually distributed to such holders. No interest will accrue on unpaid Class Interest Shortfalls.

         The "Collection Period," with respect to a Distribution Date, is the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in ________________, on the day after the Cut-off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

         The "Default Rate," with respect to any Mortgage Loan, is the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

         The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

         The "Monthly Payment" with respect to any Mortgage Loan for any Distribution Date (other than any REO Mortgage Loan) is the scheduled monthly payment of principal and interest, excluding any Balloon Payment, that is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Loan not been discharged (after giving effect to any extension or other modification), determined as set forth in the Pooling and Servicing Agreement.

         The "Net Mortgage Rate" for each Mortgage Loan is the Mortgage Rate for such Mortgage Loan in the absence of a default and exclusive of Excess Interest, minus the related Servicing Fee Rate and the Trustee Fee Rate.

         "Net REO Proceeds," with respect to any REO Property and any related Mortgage Loan, are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan that are not Liquidation Proceeds, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account pursuant to the Pooling and Servicing Agreement.

         The "Pass-Through Rate" for any Class of Regular Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period, and is set forth under "Summary" herein.

         The "Pooled Principal Distribution Amount" for any Distribution Date will be equal to the sum (without duplication) of:

         (1) the principal component of all scheduled Monthly Payments (other than Balloon Payments) that become due on the Mortgage Loans during the related Collection Period regardless of whether received;

         (2) the principal component of all Assumed Scheduled Payments, as applicable, deemed to become due during the related Collection Period with respect to any Balloon Loan that is delinquent in respect of its Balloon Payment regardless of whether received;

         (3) the Scheduled Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or an early termination of the Trust Fund as described under "Early Termination";

         (4) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

         (5) the principal component of any Balloon Payment received during the related Collection Period;

         (6) all Principal Prepayments received in the related Collection Period; and

         (7) all full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and Net REO Proceeds.

         "Prepayment Interest Shortfall" means the amount of interest a borrower is not required to pay or does not pay because of a Principal Prepayment thereby made during any Collection Period relative to the amount of interest that would have accrued on the Mortgage Loan during such Collection Period in the absence of such Principal Prepayment. Prepayment Interest Shortfalls not offset as provided in the following two sentences will be allocated to each Class of Certificates pro rata based on such Class's Class Interest Distribution Amount (without taking into account the amount of Prepayment Interest Shortfalls to such Class on the relevant Distribution Date). Any Prepayment Interest Shortfall with respect to a Distribution Date will be offset first by the amount of any Prepayment Interest Surplus and then up to an amount equal to the aggregate Servicing Fees to which the Master Servicer would otherwise be entitled on such Distribution Date. If the Master Servicer and the Special Servicer are the same person, any remaining Prepayment Interest Shortfall after the application of the prior sentence will be offset by the aggregate Special Servicing Fees, Workout Fees and Disposition Fees to which the Special Servicer would otherwise be entitled on such Distribution Date.

         "Prepayment Interest Surplus" with respect to any Principal Prepayment means the amount by which (a) interest received from the related borrower in respect of such Mortgage Loan during such Collection Period exceeds interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan that would have been due in the absence of such Principal Prepayment. The Master Servicer will be entitled to retain any Prepayment Interest Surplus as additional servicing compensation to the extent not required to offset Prepayment Interest Shortfalls as described in the preceding paragraph.

         "Prepayment Premiums" are payments received on a Mortgage Loan in connection with a Principal Prepayment thereon, calculated as a fixed percentage of the amount of principal to be prepaid.

         "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

         An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

         "Unscheduled Payments" are all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds payable under the Mortgage Loans, the Repurchase Prices of any Mortgage Loans that are repurchased or purchased pursuant to the Pooling and Servicing Agreement and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums, Yield Maintenance Charges and Excess Interest.

         The "Weighted Average Net Mortgage Rate" for any Interest Accrual Period is a per annum rate equal to the weighted average of the amount of interest accrued on the Mortgage Loans at the related Mortgage Rates during the related Interest Accrual Period, weighted on the basis of the Scheduled Principal Balances thereof as of the first day of such Interest Accrual Period.

         On each Distribution Date, holders of each Class of Certificates will receive distributions, up to the amount of Available Funds, in the amounts and in the order of priority (the "Available Funds Allocation") set forth below:

         (1) concurrently, to the Class A-1, Class A-2 and Class A-EC Certificates, pro rata based on their Class Interest Distribution Amounts, up to their Class Interest Distribution Amounts plus any unpaid Class Interest Shortfalls previously allocated to such Class,

         (2) to the Class A-1 and Class A-2 Certificates, in reduction of the Certificate Balances thereof until reduced to zero, the remaining Pooled Principal Distribution Amount for such Distribution Date in sequential order based on their alphabetical class designations;

         (3) to the Class A-1 and Class A-2 Certificates, pro rata, based on the amount of unreimbursed Realized Losses previously allocated thereto, from remaining Available Funds;

         (4) to the Class B Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (5) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (6) to the Class B Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (7) to the Class C Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (8) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (9) to the Class C Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (10) to the Class D Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (11) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (12) to the Class D Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (13) to the Class E Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (14) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (15) to the Class E Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (16) to the Class F Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (17) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (18) to the Class F Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (19) to the Class G Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (20) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (21) to the Class G Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (22) to the Class H Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (23) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (24) to the Class H Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (25) to the Class J Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (26) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (27) to the Class J Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (28) to the Class K Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (29) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class K Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (30) to the Class K Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (31) to the Class L Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (32) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class L Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (33) to the Class L Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (34) to the Class M Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (35) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class M Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (36) to the Class M Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

         (37) to the Class N Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

         (38) after the Certificate Balance of each class with an earlier alphabetical class designation has been reduced to zero, to the Class N Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (39) to the Class N Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class; and

         (40) any remaining funds shall be distributed to the Class R-I Certificates.

         Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items will create a shortfall in Available Funds, which generally will result in a Class Interest Shortfall for the class then outstanding with the latest alphabetical class designation.

         Distributions of Principal After Senior Principal Distribution Cross-Over Date. Notwithstanding the foregoing, on each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and on the final Distribution Date in connection with the termination of the Trust Fund, all distributions of principal to the Class A-1 and A-2 Certificates will be paid to holders of such Classes of Certificates, pro rata based on their outstanding Certificate Balances immediately prior to such Distribution Date, until the Certificate Balance of each such Class is reduced to zero.

         The "Senior Principal Distribution Cross-Over Date" will be the first Distribution Date on which the aggregate Certificate Balance of the Class A-1 and A-2 Certificates (before any distributions are made) exceeds the sum of (a) the aggregate Scheduled Principal Balance of all Mortgage Loans on such Distribution Date and (b) the portion of the Available Funds that will remain after the required distributions of interest to be made to such classes on such Distribution Date.

         Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges collected during any Collection Period will be allocated as between the Class A-EC Certificates and all other eligible Classes based on the Base Interest Fraction. The product of the Base Interest Fraction and the aggregate amount of such Yield Maintenance Charges will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date. The product of

(a) the amount of principal distributed to each Class (other than the Class A-EC Certificates) as a percentage of the principal distributed to all such Classes multiplied by (b) the Base Interest Fraction and multiplied by (c) the amount of Yield Maintenance Charges allocated to such Classes will be distributed to each such Class. The remainder of such Yield Maintenance Charges will be distributed to the Class A-EC Certificates.

         ____________ percent of the Prepayment Premiums collected during any Collection Period will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each such Class as a percentage of the amount of principal distributed to all such classes. The remainder of such Prepayment Premiums will be allocated to the Class A-EC Certificates.

         The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Certificates is a fraction
(a) whose numerator is the amount, if any, by which (1) the Pass-Through Rate on such Class of Certificates exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (1) Mortgage Rate on such Mortgage Loan exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of (a) the Mortgage Rate on such Mortgage Loan and (b) the related Pass-Through Rate, then the Base Interest Fraction shall equal zero.

         No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-EC Certificates. For a more detailed description of Prepayment Premiums and Yield Maintenance Charges, you should refer to the section in this prospectus supplement titled "Description of the Mortgage Pool--Certain Terms and Provisions of the Mortgage Loans--Prepayment Provisions" and to the section in the prospectus titled "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions."

         Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

         Default Interest with Respect to Balloon Payments. Default Interest received with respect to a Mortgage Loan that is in default with respect to its Balloon Payment will be distributed on such Distribution Date to the holders of the Class of Certificates that is entitled to distributions of principal on such Distribution Date; provided that if more than one Class of Certificates is entitled to distributions of principal on such Distribution Date, the amount of such Default Interest will be allocated among such Classes pro rata, based on their respective Certificate Balances immediately prior to such Distribution Date.

         Realized Losses. Realized Losses on Mortgage Loans included in the Mortgage Pool will be allocated to the outstanding class of Certificates with the latest alphabetical class designation (other than the Residual Certificates and Class A-EC Certificates) in reverse sequential order, until the Certificate Balance thereof is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, Realized Losses will be allocated among the Class A-1 and Class A-2 Certificates on a pro rata basis. Realized Losses allocated to any class of Certificates other than the Residual Certificates will reduce the Class A-EC Notional Balance.

         As referred to herein, the "Realized Loss" with respect to any Distribution Date will mean the amount, if any, by which (1) the aggregate Certificate Balance after giving effect to distributions made on such Distribution Date, exceeds (2) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto.

         Available Funds will be reduced by the aggregate amount of any indemnification payments made from amounts comprising assets of the Trust Fund to any person under the Pooling and Servicing Agreement. Such reduction of amounts otherwise distributable to a Class shall be allocated first in respect of interest and second in respect of principal but shall not be reimbursable and so shall not create Class Interest Shortfalls and shall not constitute Realized Losses. For more detailed information, you should refer to the section in the prospectus titled "Servicing of the Mortgage Loans-Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

         The "Scheduled Principal Balance" of any Mortgage Loan as of any Due Date will be the principal balance of such Mortgage Loan as of such Due Date, after giving effect to (1) any Principal Prepayments, prepayments that do not include prepayment premiums or other unscheduled recoveries of principal and any Balloon Payments received during the related Collection Period and (2) any payment in respect of principal due on or before such Due Date (excluding Balloon Payments, but including the principal portion of any Assumed Scheduled Payment), irrespective of any delinquency in payment by the borrower. The Scheduled Principal Balance of any REO Mortgage Loan as of any Due Date is equal to the principal balance thereof outstanding on the date that the related Mortgaged Property became an REO Property minus any Net REO Proceeds allocated to principal and minus the principal component of Monthly Payments due thereon on or before such Due Date. With respect to any Mortgage Loan, from and after the date on which the Master Servicer makes a determination that it has recovered all amounts that it reasonably expects to be finally recoverable (a "Final Recovery Determination"), the Scheduled Principal Balance thereof will be zero.

SCHEDULED FINAL DISTRIBUTION DATE

         The "Scheduled Final Distribution Date" with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

          CLASS                   SCHEDULED FINAL DISTRIBUTION DATE
          -----                   ---------------------------------

          Class A-1

          Class A-2

          Class B

          Class C

          Class D

          Class E


         The Scheduled Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for any class of Certificates may be later, and could be substantially later, than the related Scheduled Final Distribution Date.

         In addition, the Scheduled Final Distribution Dates set forth above were calculated assuming no prepayments (involuntary or voluntary), no exercise of defeasance options, no Early Termination, no defaults, no condemnations, no modifications, no extensions and payment in full of ARD Loans on the related Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for any class of Certificates may be earlier, and could be substantially earlier, than the related scheduled Final Distribution Date.


ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATES

         The Residual Certificates will remain outstanding for as long as the Trust Fund exists. Holders of the Residual Certificates are not entitled to regular or scheduled distributions in respect of principal, interest, Prepayment Premiums, Yield

Maintenance Charges or Excess Interest. Holders of the Residual Certificates are not expected to receive any distributions until after the Certificate Balances of all other Classes of Certificates have been reduced to zero, and then will receive distributions only to the extent of any Available Funds remaining on any Distribution Date and any remaining assets of the REMICs.

EARLY TERMINATION

         The holder of the Class R-I Certificates representing greater than a 50% Percentage Interest of the Class R-I Certificates, and, if such holder does not exercise this option, the Master Servicer and, if the Master Servicer does not exercise this option, the Depositor, will have the option to purchase all of the Mortgage Loans and all property remaining in the Trust Fund on any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans remaining in the Trust fund is less than 1% of the Initial Pool Balance. Any such purchase would effect an early termination of the Trust Fund and early retirement of the outstanding Certificates. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of:

         (1) the sum of (a) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any Advances previously made on account of principal); (b) the fair market value of all other property included in the Trust Fund as of the last day of such preceding months, as determined by an independent appraiser no more than 30 days prior to the last day of such month; (c) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any REO Mortgage Loan) at the Mortgage Rate to the last day of such month (less any Advances previously made on account of interest); and (d) unreimbursed Advances with interest thereon at the Advance Rate, unpaid servicing compensation and unpaid Trust Fund expenses; or

         (2) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser no more than 30 days prior to the last day of such month together with one month's interest thereon at the related Mortgage Rate, plus disposition expenses.

         Under the circumstances described under "Description of the Mortgage Pool-Certain Terms and Conditions of the Mortgage Loans-Excess Interest," the holders of 100% of the Class N Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect thereto (with interest thereon). The exercise of this option may accelerate repayment of certain Certificates, but is not expected to result in repayment of all Classes on the same Distribution Date.

DELIVERY, FORM AND DENOMINATION

         Book-Entry Certificates. No Person acquiring an Offered Certificate other than a Class A-EC Certificate (a "Book-Entry Certificate") will be entitled to receive a physical certificate, except under the limited circumstances described below. Absent such circumstances, the Book-Entry Certificates will be registered in the name of a nominee of DTC and beneficial interests therein will be held by investors ("Beneficial Owners") through the book-entry facilities of DTC, as described herein, in denominations of $25,000 initial Certificate Balance or Notional Balance and integral multiples of $1.00 in excess thereof. One certificate of each such Class may be issued that represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance of such Class. The Depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates.

         No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a definitive Certificate (a "Definitive Certificate") representing such person's interest in the Book-Entry Certificates except as set forth below. Unless and until Definitive Certificates are issued to Beneficial Owners in respect of the Book-Entry Certificates under the limited circumstances described herein, all references to actions taken by Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to Beneficial Owners in accordance with

DTC procedures. DTC may discontinue providing its services as securities depository with respect to the Book-Entry Certificates at any time by giving reasonable notice to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to such Certificates.

         The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic computerized book-entry charges in Participants' accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations and certain other organizations. The Rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Certificates except in the event that use of the book-entry system for the Book-Entry Certificates is discontinued. Neither the Certificate Registrar nor the Trustee will have any responsibility to monitor or restrict the transfer of ownership interests in Book-Entry Certificates through the book-entry facilities of DTC.

         To facilitate subsequent transfers, all Book-Entry Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not be recognized as Certificateholders, as such term is used in the Pooling and Servicing Agreement, by the Trustee or any paying agent (each, a "Paying Agent") appointed by the Trustee. Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to lack of a definitive Certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee or a Paying Agent on behalf of the Trustee to Cede & Co., as nominee for DTC.

         Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on that record date (identified in a listing attached to the Omnibus Proxy). DTC may take conflicting actions with respect to Percentage Interests or Voting Rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such Percentage Interests or Voting Rights authorize divergent action.

         Neither the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any Paying Agent will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-Entry Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such Book-Entry Certificates may be impaired.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy thereof.

         Physical Certificates. Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (1) (a) the Depositor advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to any Class of the Book-Entry Certificates and (b) the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, advises the Trustee and Certificate Registrar that it elects to terminate the book-entry system through DTC with respect to any Class of the Book-Entry Certificates.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar will be required to notify all affected Beneficial Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the affected Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the Book-Entry Certificates as Definitive Certificates to the Beneficial Owners. Upon the issuance of Definitive Certificates for purposes of representing ownership of the Certificates originally issued as Book-Entry Certificates, the registered holders of such Definitive Certificates will be recognized as Certificateholders under the Pooling and Servicing Agreement and, accordingly, will be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar in accordance with the terms of the Pooling and Servicing Agreement.

REGISTRATION AND TRANSFER

         The holder of any Definitive Certificate may transfer or exchange the same in whole or part (subject to the minimum authorized denomination) at the corporate trust office of the certificate registrar appointed pursuant to the Pooling and Servicing Agreement (the "Certificate Registrar") or at the office of any transfer agent. In exchange for any Definitive Certificate properly presented for transfer or exchange with all necessary accompanying documentation, the Certificate Registrar will, within five Business Days of such request if made at the corporate trust office of the Certificate Registrar, or within ten Business Days if made at the office of another transfer agent, execute and deliver to the transferee or holder the transferred or exchange Definitive Certificate or Definitive Certificates.

         No fee or service charge will be imposed by the Certificate Registrar for any registration of transfer or exchange referred to above. The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with any such transfer.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General. The yield on any Regular Certificate will depend on (1) the price at which such Certificate is purchased by an investor and (2) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Regular Certificate will in turn depend on, among other things:

         (1) the rate and timing of principal payments (including voluntary and involuntary prepayments) and the extent to which such amounts are to be applied in reduction of the Certificate Balance (or Notional Balance) of the Class of Certificates to which such Certificate belongs;

         (2) the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance (or Notional Balance) of any Class of Certificates;

         (3) with respect to any class of Certificates (other than the Class A-1, Class A-2, class B and Class C Certificates), the Weighted Average Net Mortgage Rate as in effect from time to time; and

         (4) disproportionate principal payments (whether resulting from differences in amortization schedules, prepayments or otherwise) on Mortgage Loans having Net Mortgage Rates that are higher or lower than the current Weighted Average Net Mortgage Rate will affect the yield on the Class A-EC Certificates.

         Rate and Timing of Principal Payments. The yield to holders of Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. The Pooled Principal Distribution Amount for each Distribution Date generally will be distributable in its entirety to each Class of Regular Certificates, sequentially in order of Class designation, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments made in reduction of the Certificate Balance of the Regular Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans.

         Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans and, accordingly, on the Certificates, while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the Subordinate Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the Special Servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a Balloon Payment. For more information, you should refer to the sections in this prospectus supplement titled "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" and to the section in the prospectus titled "Certain Legal Aspects of the Mortgage Loans-Foreclosure."

         The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the terms of the Mortgage Loans (for example, the provisions requiring the payment of Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments or include an Anticipated Repayment Date), prevailing interest rates, the market value of the Mortgaged Properties, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located, the general supply and demand for such facilities (and their uses) in such areas, the quality of management of Mortgaged Properties, the servicing of the Mortgage Loans, federal and state tax laws (which are subject to change) and other opportunities for investment.

         The rate of prepayment on the Mortgage Pool is likely to be affected by the amount of any required Yield Maintenance Charges and Prepayment Premiums and the borrowers' ability to refinance their related Mortgaged Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required Yield Maintenance Charges and Prepayment Premium, a borrower may have an increased incentive to refinance its Mortgage Loan. Under such circumstances a borrower may refinance to "lock in" a fixed rate or a lower rate or to take advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied). Also, a borrower may refinance its Mortgage Loan to "cash out" (that is, to take advantage of an increase in the market value of the Mortgaged Property).

         In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Changes in federal, state and local tax laws or deferral programs may also impact the refinance opportunities. Also, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. Under the circumstances described under "Description of the Mortgage Pool-Certain Terms and Conditions of the Mortgage Loans-Excess Interest," the holders of 100% of the Class N Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance, plus accrued and unpaid interest, and unreimbursed Advances made with respect thereto, plus accrued and unpaid interest on such advances. The exercise of this option may accelerate repayment of certain Certificates, but is not expected to result in repayment of all Classes on the same Distribution Date.

         If the markets for commercial and multifamily real estate should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans exceed the value of the respective Mortgaged Properties, a borrower under a non-recourse loan may have a decreased incentive to fund operating cash flow deficits. As a result, actual losses may be higher than those originally anticipated by investors.

         Neither the Depositor, the Transferor, the Mortgage Loan Sellers nor the Trustee, or any affiliate of any of them, makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on particular Mortgage Loans or as to the relative importance of such factors. None of them makes any representation as to the percentage of the principal balance of the Mortgage Loans that will be prepaid at all or at any time or as to whether a default will occur as of any date.

         The extent to which the yield to maturity of any Class of Regular Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Regular Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. An investor should consider, in the case of any Certificate purchased at a premium (or the Class A-EC Certificates, which have no Certificate Balances), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the Certificate Balance or Notional Balance of any Regular Certificate purchased at a discount or premium the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.

         A Mortgage Loan as to which an Appraisal Reduction Event occurs may generate collections at the same rate it had prior to such Appraisal Reduction Event. Under such circumstances, available Funds will include the principal portion of any Appraisal Reduction actually collected and the portion of the interest payments actually collected that is equal to interest accrued on unreversed Appraisal Reductions allocated to an outstanding Class at the related Pass-Through Rate (the sum of any such amounts, the "Appraisal Reduction Excess Collections"). Such amounts will be distributable to the more senior outstanding Classes of Certificates, which therefore will receive collections in respect of interest or principal at an increased rate. There can be no assurance that a subsequent appraisal will reverse an Appraisal Reduction in whole or in part, that the related borrower will thereafter make payments at any particular rate or that Realized Losses will be reimbursed to any Class.

         Balloon Payments/ARD Loan Payments. ___of the Mortgage Loans representing approximately ____% of the Initial Pool Balance, are Balloon Loans that will have substantial payments (that is, Balloon Payments) due at their stated maturities, unless previously prepaid. ________________ ___ of the Mortgage Loans, representing approximately ____% of the Initial Pool Balance, are ARD Loans. The ability of the borrowers to pay the Balloon Payments at the maturity of the Balloon Loans or to prepay an ARD Loan in full on the related Anticipated Repayment Dates may depend on their ability to sell or refinance the Mortgaged Properties, which, in turn, will depend on a number of factors described above many of which are beyond the control of such borrowers. The Certificates are subject to the risk of default by the borrowers in making the required Balloon Payments or prepayments of ARD Loans on their Anticipated Repayment Dates. If any borrower is unable to make the applicable Balloon Payment when due or to prepay an ARD Loan on the Anticipated Repayment Date, the weighted average lives of the Certificates are likely to be longer than expected.

         Losses and Shortfalls. The yield to holders of the Regular Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Shortfalls in Available Funds resulting from shortfalls in collections of amounts payable on the Mortgage Loans (to the extent not advanced) or additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary Trust Fund expenses or other similar items will generally be borne as described above under "Description of the Certificates."

         Pass-Through Rate. The Pass-Through Rates on the Certificates other than the Class D and E Certificates, are related to the Weighted Average Net Mortgage Rate. Therefore, a decrease in the Net Mortgage Rate for any Mortgage Loan (e.g., as a result of a modification) will result in the Certificates accruing interest at a rate higher than the Net Mortgage Rate for the Mortgage Pool and there will not be sufficient cash flow to make all interest payments due on each of such Classes. Any such interest shortfall would affect such Certificates in reverse sequential order commencing with the Class N Certificates.

         The Weighted Average Net Mortgage Rate will fluctuate over the lives of the Certificates as a result of scheduled amortization, voluntary prepayments, Appraisal Reductions and liquidations of Mortgage Loans. If principal payments, including voluntary and involuntary Principal Prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on the Mortgage Pool as a whole, the Pass-Through Rates applicable to the Certificates (other than the Class A-1, Class A-2, Class B and Class C Certificates) will be adversely affected. Accordingly, the yield on each such Class of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans.

         Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the _____ day of the month following the month in which interest accrued on the Certificates, the effective yield to the holders of the Regular Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rate and purchase prices (assuming such prices did not account for such delay).

WEIGHTED AVERAGE LIFE

         Weighted average life of a Certificate refers to the average amount of time that will elapse from the Closing Date to the date of distribution to the investor of each dollar distributed in reduction of Principal Balance or Notional Balance of such security. The weighted average life of each class of Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid.

         Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock out Period, if any, or during such Mortgage Loan's Yield Maintenance Period, if any, or during such Mortgage Loan's Defeasance Lockout Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

         The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool as described under "Description of the Mortgage Pool" herein and the performance thereof. The tables assume, among other things, that:

         (1) as of the Closing Date the Mortgage Loans (except as set forth herein) provide for a Monthly Payment of principal and interest that would fully amortize the remaining principal balance of such Mortgage Loan using the Monthly Payments set forth in Annex A hereto, commencing on ________________ (including Balloon Payments on the maturity dates set forth in Annex A);

         (2) neither the Depositor, the Transferor nor the related Mortgage Loan Seller will repurchase any Mortgage Loan, and none of the Master Servicer, the Special Servicer, the Depositor or the holders of the Class R-I Certificates will exercise its option to purchase Mortgage Loans and thereby cause a termination of the Trust Fund;

         (3)  there are no delinquencies or Realized Losses;

         (4)  no Prepayment Premiums are paid;

         (5)  there are no Appraisal Reduction Amounts;

         (6) payments on the Certificates will be made on the 15th day of each month, commencing in ________________ (notwithstanding that any such day is not a Business Day or is fewer than four Business Days after the related Determination Date);

         (7) there are no ongoing Trust Fund expenses payable out of the Trust Fund other than Servicing Fees;

         (8)  the Regular Certificates will be purchased on the Closing Date;

         (9)  no defaults occur with respect to any of the Mortgage Loans;

         (10) all of the Mortgage Loans accrue interest based upon a 360 day year composed of twelve 30 day months;

         (11) all Mortgage Loans have a maturity date on the first day of a month; and

         (12) each ARD Loan is paid in full on its Anticipated Repayment Date notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium.

         The actual performance of the Mortgage Loans will differ from the assumptions used in calculating the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Any difference between such assumptions and the actual performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average lives of the classes of Certificates.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of Certificates, and set forth the percentages of the initial Certificate Balance or Notional Balance of each class Certificates that would be outstanding after each of the Distribution Dates shown based on different prepayment speed assumptions. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans. The weighted average life of each Class is determined by (1) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (1).

                                                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                                                              (OR NOTIONAL BALANCE)
                                                    OUTSTANDING FOR EACH DESIGNATED SCENARIO

DISTRIBUTION DATE                           CLASS [ ]                                                CLASS [ ]
                                       PREPAYMENT SPEED(1)                                      PREPAYMENT SPEED(2)
                      -----------------------------------------------------      ---------------------------------------------------
                      0.00%    3.00%     5.00%    7.00%    10.00%    15.00%      0.00%    3.00%    5.00%    7.00%    10.00%   15.00%
                      -----    -----     -----    -----    ------    ------      -----    -----    -----    -----    ------   ------








(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                      MASTER SERVICER AND SPECIAL SERVICER

                              [Provide description]

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated on or about ____________ (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

         Upon written request, the Depositor will provide to a prospective or actual holder of a Certificate a copy (without exhibits) of the Pooling and Servicing Agreement without charge. Requests should be addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rogers, at telephone number (212) 214-1000.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or before the Closing Date, the Depositor will assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or before the Closing Date, the Depositor will deliver to the Trustee the following set of documents for each Mortgage Loan (the "Trustee Mortgage File") (with a copy to the Master Servicer):

         (1) the original promissory note for such Mortgage Loan, endorsed by the applicable Mortgage Loan Seller in blank in the following
              form: "Pay to the order of       , without recourse," which the
              Master Servicer or its designee is authorized to complete and which promissory note and all endorsements thereof shall show a complete chain of endorsement from the originator of such Mortgage Loan to the applicable Mortgage Loan Seller, then to the Transferor and then to the Depositor;

         (2) (a) the original recorded Mortgage for such Mortgage Loan or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, (b) the related original recorded Assignment of Mortgage to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, and (c) the related original Assignment of Mortgage executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located;

         (3) if the security agreement for such Mortgage Loan is separate from the related Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause (2) above, the original assignment of such security agreement to the applicable Mortgage Loan Seller or a counterpart thereof and the original assignment of such security agreement executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete;

         (4) a copy of each Form UCC-1 financing statement, if any, filed with respect to personal property and fixtures constituting a part of the Mortgaged Property for such Mortgage Loan, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed;

         (5) the original Loan Agreement for such Mortgage Loan, if any, or a counterpart thereof;

         (6) the original lender's title insurance policy (or the original pro forma title insurance policy) for such Mortgage Loan, together with any endorsements thereto;

         (7) if any Assignment of Leases, Rents and Profits for such Mortgage Loan is separate from the related Mortgage, (a) the original recorded Assignment of Leases, Rents and Profits or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, (b) the related original recorded reassignment of such instrument, if any, to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, and (c) the related original reassignment of such instrument, if any, executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located. Any such reassignments may also be included in a related Assignment of Mortgage and need not be a separate instrument;

         (8) copies of the ESAs or similar studies or reports on the Mortgaged Property for such Mortgage Loan prepared in connection with the origination of such Mortgage Loan;

         (9) if any related assignment of contracts is separate from the related Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (2) above, the related original reassignment of such instrument to the applicable

              Mortgage Loan Seller or a counterpart thereof and the related original reassignment of such instrument executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete;

         (10) with respect to any Reserve Accounts for such Mortgage Loan, a copy of any separate agreement relating thereto between the related borrower and the originator;

         (11) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, original guarantees for such Mortgage Loan or the original letter of credit, if any, for such Mortgage Loan, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for such Mortgage Loan the possession by a secured party of which is necessary to the secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

         (12) with respect to any Reserve Accounts for such Mortgage Loan, a copy of the UCC-1 financing statements, if any, submitted for filing relating to the applicable Mortgage Loan Seller's security interest in such Reserve Accounts and all funds contained therein, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed; and

         (13) copies of any and all amendments, modifications, supplements and waivers related to any of the foregoing.

         If the Depositor cannot deliver any original or certified recorded document described above on the Closing Date, the Depositor will use its best efforts to deliver (or cause to be delivered) such original or certified recorded documents within 45 days from the Closing Date (subject to delays attributable to the failure of the appropriate recording office to return such documents, in which case the Depositor will deliver (or cause to be delivered) such documents promptly upon receipt thereof). The Trustee is obligated to review the Trustee Mortgage File for each Mortgage Loan within 90 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

         The Master Servicer will hold all remaining Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan (collectively, the "Master Servicer Mortgage File" and together with the Trustee Mortgage File, the "Mortgage File") in trust for the benefit of the Trustee on behalf of Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or that come into the possession of the Master Servicer will immediately vest in the Trustee, in trust for the benefit of Certificateholders.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

         The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the Certificateholders and the Trust Fund, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans. To the extent consistent with the foregoing and except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer is required to service and administer the Mortgage Loans (1) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for itself and other third-party portfolios, giving due consideration to the customary and usual standards of practice used by prudent institutional commercial mortgage loan servicers of loans comparable to the Mortgage Loans, or (2) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans that it owns, whichever standard of care is higher, and taking into account its other obligations under the Pooling and Servicing Agreement and with the purpose of maximizing the estimated net present value of each Mortgage Loan, but without regard to:

         (1) any other relationship that the Master Servicer, the Special Servicer, any sub-servicer, the Depositor, the Trustee, or any affiliate of any of them may have with the borrowers or any affiliate of such borrowers;

         (2) the ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate of either;

         (3) the Master Servicer's or the Trustee's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans;

         (4) the Master Servicer's, the Special Servicer's or any sub-servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or for any particular transaction;

         (5) the ownership, servicing or management for others by the Master Servicer, the Special Servicer or any sub-servicer of any other mortgage loans or property; or

         (6) any obligation of the Master Servicer to pay any indemnity with respect to any repurchase obligation.

         Each of the Master Servicer and the Special Servicer is permitted, at its own expense, to employ sub-servicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement. In each such instance, neither the Master Servicer nor the Special Servicer will be relieved of any of its obligations under the Pooling and Servicing Agreement and each will be responsible for the acts and omissions of any such sub-servicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer nor the Special Servicer, nor any of their directors, officers, employees or agents, will have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer, the Special Servicer or such other person from:

         (1) any liability resulting from a breach of any of the Master Servicer's or the Special Servicer's respective representations or warranties in the Pooling and Servicing Agreement;

         (2) any specific liability imposed on the Master Servicer or the Special Servicer for a breach of the servicing standards set forth in the Pooling and Servicing Agreement; or

         (3) any liability by reason of the Master Servicer's or the Special Servicer's willful misfeasance, bad faith, fraud or negligence in the performance of its duties under the Pooling and Servicing Agreement or its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans and to follow collection procedures as are consistent with the servicing standards under the Pooling and Servicing Agreement. Consistent with the above, the Master Servicer or the Special Servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to any ARD Loan, the Pooling and Servicing Agreement prohibits the Master Servicer and the Special Servicer from taking any enforcement action (other than requests for collections) for payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment for such ARD Loan before (1) any acceleration of the maturity of such ARD Loan based on a default other than the non-payment of Excess Interest or principal in excess of the principal component of the related Scheduled Monthly Payment for such ARD Loan or (2) the final maturity date of such ARD Loan.

ADVANCES

         Subject to the limitations described below, the Master Servicer will be obligated to advance (each such amount, a "P&I Advance"), on the Business Day preceding each Distribution Date (the "Remittance Date"), an amount equal to the total or any portion of the Monthly Payment on any Mortgage Loan that was delinquent as of the close of business on the Business Day preceding such Remittance Date or, in the event of a default in the payment of a Balloon Payment, the Assumed Scheduled Payment for the related Balloon Loan, unless the Master Servicer determines that any such advance would be a Nonrecoverable Advance and delivers to the Trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability.

         For any Distribution Date, the amount required to be advanced for a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction minus any Appraisal Reduction Amount for such Mortgage Loan for such Distribution Date.

         In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") (a) to pay certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquisition of title to, or management of, REO Properties, or the sale of defaulted Mortgage Loans or REO Properties, (b) to pay delinquent real estate taxes, assessments and hazard insurance premiums and (c) to cover other similar costs and expenses necessary to protect and preserve the security of the related Mortgage. None of the Master Servicer, the Special Servicer or the Trustee, as applicable, shall be obligated to advance from its own funds any amounts required to cure any failure of any Mortgaged Property to comply with any applicable environmental law or to contain, clean up or remedy any environmental condition present at any Mortgaged Property, and such expense shall be an expense of the Trust Fund.

         If the Trustee becomes the successor Master Servicer, the Trustee, as successor Master Servicer acting in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, will be required to make the Advances subject to its determination of recoverability. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. For more detailed information, you should refer to the section below in this prospectus supplement titled "--The Trustee."

         The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity and not to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required to make any Advance that it determines (possibly based on, among other things, an updated Appraisal), in its good faith business judgment, will not be recoverable out of related late payments, Insurance Proceeds, Liquidation Proceeds and certain other collections with respect to the Mortgage Loan as to which such Advance was made. To the extent that any borrower is not obligated under its Mortgage Loan Documents to pay or reimburse any portion of any related outstanding Advances as a result of a modification of such Mortgage Loan by the Special Servicer that forgives loan payments or other amounts that the Master Servicer or the Trustee previously advanced, and the Master Servicer or the Trustee determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable. In addition, if the Master Servicer or the Trustee, as applicable, determines that any Advance previously made will not be recoverable from the foregoing sources, then the Master Servicer or the Trustee, as applicable, will be reimbursed for such Advance, plus interest thereon, out of amounts on deposit in the Collection Account before any distributions are made on the Certificates. Any such determination must be evidenced by an officer's certificate delivered to the Trustee (or, in the case of the Trustee, to the Depositor) setting forth such determination of nonrecoverability and the procedure and considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination. Such officer's certificate must include a copy of the Updated Appraisal or any other information or reports obtained by the Master Servicer or the Trustee, as applicable, such as property operating statements, rent rolls, property inspection reports, engineering reports and other documentation which may support the determination as set forth in such certificate.

         The Master Servicer or the Trustee, as applicable, will be reimbursed for any Advance it has made from (1) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made or

(2) upon determining that such Advance is not recoverable in the manner described in the preceding paragraph, from any other amounts from time to time on deposit in the Collection Account.

         Except as set forth above with respect to Advances made during payment grace periods, the Master Servicer or the Trustee, as applicable, will be entitled to receive interest at a rate equal to the prime rate published in The Wall Street Journal, or if The Wall Street Journal is no longer published, The New York Times (the "Advance Rate"), on its outstanding Advances. The Master Servicer or the Trustee, as applicable, will be authorized to pay itself such interest from general collections on all of the Mortgage Loans before any payments are made to holders of Certificates. If the interest on such Advance is not offset by the Default Interest, a shortfall will result which generally will result in a Class Interest Shortfall for the most Subordinate Class then outstanding.

APPRAISAL REDUCTIONS

         After an Appraisal Reduction Event has occurred for a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" for a Mortgage Loan will occur at the earliest of:

         (1) the third anniversary of the date on which the first extension of the maturity date of such Mortgage Loan became effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension did not decrease the aggregate amount of Monthly Payments on the Mortgage Loan;

         (2)  120 days after an uncured delinquency occurs for such Mortgage
              Loan;

         (3) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer;

         (4)  60 days after a receiver has been appointed;

         (5) 60 days after the related borrower of such Mortgage Loan declares bankruptcy or is the subject of an involuntary bankruptcy proceeding; or

         (6) immediately after such Mortgage Loan becomes an REO Mortgage Loan; provided, however, that an Appraisal Reduction Event will not occur at any time when the aggregate Certificate Balances of all Classes of Certificates other than the Senior Certificates have been reduced to zero.

         The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (1) the outstanding Scheduled Principal Balance of such Mortgage Loan over (2) the excess of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more appraisals, if such Mortgage Loan has an outstanding Scheduled Principal Balance equal to or in excess of $2,000,000, conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA (the costs of which will be paid by the Master Servicer as a Property Advance) or (B) by either an appraisal conducted as described in the preceding clause (A) or an internal valuation performed by the Special Servicer, if such Mortgage Loan has an outstanding Scheduled Principal Balance less than $2,000,000 over (b) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances (and interest thereon) in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee. If an appraisal is to be obtained as described above, the Special Servicer must obtain such appraisal within 60 days of the occurrence of the related Appraisal Reduction Event (and not more than 120 days thereafter, including within such 120-day period the passage of any time period set forth in the definition of Appraisal Reduction Event). If such appraisal is not obtained by such date or if, for any Mortgage Loan with an outstanding Scheduled Principal Balance of $1,000,000 or less, the Special Servicer elects not to obtain an appraisal, the Appraisal Reduction for the related Mortgage Loan will be 35% of the outstanding

Scheduled Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such appraisal, the Special Servicer will be required to calculate and report to the Master Servicer, and the Master Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal.

         As a result of calculating an Appraisal Reduction for a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificateholders. The "Appraisal Reduction Amount" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of (1) one-twelfth of the Pass-Through Rate for each Class of Certificates to which an Appraisal Reduction is allocated and (2) the Appraisal Reduction for such Mortgage Loan. Appraisal Reductions will be allocated to the Subordinate Certificates in reverse sequential order of the Classes for purposes of determining Voting Rights. For more detailed information, you should refer to the sections in this prospectus supplement titled "--Realization Upon Mortgage Loans" and "--Voting Rights."

         With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days before each anniversary of such Appraisal Reduction Event, unless the outstanding Scheduled Principal Balance of such Mortgage Loan is $1,000,000 or less, to order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the Master Servicer as a Property Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the Special Servicer will redetermine and report to the Master Servicer and the Trustee the amount of the Appraisal Reduction for such Mortgage Loan, and such redetermined Appraisal Reduction will replace the prior Appraisal Reduction for such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation for a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal for the related Mortgaged Property during the 12-month period before the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction for such Mortgage Loan.

ACCOUNTS

         Collection Account. The Master Servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it will be required to deposit, within two Business Days of receipt, the following payments and collections received or made by it on or with respect to the Mortgage Loans:

         (1) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans;

         (2) all payments on account of interest and Default Interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums;

         (3) any amounts required to be deposited by the Master Servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and in connection with Prepayment Interest Shortfalls;

         (4) (a) all Net REO Proceeds transferred from an REO Account, (b) all amounts transferred from lockbox accounts in respect of ARD Loans and payable to the Certificateholders and (c) all Condemnation Proceeds, Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property;

         (5) any amounts received from borrowers that represent recoveries of Property Advances or Appraisal Reduction Excess Collections; and

         (6) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan as described under the sections in this prospectus supplement titled "Description of the Mortgage Pool--Representations and Warranties; Repurchase," "The Pooling and Servicing Agreement-Realization Upon Mortgage Loans" and "Description of the Certificates--Early Termination."

         The foregoing requirements for deposits in the Collection Account will be exclusive, and any payments in the nature of late payment charges, late fees, "insufficient funds" check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer. To the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, will be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits into the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account.

         Distribution Account. The Trustee will establish and maintain a segregated account or accounts (the "Distribution Account") in its name in trust for the benefit of the holders of Certificates. For each Distribution Date, the Master Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account on or before the Remittance Date, the aggregate amount of Pooled Available Funds as required by the Pooling and Servicing Agreement, plus (1) any Prepayment Premiums, Yield Maintenance Charges, Excess Interest and Appraisal Reduction Excess Collections received by the Master Servicer during the related Collection Period, (2) any Default Interest received with respect to any Mortgage Loan that is in default with respect to its Balloon Payment, and (3) amounts payable to the Trustee as compensation for its services (including, but not limited to, the Trustee Fee). To the extent not included in Available Funds, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the related Remittance Date. For more detailed information, you should refer to the section in this propectus supplement titled "Description of the Certificates--Distributions."

         The Collection Account and the Distribution Account will be held in the name of the Trustee (or, in the case of the Collection Account, the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates, and the Trustee (and, in the case of the Collection Account, the Master Servicer) will be authorized to make withdrawals therefrom. Each of the Collection Account and the Distribution Account will be either (1) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company the short term unsecured debt obligations of which are rated [at least P-1 by Moody's and at least "A-1+" by Fitch] or, if deposits are to be held therein for 30 or more days, the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated [at least A22 by Moody's and at least BBB by Fitch] or (2) a segregated trust account or accounts maintained with a federally or state chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b), or as to which the Trustee has been informed in writing by each Rating Agency that the maintenance of such account will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates (an "Eligible Bank"). Amounts on deposit in the Collection Account and certain other accounts may be invested in certain United States government securities and other investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). For a listing of Permitted Investments, you should refer to the section in the prospectus titled "Description of the Certificates--Accounts."

WITHDRAWALS FROM THE COLLECTION ACCOUNT

         The Master Servicer may make withdrawals from the Collection Account for the following purposes:

         (1) to remit on or before each Remittance Date to the Distribution Account an amount equal to Available Funds and any Prepayment Premiums, Yield Maintenance Charges, Excess Interest and Appraisal Reduction Excess Collections for the related Distribution Date;

         (2) to pay or reimburse the Master Servicer or the Trustee, as applicable, for Advances made by it and interest on such Advances, but the Master Servicer's right to reimburse itself will be limited as described above in the section in this prospectus supplement titled "--Advances";

         (3) to (a) pay on or before each Remittance Date to the Master Servicer and the Special Servicer the fee portion of the servicing compensation for the related Distribution Date (provided that the Servicing Fees must be paid from interest received on the related Mortgage Loan), (b) pay from time to time to the Master Servicer any interest or investment income earned on funds deposited in the Collection Account, (c) pay to the Master Servicer as additional servicing compensation any Prepayment Interest Surplus received in the preceding Collection Period, and (d) pay to the Master Servicer or the Special Servicer, as applicable, any other amounts constituting additional servicing compensation;

         (4) to pay on or before each Distribution Date to the Depositor, the Transferor, the related Mortgage Loan Seller or other purchaser of each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and after the date as of which the price of such purchase or repurchase was determined;

         (5) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay to the Master Servicer, the Special Servicer, the Trustee and/or the Depositor, as applicable, for certain other unreimbursed expenses incurred by or on behalf of such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any other payment or reimbursement obligations of the Trust Fund under the Pooling and Servicing Agreement;

         (6) to pay to the Trustee amounts payable as compensation, including, but not limited to, the Trustee Fee, and amounts requested by the Trustee to pay taxes on certain net income with respect to REO Properties (provided that the Trustee will also have the right to withdraw such amounts for such applications);

         (7) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

         (8) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

         The Master Servicer or the Special Servicer, as applicable, will be obligated to enforce the Trustee's rights under the "due-on-sale" clause in the related Mortgage Loan Documents to accelerate the maturity of the related Mortgage Loan, unless (1) such provision is not enforceable under applicable law, (2) such enforcement is reasonably likely to result in meritorious legal action by the related borrower, or (3) the Master Servicer or the Special Servicer, as applicable, acting in accordance with the servicing standards described herein, determines that such enforcement is not in the best interests of the Trust Fund. However, if the Scheduled Principal Balance of any Mortgage Loan or a group of Mortgage Loans (1) made to a single borrower or affiliated borrowers or (2) that is secured by any group of cross-collateralized Mortgaged Properties equals or exceeds 5% of the Pool Balance, the Master Servicer or the Special Servicer, as applicable, will not be permitted to refrain from enforcing the Trustee's rights under the "due-on-sale" clause in such Mortgage Loan or a group of Mortgage Loans without obtaining a confirmation from each Rating Agency that such forbearance will not result in the reduction, modification or withdrawal of its then current rating of any Class of Certificates.

         If (1) applicable law prohibits the enforcement of a "due-on-sale" clause, (2) the Master Servicer or the Special Servicer is otherwise prohibited from taking such action, or (3) the Master Servicer or the Special Servicer has determined that such enforcement is not in the best interests of the Trust Fund as described in the preceding paragraph (the confirmation of rating described therein has been obtained), then the Mortgage Loan in question may be assumed by a third person. As a result, (1) the original borrower may be released from liability for the unpaid principal balance of such Mortgage Loan and interest thereon at the applicable Mortgage Rate during the remaining term of such Mortgage Loan, (2) the Master Servicer may accept payments in respect of such Mortgage Loan from the new owner of the related Mortgaged Property, and (3) the Master Servicer or the Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser whereby the new owner of the related Mortgaged Property will be substituted as the borrower and the original borrower will be released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the Master Servicer or the Special Servicer, as applicable, as a condition to its approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan. In the event a Mortgage Loan is assumed as described in the preceding sentence, the Trustee, the Master Servicer and the Special Servicer will not permit any modification of such Mortgage Loan other than as described below in the section in this prospectus supplement titled "--Amendments, Modifications and Waivers." The Master Servicer or the Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any assumption fees paid by the original borrower or the new owner in connection with such assumption. For more information, you should refer to the section in the prospectus titled "Certain Legal Aspects of the Mortgage Loans-Enforceability of Certain Provisions-Due-on-Sale Provisions." A new owner of the related Mortgaged Property may be substituted, or a junior or senior lien may be allowed on the related Mortgaged Property, without the consent of the Master Servicer, the Special Servicer or the Trustee in a bankruptcy proceeding involving the Mortgaged Property.

         If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms (1) provides that such Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property, then, for so long as the related Mortgage Loan is included in the Trust Fund, and such borrower creates any such lien or other encumbrance, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, will enforce such provision. As a result, the Master Servicer or the Special Servicer, as applicable, will (1) accelerate the payments due on such Mortgage Loan or (2) withhold its consent to the creation of any such lien or other encumbrance, as applicable. However, the Master Servicer or the Special Servicer, as applicable, will not enforce such provision if, acting in accordance with the applicable servicing standards, it determines that such enforcement would not be in the best interests of the Trust Fund and it is able to obtain the confirmation of each Rating Agency that such Rating Agency will not downgrade, withdraw or qualify its then current rating of any Class of Certificates as a result of such forbearance from enforcement.

         A "due-on-sale" or "due-on-encumbrance" clause may, under certain circumstances, be unenforceable against a borrower that is a debtor in a case under the Bankruptcy Code. In addition, notwithstanding the foregoing, the Master Servicer or the Special Servicer, as applicable, may elect to refrain from enforcing any "due-on-encumbrance" provision relating to any junior or senior lien on a Mortgaged Property imposed in any bankruptcy proceeding involving such Mortgaged Property.

INSPECTIONS; APPRAISALS

         The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans or REO Properties) is required, at its own expense, to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but will in any event:
(1) inspect each Mortgaged Property at least once every 12 months (or 24 months for any Mortgage Loan with a principal balance of less then $2,000,000), with the first such inspection to be completed on or before ____________, unless each of the Rating Agencies has confirmed in writing that a longer period between inspections (which may not exceed 24 months) will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates; and (2) inspect the related Mortgaged Property as soon as practicable after the Master Servicer or the Special Servicer, as applicable, has received any Financial and Lease Reporting Fees for any Mortgage Loan (unless such property has been inspected by the Master Servicer or the Special Servicer during the preceding 120-day period). In addition, if any Monthly Payment on any Mortgage Loan becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related promissory note or Mortgage), the Special Servicer will inspect each related Mortgaged Property at its own expense as soon as practicable thereafter.

REALIZATION UPON MORTGAGE LOANS

         If a Mortgage Loan has defaulted or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property.

GENERAL STANDARDS FOR CONDUCT IN FORECLOSING OR SELLING DEFAULTED LOANS

         Any costs and expenses incurred in any foreclosure or similar proceedings will be advanced by the Master Servicer as a Property Advance, unless the Master Servicer determines that such Advance would constitute a Nonrecoverable Advance.

         If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the jurisdiction in which the subject Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower or any other liable party if (1) the laws of the jurisdiction do not permit such a deficiency judgment after a non-judicial foreclosure or (2) the Special Servicer determines, in its best judgment, that the likely recovery resulting from a deficiency judgment will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officer's certificate delivered to the Trustee.

         The Special Servicer, on behalf of the Trust Fund, is prohibited from obtaining title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtaining title to any direct or indirect partnership interest or other equity interest in any borrower pledged pursuant to a pledge agreement and thereby become the beneficial owner of a Mortgaged Property, and otherwise acquiring possession of, or taking any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, in accordance with the servicing standards set forth in the Pooling and Servicing Agreement and based on an updated ESA prepared within the past twelve months by a person independent of the Special Servicer who regularly conducts environmental assessments, that:

         (1) such Mortgaged Property is in compliance with applicable environmental laws in all material respects or, if such Mortgaged Property is found not to be in compliance after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

         (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could reasonably be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could reasonably be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property.

         In the event that the environmental assessment last obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws in all material respects or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer will cause such further environmental tests as the Special Servicer deems prudent to protect the interests of Certificateholders to be conducted by a person independent of the Special Servicer who regularly conducts such tests. Any such tests will be deemed part of the ESA obtained by the Special Servicer for these purposes.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee (which may not be the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property is sold by the Trust Fund and will be reduced by Net REO Proceeds allocated to the principal.

         If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer must administer such Mortgaged Property in such manner so that it qualifies at all times as "foreclosure property" within the meaning of Tax Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that, within 90 days of the Trust Fund's acquisition of such Mortgaged Property, the Special Servicer contract with an Independent Contractor (as defined in the Pooling and Servicing Agreement) for the management and operation of such Mortgaged Property, unless the Special Servicer provides the Trustee with an opinion of counsel that the operation and management of the Mortgaged Property other than through an independent contractor will not cause such Mortgaged Property to fail to qualify as "foreclosure property." Such opinion will be obtained at an expense of the Trust Fund.

         The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standards set forth in the Pooling and Servicing Agreement, that such a sale would be in the best economic interests of the Trust Fund. In any event, the Special Servicer will offer to sell each REO Property so that the sale of such REO Property will occur within the period specified in the Pooling and Servicing Agreement. For any such sale of a Specially Serviced Mortgaged Loan or a REO Property, the Special Servicer will give the Trustee at least 10 Business Days' prior written notice of its intention to sell. The Special Servicer will accept an offer from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is not an Interested Person, or is determined to be such a price by the Trustee (which may be based upon updated independent appraisals received by the Trustee or the Special Servicer, as applicable), if the highest offeror is an Interested Person; provided, however, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair price. "Interested Person" means the Depositor, the Master Servicer, the Special Servicer, the Trustee, any borrower or property manager of a Mortgaged Property, an independent contractor engaged by the Special Servicer to manage or operate an REO Property or any known affiliate of any of the foregoing. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may offer to purchase any Specially Serviced Mortgage Loan or any REO Property. In addition, the Special Servicer may accept an offer that is not the highest offer if it determines, in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or other terms offered by the prospective buyer making the lower offer are more favorable).

         The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan within 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The Special Servicer will deliver each Asset Status Report to the Master Servicer and the Rating Agencies. The Special Servicer will be required to implement the courses of action detailed in such report in a commercially reasonable manner. However, the Special Servicer will not be required to take or refrain from taking any action that would cause it to violate applicable law, the Pooling and Servicing Agreement (including the servicing standards set forth therein) or the REMIC Provisions.

         After a default in the payment of a Balloon Payment, the Special Servicer may, acting in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, grant any number of successive extensions of up to 12 months (or the period from the beginning of the first of such extension, if shorter) on the defaulted Mortgage Loan. However, the Special Servicer may not grant any extension that (1) permits the related borrower to make payments of only interest for a period of longer than 12 months in the aggregate, or (2) extends the maturity date of the related Mortgage Loan beyond the Scheduled Final Distribution Date for the Class N Certificates or the date that is 10 years before the expiration of any related ground lease with respect to the Mortgaged Property securing such Mortgage Loan without the written consent of each Rating Agency.

AMENDMENTS, MODIFICATIONS AND WAIVERS

         Neither the Master Servicer nor the Special Servicer may amend, modify, waive or otherwise consent to the change of the stated maturity date of any Mortgage Loan, the payment of principal of or interest (including Default Interest) on any Mortgage Loan, or any other term of any Mortgage Loan, unless
(1) such amendment, modification, waiver or consent is not a "significant modification" under Section 1001 of the Tax Code, (2) to the extent such amendment, modification, waiver or consent would constitute a "significant modification" under Section 1001 of the Tax Code, such modification is occasioned by a default or a reasonably foreseeable default on such Mortgage Loan, or (3) the Master Servicer or the Special Servicer shall have received an Opinion of Counsel (at the Trust Fund's expense) that such amendment, modification or waiver would not cause an imposition of a tax under the REMIC Provisions or cause a loss of the REMIC status.

THE TRUSTEE

         ___________________________. will act as the Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at _____________________.

         The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. Upon such notice of the Trustee's resignation, the Master Servicer will appoint a successor trustee. If no successor trustee is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

         The Depositor or the Master Servicer may remove the Trustee if, among other things, (1) the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, (2) the Trustee at any time becomes incapable of acting, (3) the Trustee is adjudged bankrupt or insolvent, (4) a receiver of the Trustee or its property is appointed, or (5) any public officer takes charge or control of the Trustee or its property. The holders of Certificates representing a majority of the aggregate Voting Rights may remove the Trustee upon written notice to the Master Servicer, the Special Servicer, the Depositor and the Trustee. No resignation or removal of the Trustee or appointment of a successor trustee will become effective until the acceptance of the appointment by the successor trustee.

         The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates (but only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are "unanticipated expenses incurred by the REMIC" under Treasury Regulations Section 1.860G-1(b)(s)(ii)) other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee and those for which such indemnified persons are indemnified by the Master Servicer or the Special Servicer as described in the last sentence of this paragraph. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Master Servicer and the Special Servicer will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any losses, liabilities, damages, claims and expenses resulting from the willful misconduct, fraud, bad faith and/or negligence in the performance of the Master Servicer's or the Special Servicer's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of the Master Servicer's or the Special Servicer's respective obligations and duties under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

         The Trustee, the Master Servicer and the Special Servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or this Prospectus Supplement or the validity, enforceability or sufficiency of the Mortgage Loans or related documents. The Trustee will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or any funds deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than with respect to any funds held by the Trustee.

         If no Event of Default has occurred of which the Trustee has actual knowledge or, after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports and other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine only whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

         If the Master Servicer fails to make any required Advance, the Trustee, as successor Master Servicer, will be required to make such Advance to the extent that such Advance is not deemed to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be nonrecoverable (any such Advance, a "Nonrecoverable Advance"). The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Master Servicer. For more detailed information, you should refer to the section in this prospectus supplement titled "--Advances."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to receive a monthly servicing fee (the "Servicing Fee") with respect to each Mortgage Loan and for each Distribution Date equal to one-twelfth (1/12) of a per annum rate (the related "Servicing Fee Rate") ranging from [0.05%] to [0.25%] (in the case of the Mortgage Loans sold to the Transferor by [relevant Mortgage Seller]) and equal to [0.05%] (in the case of the Mortgage Loans sold to the Transferor by [relevant Mortgage Seller]) multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs. The Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including Insurance Proceeds and Liquidation Proceeds) on such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation:

         (1) investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan Documents);

         (2) amounts collected on the Mortgage Loans that are not Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, "insufficient funds" check charges (including with respect to Specially Serviced Mortgage Loans), loan service transaction fees, extension fees, demand fees, modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but excluding any Prepayment Premiums, Yield Maintenance Charges, Excess Interest, Appraisal Reduction Excess Collections, Default Interest or other amounts required to be deposited or retained in the Collection Account);

         (3) Financial and Lease Reporting Fees relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and to the extent permitted under the related Mortgage Loan; and

         (4) Prepayment Interest Surplus (to the extent not offset against any Prepayment Interest Shortfall in accordance with the Pooling and Servicing Agreement).

         The Master Servicer will reimburse the Trustee for certain out of pocket expenses incurred by the Trustee in the performance of its duties in accordance with the Pooling and Servicing Agreement.

         The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein).

SPECIAL SERVICING

         With respect to any Mortgage Loan that is designated a Specially Serviced Mortgage Loan, the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to (1) receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), (2) make certain calculations relating to such Mortgage Loan, and (3) make remittances and prepare certain reports to the Trustee relating to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan whether through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), the Special Servicer will continue to be responsible for the operation and management thereof. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which:

         (1) the related borrower is 60 or more days delinquent in the payment of principal and interest (regardless of whether P&I Advances have been reimbursed in respect thereof);

         (2) the related borrower has expressed to the Master Servicer its inability to pay the Mortgage Loan or a hardship in paying the Mortgage Loan in accordance with its terms;

         (3) the Master Servicer has received notice that the related borrower has (a) become the subject of any bankruptcy, insolvency or similar proceeding, (b) admitted in writing its inability to pay its debts as they come due, or (c) made an assignment for the benefit of creditors;

         (4) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan;

         (5) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that in any case a default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders;

         (6) the related borrower has failed to make a Balloon Payment when due (unless the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default);

         (7) the Master Servicer proposes to commence foreclosure or other workout arrangements; or

         (8) the Master Servicer otherwise determines that there is a material risk of default by the related borrower.

A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

         (1) with respect to the circumstances described in clauses (1) and (6) above, when the related borrower has brought the Mortgage Loan current and thereafter has made three consecutive full and timely Monthly Payments thereon; provided that with respect to the circumstances described in clause (6), the related borrower may satisfy the requirements above pursuant to any workout recommended by the Special Servicer;

         (2) with respect to the circumstances described in clauses (2) and (4) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer and with respect to the circumstances described in clauses (3) and (7), when such circumstances cease to exist;

         (3) with respect to the circumstances described in clause (5) above, when such default is cured; or


         (4) with respect to the circumstances described in clause (8) above, when the Master Servicer determines that there is no longer a material risk of default by the related borrower,

provided that, in any such case, no circumstance exists (as described above) at such time that would cause such Mortgage Loan to be otherwise characterized as a Specially Serviced Mortgage Loan.

         If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan (through workout by the Special Servicer or otherwise) for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return the full servicing responsibilities of such Mortgage Loan (a "Corrected Mortgage Loan") to the Master Servicer.

         _______________ will be the initial Special Servicer. The Special Servicer may be removed and a successor Special Servicer may be appointed (1) first, by the holders of the majority of the aggregate Voting Rights of the Class M Certificates at such time as Realized Losses allocated to the Class N Certificates equal or exceed 75% of the initial Certificate Balance of such Class, but only until such time as Realized Losses allocated to the Class M Certificates equal or exceed 50% of the initial Certificate Balance of such Class; (2) second, by the holders of the majority of the aggregate Voting Rights of the Class L Certificates, but only until such time as Realized Losses allocated to the Class L Certificates equal or exceed 50% of the initial Certificate Balance of such Class; and (3) thereafter, by the holders of the majority of the aggregate Voting Rights of the second most subordinate Class of Certificates then outstanding, but only until such time as Realized Losses allocated to such Class equal or exceed 50% of the initial Certificate Balance of such Class. If any such removal is made without cause, then the costs of transferring the servicing responsibilities to a successor Special Servicer will be paid by the removing Certificateholders as described in the Pooling and Servicing Agreement.

         Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor Special Servicer will not be effective until (1) the successor Special Servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer under the Pooling and Servicing Agreement pursuant to an agreement satisfactory to the Trustee, and (2) each of the Rating Agencies confirms to the Trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

         The Special Servicer will be entitled to certain fees, including a special servicing fee (the "Special Servicing Fee") equal to one-twelfth of [__%] of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan on a monthly basis. In addition to the Special Servicing Fee, the Special Servicer will also receive, with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated (except in connection with the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase"), a disposition fee (the "Disposition Fee") equal to the product of (1) the excess, if any, of (a) the proceeds of the sale or liquidation of such Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees and (2) (a) [___%], if such sale or liquidation occurs within 12 months after the date on which the Mortgage Loan initially became a Specially Serviced Mortgage Loan or (b) [___%], if such sale or liquidation occurs upon or after the expiration of such 12-month period. Furthermore, the Special Servicer will receive, as additional servicing compensation, a workout fee (the "Workout Fee") equal to the product of [___%] and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee relating to such Mortgage Loan earned from the initial modification, restructuring or workout thereof will terminate, and the Special Servicer will be entitled to a new Workout Fee for such Specially Serviced Mortgage Loan upon resolution or workout of the subsequent event of default under such Specially Serviced Mortgage Loan. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, will be payable out of funds otherwise available to pay principal and interest on the Certificates. The Special Servicer will also be entitled to retain as additional servicing compensation (1) all investment income earned on amounts on deposit in any REO Account and (2) to the extent permitted under the related Mortgage Loan, all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, assumption fees, loan modification fees, extension fees, Financial and Lease Reporting Fees (to the extent such fees are not required to be remitted to the related borrower pursuant to the related promissory note), loan service transaction fees, beneficiary statement charges or similar items (but excluding any Default Interest, Yield Maintenance Charges or other Prepayment Premiums, Excess Interest or Appraisal Reduction Excess Collections), in each case to the extent received with respect to any Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

         "Net Collections" means, with respect to any Corrected Mortgage Loan, an amount equal to all payments on account of principal and interest on such Mortgage Loan and all Prepayment Premiums, Yield Maintenance Charges and Excess Interest.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Monthly Reports. On each Distribution Date, the Trustee will mail to each Certificateholder, with copies to the Depositor, the Paying Agent, the Underwriter, the Master Servicer and each Rating Agency, a statement on the distribution to be made on such date, setting forth for each Class:

         (1) the Pooled Principal Distribution Amount and the amount allocable to principal included in Available Funds;

         (2) The Class Interest Distribution Amount distributable to such Class and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to such Class;

         (3) The amount of any P&I Advances by the Master Servicer or the Trustee included in the amounts distributed to the Certificateholders;

         (4) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Pooled Principal Distribution Amount on such Distribution Date;

         (5) Realized Losses and their allocation to the Certificate Balance of any Class of Certificates;

         (6) The Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

         (7)  The number and aggregate principal balance of the Mortgage Loans
              (a) delinquent one month, (b) delinquent two months, (c) delinquent three or more months, (d) as to which foreclosure proceedings have been commenced, and (e) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of P&I Advances made on such Distribution Date, the aggregate amount of Property Advances made that remain unreimbursed and the aggregate amount of P&I Advances made that remain unreimbursed;

         (8) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

         (9) As of the Due Date preceding such Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

         (10) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent appraisal obtained;

         (11) The amount of the servicing compensation paid to the Master Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation that was paid to the Master Servicer with respect to such Distribution Date;

         (12) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date;

         (13) The amount of any Appraisal Reduction allocated, and the amount of any Appraisal Reduction Excess Collections received, during the related Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amount as of such Distribution Date; and

         (14) (a) The amount of Yield Maintenance Charges or Prepayment Premiums collected and any Excess Interest received during the related Collection Period, and (b) the amount of Default Interest received during the related Collection Period.

         In the case of information furnished pursuant to clauses (1), (2), (3) and (14)(a) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class, and will be expressed as a dollar amount for each Class of Certificates for a certificate having a denomination of $1,000 initial Certificate Balance or Notional Balance.

         Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a holder of a Certificate (except for a Residual Certificate) a statement containing the information set forth in clauses (1) and (2) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Tax Code as from time to time in effect.

         On each Distribution Date, the Trustee will mail to each holder of a Residual Certificate a copy of the reports mailed to the other
Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed on the Residual Certificates on such Distribution Date.

         Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a holder of a Residual Certificate a statement setting forth the amounts actually distributed on such Certificate aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Tax Code as from time to time in effect.

         In addition, the Trustee will provide each Certificateholder with any additional information, if any, regarding the Mortgage Loans that the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders. Also, certain information made available in the Distribution Date Statements may be obtained by accessing a World Wide Website maintained by the Trustee at _______________________.

         Other Available Information. The Master Servicer or the Special Servicer, if applicable, will promptly give notice to the Trustee, who will provide a copy to each Certificateholder, each Rating Agency, the Depositor, the Underwriter, the related Mortgage Loan Seller and the Master Servicer or the Special Servicer (if affecting a Special Serviced Mortgage Loan), of (1) any notice from a borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a Casualty or Condemnation) of all or part of the related Mortgage Loan (provided that a request by a borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan will not, in and of itself, be deemed to be such notice); and (2) any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines in accordance with the servicing standards set forth in the Pooling and Servicing Agreement would have a material effect on such Mortgage Loan or REO Property. The notice referred to in (2) will include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan will in any event be deemed to have a material effect).

         In addition to the other reports and information made available and distributed to the Depositor, the Underwriter, the Trustee or the Certificateholders pursuant to the provisions of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer will, in accordance with such reasonable rules and procedures as they may adopt, also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the Depositor, the Underwriter, the Trustee, the Certificateholders and any other persons to whom the Master Servicer or the Special Servicer, as the case may be, believes such disclosure is appropriate, unless prohibited by applicable law or by any documents related to a Mortgage Loan. In providing such additional information, the Master Servicer or the Special Servicer may, to the extent it deems such action to be necessary or appropriate, require the recipient of such information to execute an agreement governing the availability, use and disclosure of such information. Such agreement may also contain indemnification provisions for the Master Servicer or the Special Servicer, as applicable, against any liability or damage that may arise from disclosing such information.

         Upon reasonable prior written request, the Trustee will also make available during normal business hours, for review by the Depositor, the Rating Agencies, any Certificateholder, the Underwriter, any person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other persons to whom the Trustee believes such disclosure is appropriate, the following items:

         (1)  the Pooling and Servicing Agreement;

         (2) all monthly statements to Certificateholders delivered since the closing date;

         (3) all annual statements as to compliance delivered to the Trustee and the Depositor; and

         (4) all annual independent accountants' reports delivered to the Trustee and the Depositor.

         The Master Servicer or the Special Servicer, as appropriate, will make available at its offices during normal business hours, for review by the Depositor, the Underwriter, the Trustee, the Rating Agencies, any Certificateholder, any person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate, and any other persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure is appropriate, the following items:

         (1) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable;

         (2) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer; and

         (3) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made, would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable law or by any document relating to a Mortgage Loan.

         Each of the Master Servicer, the Special Servicer and the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any of the above information. However, any such costs and expenses arising from any such request by a Rating Agency will be paid by the Master Servicer.

         The Master Servicer will, on behalf of the Trust Fund, prepare, sign and file with the SEC any and all reports, statements and information relating to the Trust Fund that the Master Servicer or the Trustee determines are required to be filed with the SEC pursuant to Sections 13(a) or 15(d) of the 1934 Act. Each such report, statement and information must be filed on or before the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor will file with the SEC, within 15 days of the closing date, a Form 8-K together with the Pooling and Servicing Agreement.

         None of the Trustee, the Master Servicer and the Special Servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice or in any other report or information furnished or provided by the Trustee, Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee, the Master Servicer and the Special Servicer will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in or from such notice, report or information, including any report filed with the SEC.

VOTING RIGHTS

         The "Voting Rights" assigned to each Class will be:

         (1)  0% in the case of the Residual Certificates;

         (2) in the case of any other Class of P&I Certificates, a percentage equal to the product of (a) 96% so long as the Class A-EC Notional Balance is greater than zero and 97% thereafter and (b) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates;

         (3) in the case of the Class A-EC Certificates, 1% so long as the Class A-EC Notional Balance is greater than zero, and 0% thereafter; and

         (4)  3% in the case of the Class N Certificates.

         The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests; provided, however, that any Certificate held or beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a property manager or a borrower or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any consent, approval or waiver that specifically relates to any such person has been obtained (unless such consent, approval or waiver is to an action that would materially and adversely affect the interests of the holders of any Class of Certificates while any such person is the holder of Certificates aggregating not less than 66 2/3% of the Percentage Interest of any such Class).

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, creating two REMICs. Upon the issuance of the Offered Certificates, O'Melveny & Myers LLP will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement,
(1) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986 (the "Tax Code"), and
(2) (a) the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D and Class E Certificates will be, or will represent ownership of, REMIC "regular interests" and (b) each residual interest will be the sole "residual interest" in the related REMIC.

         Because they represent regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. The Offered Certificates are not expected to be treated for Federal income tax reporting purposes as having been issued with original issue discount. For purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate.

         Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Material Federal Income Tax Consequences" in the Prospectus.

         Offered Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Tax Code. Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Tax Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Tax Code. Offered Certificates held by a domestic building and loan association will generally constitute a "regular or residual interest in a REMIC" with the meaning of Section 7701(a)(19)(C)(xi) of the Tax Code only in the proportion that the Mortgage Loans are secured by multifamily apartment buildings. See "Material Federal Income Tax Consequences--Taxation of the REMIC and its Holders" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, you should refer to the section in the prospectus titled "Material Federal Income Tax Consequences--Taxation of the REMIC."

         DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

SUMMARY

         The Subordinate Certificates may not be purchased by or transferred to:

         (1) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Tax Code, or a governmental plan subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Tax Code ("Plans");

         (2)  a collective investment fund in which such Plans are invested;

         (3) other persons acting on behalf of any such Plan or using the assets of any such Plan or any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations Section 2510.3-101); or

         (4) an insurance company that is using assets of any insurance company separate account or general account in which the assets of such Plans are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of such Plans) other than an insurance company using the assets of its general account under circumstances whereby the assets of the Trust Fund will not be treated as "plan assets" for purposes of applying the fiduciary responsibility and the prohibited transactions provisions of ERISA, the Tax Code or any Similar Law.

Each prospective transferee of a Certificate will be required to deliver to the Depositor, the Certificate Registrar and the Trustee either: (a) a transferee representation letter, substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement, stating that such prospective transferee is not a person referred to in clause (1), (2), (3) or (4) above, or (b) an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase and holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provision of ERISA, the Tax Code or any Similar Law, and will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Tax Code or any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation of liability (including obligations or liabilities under ERISA or Section 4975 of the Tax Code). If a prospective transferee elects to deliver the opinion of counsel referred to in (b), then such opinion of counsel will be at the expense of such prospective transferee and not the expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor.

         TO THE EXTENT ANY OFFERED CERTIFICATE IS IN BOOK-ENTRY FORM, THE HOLDER OF BENEFICIAL INTEREST IN SUCH CERTIFICATE AND ANY TRANSFEREE THEREOF WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A PERSON REFERRED TO IN CLAUSES (1),
(2), (3) OR (4) ABOVE.

         None of the Residual Certificates may be purchased by or transferred to a Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Tax Code Section 4975 with respect to the purchase, holding or disposition of the Residual Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

         General. ERISA and the Tax Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations" herein.

         Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Tax Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Tax Code). The Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Tax Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Trustee or an affiliate thereof either: (1) has discretionary authority or control with respect to the investment or management of such assets of such Plan, or (2) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

         Delegation of Fiduciary Duty. Further, if the assets included in the Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Tax Code. Neither ERISA nor the Tax Code define the term "plan assets."

         The United States Department of Labor has issued regulations (the "Plan Asset Regulations") concerning whether a Plan's assets will be considered to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Tax Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

         Certain exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance whether such exceptions may be applicable, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

         Individual Administrative Exemptions. The Department has granted to Prudential Securities Incorporated an individual administrative exemption (Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (June 6, 1990, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,
1997)) referred to herein as the "Exemption," for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by Prudential Securities Incorporated. The Exemption may be applicable to the initial purchase, the holding and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

         (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

         (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Moody's Investors Service, Inc., Fitch IBCA, Inc., Standard & Poor's Rating Services, a division of the McGraw-Hill Companies ("S&P"), or Duff & Phelps Credit Rating Service ("Duff & Phelps");

         (4) The Trustee must not be an affiliate of any of the Depositor, the Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to the Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group");

         (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the Trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the Master Servicer and any other Servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the 1933 Act.

         In addition, the Trust must also meet the following requirements:

         (1) The corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         (2) Certificates in such other investment pools must have been rated in one of the three highest rating categories by Moody's Investors Service, Inc., Fitch IBCA, Inc., S&P or Duff & Phelps for at least one year before the Plan's acquisition of the certificates pursuant to the Exemption; and

         (3) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of the Certificates pursuant to the Exemption.

         If the conditions of the Exemption are met, the acquisition, holding and resale of Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Tax Code (regardless of whether a Plan's assets would be considered to include an ownership interest in the Mortgage Loans in the Mortgage Pool).

         Moreover, the Exemption provides relief from certain self-dealing/conflict-of-interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements:

         (1) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

         (2) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

         (3) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisitions; and

         (4) immediately after the acquisition no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

         The Exemption does not apply to the purchasing or holding of Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund or any affiliate of such parties (the "Restricted Group").

         THE CHARACTERISTICS OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE SUBORDINATE CERTIFICATES AND RESIDUAL CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES IN WHICH SUCH PURCHASE OR TRANSFER WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION.

         Before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. Any fiduciary of a Plan (including an entity that is deemed to hold Plan assets for purposes of ERISA and the Tax
Code) considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Tax Code to such investment and the availability of the Exemption.

         THE SALE OF SENIOR CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, THE UNDERWRITER OR ANY OTHER MEMBER OF THE RESTRICTED GROUP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

EXEMPT PLAN

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Tax Code Section 4975. However, such a governmental plan may be subject to a Similar Law. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

         The purchase of a Residual Certificate by any employee benefit plan qualified under Tax Code Section 401(a) and exempt from taxation under Tax Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Tax Code Sections 511-515 and 860E. Further, before the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above under the caption "Material Federal Income Tax Consequences" in the Prospectus includes certain tax-exempt entities not subject to Tax Code Section 511, including certain governmental plans, as discussed in the section in the prospectus titled "Material Federal Income Tax Consequences." Accordingly, Plans may not purchase Residual Certificates.

                                LEGAL INVESTMENT

         The Class A-1, Class A-2, and Class B Certificates will be mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties.

         The Depositor makes no representations as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes or other purposes or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

         Prudential Securities Incorporated and ___________________. (together referred to herein as the "Underwriter") have agreed, severally and not jointly, pursuant to an Underwriting Agreement dated _________, 1999 (the "Underwriting Agreement"), to purchase from the Depositor the principal or notional balances of Certificates set forth below.


                                                        AGGREGATE INITIAL
 CLASS                                                 CERTIFICATE BALANCE
 -----                                                 -------------------

 Class A-1.........................
 Class A-2.........................
 Class B...........................
 Class C...........................
 Class D...........................
 Class E...........................


         The Underwriter has informed the Transferor and Depositor that it proposes to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Certificates for whom they may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the 1933 Act.

         The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and the Underwriter will be obligated to purchase all of the Certificates if any are purchased.

         The Underwriter is an affiliate of the Transferor, and therefore will also receive an additional indirect economic benefit from this transaction (that is, an interest in the profit made by the Transferor on its sale of the Mortgage Loans to the Depositor).

         The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the 1933 Act, or contribute to payments that the Underwriter may be required to make in respect thereof.

         The Underwriter has advised the Depositor that it currently expects to make a market in the Certificates, although it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Certificates will develop. For further information regarding any offer or sale of the Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds from the sale of Certificates to pay the purchase price of the Mortgage Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loans and to pay costs of structuring, issuing and underwriting the Certificates.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Depositor and for the Underwriter by O'Melveny & Myers LLP.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that each such class of Certificates be assigned the ratings indicated on the cover hereof by Fitch and by Moody's, respectively.

         The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments of interest and principal to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof or the likelihood of collection by the Master Servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

         The rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS

Definitions Page
----------------

Advance Rate.............................................................
Annual Debt Service......................................................
Anticipated Repayment Date...............................................
Appraisal Reduction......................................................
Appraisal Reduction Event................................................
Appraisal Reduction Excess Collections...................................
Appraised LTV............................................................
Appraised Value..........................................................
ARD Loans................................................................
Asset Status Report......................................................
Assumed Scheduled Payments...............................................
Available Funds..........................................................
Available Funds Allocation...............................................
Balloon Amount...........................................................
Balloon Balance..........................................................
Balloon Loans............................................................
Balloon/ARD LTV..........................................................
Base Interest Fraction...................................................
Beneficial Owners........................................................
Book-Entry Certificates..................................................
Cash Flow................................................................
Casualty.................................................................
Certificate Registrar....................................................
Class Interest Distribution Amount.......................................
Class Interest Shortfall.................................................
Closing Date.............................................................
Collection Account.......................................................
Collection Period........................................................
Condemnation.............................................................
Condemnation Proceeds....................................................
Corrected Mortgage.......................................................
Cross-Defaulted Loans....................................................
Cut-off Date.............................................................
Debt Service Coverage Ratios.............................................
Default Interest.........................................................
Default Rate.............................................................
Definitive Certificate...................................................
Depositor................................................................
Disposition Fee..........................................................
Distribution Account.....................................................

Distribution Date........................................................
DSCR.....................................................................
DTC......................................................................
Due Date.................................................................
Eligible Bank............................................................
ERISA....................................................................
ESA......................................................................
Excess Cash Flow.........................................................
Excess Interest..........................................................
Final Recovery Determination.............................................
Form 8-K.................................................................
Ground Leases............................................................
Indirect Participants....................................................
Initial Pool Balance.....................................................
Insurance Proceeds.......................................................
Interest Accrual Period..................................................
Liquidation Proceeds.....................................................
Loan-to-Value Ratio......................................................
Lockout Period...........................................................
LTV......................................................................
Major Tenant.............................................................
Master Servicer..........................................................
Mobile Home ParK.........................................................
Monthly Payment..........................................................
Mortgage File............................................................
Mortgage Loan Purchase Agreement.........................................
Mortgage Loans...........................................................
Mortgage Pool............................................................
Mortgage Property........................................................
Mortgage Rate............................................................
Multifamily..............................................................
Net Mortgage Rate........................................................
Net Operating Income.....................................................
Net REO Proceeds.........................................................
NOI......................................................................
Nonrecoverable Advance...................................................
Nursing Home.............................................................
Occupancy Rate...........................................................
Open.....................................................................
P&I Advance..............................................................
P&I Certificates.........................................................
Participants.............................................................
Pass-Through Rate........................................................
Paying Agent.............................................................
Permitted Investments....................................................
Plan Asset Regulations...................................................

Plan of Distribution.....................................................
Plans....................................................................
Pool Balance.............................................................
Pooled Principal Distribution Amount.....................................
Pooling and Servicing Agreement..........................................
Prepayment Description...................................................
Prepayment Interest Shortfall............................................
Prepayment Interest Surplus..............................................
Prepayment Premium Period................................................
Prepayment Premiums......................................................
Principal Prepayments....................................................
Property Advances........................................................
Record Date..............................................................
Remaining Amortization Term..............................................
Remaining Term to Maturity...............................................
REMIC....................................................................
Remittance Date..........................................................
REO Account..............................................................
REO Mortgage Loan........................................................
REO Property.............................................................
Restricted Group.........................................................
Retail-Anchored..........................................................
Retail-Shadow Anchored...................................................
Retail-Single Tenant.....................................................
Retail-Unanchored........................................................
Revised Rate.............................................................
Scheduled Final Distribution Date........................................
Scheduled Principal Balance..............................................
Self-Storage.............................................................
Senior Principal Distribution Cross-Over Date............................
Servicing Fee............................................................
Servicing Fee Rate.......................................................
Similar Law..............................................................
SMMEA....................................................................
Special Servicer.........................................................
Special Servicing Fee....................................................
Tax Code.................................................................
Trustee..................................................................
Trustee Mortgage File....................................................
Underlying Mortgage Loan Purchase Agreements.............................
Underwriter..............................................................
Underwriting Agreement...................................................
Underwritten Cash Flow...................................................
Underwritten DSCR........................................................
Underwritten Net Cash Flow...............................................
Underwritten NOI.........................................................

Underwritten NOI DSCR....................................................
Unscheduled Payments.....................................................
Warehouse................................................................
Weighted Average Maturity................................................
Weighted Average Net Mortgage Rate.......................................
Workout Fee..............................................................
Year Built...............................................................
Year Renovated...........................................................
Yield and Maturity Considerations........................................
Yield Maintenance Charge.................................................
Yield Maintenance Period.................................................
Yield Rate...............................................................

                                                                         ANNEX A

                                EXPLANATORY NOTES

Shaded Loans signify either single notes secured by multiple mortgages, or cross-collateralized/cross-defaulted notes and mortgages.

Crossed loans include a summation of certain loan parameters (e.g., Cut-off date balance) on the top line of the loan group, therefore some loan totals are duplicated and must be adjusted to attain portfolio totals.

Sets of Mortgage Loans that have identical numeric coding designate multiple Mortgage Loans that are cross-collateralized and cross-defaulted.

Certain ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple Mortgaged Properties or are cross-collateralized and cross-defaulted.

"ARD" indicates the Anticipated Repayment Date.

The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. For those Mortgage Loans utilizing an actual/360 interest calculation methodology, the actual amortization to a zero balance may require more monthly payments than indicated.

In general for each Mortgaged Property, "Physical Occupancy Percent" was determined based on a rent roll provided by the related borrower. In certain cases, "Physical Occupancy Percent" was determined based on an appraisal, operating statement or occupancy report.

"Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the related Mortgaged Property.

"Prepayment Description" indicates prepayment provisions from the first regularly scheduled payment date, as stated in the Mortgage Loan. "YM" represents yield maintenance. "YM1", "YM2", "YM3" and "YM5" represent the greater of yield maintenance or one percent, two percent, three percent and five percent of the outstanding principal balance at such time, respectively. The stated percentages represent specified percentage Prepayment Premiums. "Open" represents a period during which principal prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the sum of the numbers set forth under the Prepayment Description category represents the number of months in the original term to maturity.

"Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment to the Cut-Off Date.

All Mortgage Loans (except for the Mortgage Loan, Control No. 256) are first liens secured by mortgages on commercial or multi-family residential properties.

NOI numbers which are blank were either not available or were obtained from a period of time that such information was not comparable.

                                     ANNEX A
                              LOAN CHARACTERISTICS

Shaded Mortgage Loans signify either single notes secured by multiple Mortgages, or cross-collateralized/cross-defaulted notes and Mortgages.

Crossed loans (i.e., cross-collateralized or cross-defaulted Mortgage Loans) include a summation of certain loan parameters (e.g. Cut-off Date Balance) on the top line of the loan group, therefore some loan totals are duplicated and must be adjusted to attain portfolio totals.

"___", "____", and "____" denote __________________________ and ______________, respectively, as Mortgage Loan Originators.

Certain ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple Mortgaged Properties or are cross-collateralized and cross-defaulted.

"ARD" indicates the Anticipated Repayment Date.

The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related Note. For those Mortgage Loans utilizing an actual/360 interest calculation methodology, the actual amortization to a zero balance may require more monthly payments than indicated.

"Largest Tenant Name" refers to the tenant that represents the greatest percentage of the total square footage at the related Mortgaged Property.

YM represents yield maintenance. "YM1", "YM2", "YM3" , "YM4" and "YM5" represent the greater of yield maintenance or one percent, two percent, three percent, four percent and five percent of the outstanding principal balance at such time, respectively. The stated percentages represent specified Prepayment Premiums. "Open" represents a period during which principal prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the sum of the numbers set forth under the Prepayment Description category represents the number of months in the original term to maturity.

"LO" denotes that a Mortgage Loan is locked out for a period during which prepayment is not permitted.

"DEF" denotes defeasance and indicates that a loan may be defeased only during the indicated period.

Yield Maintenance Description provides a summation of the calculation of any yield Maintenance Charge. [Note that with respect to Mortgage Loan Control #___, the Yield Maintenance Charge is calculated as the Treasury Rate plus _____ basis points per annum.]

"Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment to the Cut-off Date.

Missing NOI data points occur because the data was not available or because they apply to a time period that is not comparable to other Mortgage Loans in the Mortgage Loan Pool.

Due on Sale provides a confirmation that exercises at the related lender's option with a fee payable for such option.

Fixed Loan Type identifies that interest will accrue on the balance of the related Mortgage Loan at the indicated fixed coupon during the term of the loan.

"NAP" denotes data is not applicable

Current LTV Ratio is calculated using the original appraised value and the Cut-off Date Mortgage Loan Balance.

All reserve holdback balances, monthly reserves and monthly escrows were obtained from the servicer.

[1998 NOI - Generally, 1996 and 1997 NOI indicates a January through December calendar year. 1998 NOI may be calculated on any one of the three following methods.
         January through December calendar year.
         Trailing twelve months ending in the last six months of 1998.
         At least eight months annualized.]

                                     ANNEX B
                         ADDITIONAL LOAN CHARACTERISTICS

                                     ANNEX C
                              AFFILIATED BORROWERS

                           PERCENT
                           CUT-OFF    RELATIONSHIP OF   CROSS COLLATERALIZED AND
MORTGAGE LOAN CONTROL #    BALANCE    BORROWER          CROSS DEFAULTED
-----------------------    -------    --------          ---------------

121
137
144
124
124a
124b
127a
127b
127c
132a
132b
148a
148b
133
147
149
150

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.


                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 1999-____

                          PRUDENTIAL SECURITIES SECURED
                              FINANCING CORPORATION

                              PROSPECTUS SUPPLEMENT


                              PRUDENTIAL SECURITIES

                                 ________, 1999

The information contained herein is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

--------------------------------------------------------------------------------

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    Depositor

            COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES
                              (Issuable in Series)

--------------------------------------------------------------------------------

THE OFFERING-

Prudential Securities Secured Financing Corporation from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates in different series by means of this prospectus and a separate prospectus supplement for each series.

THE TRUST FUNDS-

A new trust fund will be established to issue each series of certificates. Each trust fund will consist of:
o a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties; and
o other assets specified in the accompanying prospectus supplement, including any credit enhancement, participation interests in mortgage loans, installment contracts for the sale of mortgaged properties or mortgage pass-through certificates.

THE CERTIFICATES-
o will represent interests in the related trust fund and will be paid only from the related trust fund assets;
o offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;
o   may have the benefit of credit enhancement; and
o will be issued as part of a designated series which may include one or more classes, which may have different interest rates and may receive principal payments in differing proportions and at different times.
================================================================================
BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE OF THE TRANSACTION AND THE RISKS. SEE ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS.
--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
The securities to be issued are asset backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Prudential Securities Secured Financing Corporation or any of its affiliates. Unless otherwise specified in the accompanying prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.
--------------------------------------------------------------------------------
This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

                                          ,1999

                                TABLE OF CONTENTS
                                                                            PAGE

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT...............................

WHERE YOU CAN FIND MORE INFORMATION........................................

REPORTS ...................................................................

SUMMARY OF PROSPECTUS......................................................

RISK FACTORS...............................................................

THE DEPOSITOR..............................................................

USE OF PROCEEDS............................................................

DESCRIPTION OF THE CERTIFICATES............................................

THE MORTGAGE POOLS.........................................................

SERVICING OF THE MORTGAGE LOANS............................................

CREDIT ENHANCEMENT.........................................................

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS................................

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................

STATE AND OTHER TAX CONSIDERATIONS.........................................

ERISA CONSIDERATIONS.......................................................

LEGAL INVESTMENT...........................................................

PLAN OF DISTRIBUTION.......................................................

LEGAL MATTERS..............................................................

FINANCIAL INFORMATION......................................................

RATING ....................................................................

INDEX OF SIGNIFICANT DEFINITIONS...........................................

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates in two separate documents, this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and the accompanying prospectus supplement, which will describe the specific terms of the series of certificates being offered to you (the "offered certificates").

         IF WE DESCRIBE THE TERMS OF THE SERIES OF OFFERED CERTIFICATES DIFFERENTLY IN THIS PROSPECTUS THAN WE DO IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

         We have included cross-references to captions in these materials where you can find further related discussions that we believe will enhance your understanding of the topic being discussed. The Table of Contents of this prospectus and the Table of Contents included in the accompanying prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the Table of Contents on the preceding page.

        We have started with several introductory sections describing the trust fund and the certificates in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

         * Summary of Prospectus--gives a brief introduction to the certificates to be offered and the related trust fund and mortgage loans; and

         * Risk Factors--describes briefly some of the risks to investors of a purchase of the certificates.

         You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Significant Definitions" beginning on page 85 in this prospectus.

         Whenever we use words like "intends," anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation with respect to the subject of such forward-looking statement or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement (including this prospectus and the prospectus supplement). This prospectus and the accompanying prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Sec's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information that the depositor files with it, which means that the depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the accompanying prospectus supplement. Information that the depositor files later with the SEC will automatically update the information in this prospectus and the accompanying prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. The depositor incorporates by reference any future annual, monthly and special reports and proxy materials filed with respect to any trust fund until we terminate offering the certificates. The depositor has determined that its financial statements are not material to the offering of any of the certificates. See "Financial Information." As a recipient of this prospectus, you may request a copy of any document the depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rodgers, (212) 214-1000.

                                     REPORTS

         You will receive statements containing information regarding principal and interest payments and the related trust fund, as described in this prospectus and the applicable prospectus supplement for each series of certificates, in connection with each distribution and annually. Any financial information in those reports will most likely not have been examined or reported upon by an independent public accountant. For more information, you should refer to the section in this prospectus titled "Description of the Certificates-Reports to Certificateholders." The master servicer for each series of certificates will deliver periodic statements containing certain information relating to the mortgage loans to the related trustee, and, in addition, will deliver to the trustee on a yearly basis a statement from a firm of independent public accountants regarding the examination of certain documents and records relating to the servicing of the mortgage loans in the related trust fund. For more information, you should refer to the section in this prospectus titled "Servicing of the Mortgage Loans-Evidence of Compliance." Copies of the monthly and annual statements provided by the master servicer to the trustee will be delivered to certificateholders of each series of certificates upon request addressed to the depositor's principal executive offices located at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rodgers, (212) 214-1000.

                              SUMMARY OF PROSPECTUS

         This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered Certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the accompanying prospectus supplement.

TITLE OF CERTIFICATES................  Commercial/Multifamily Mortgage
                                       Pass-Through Certificates, issuable in
                                       series.

DEPOSITOR............................  Prudential Securities Secured Financing
                                       Corporation, One New York Plaza, New
                                       York, New York 10292. Its telephone
                                       number is (212) 214-1000.

ISSUER...............................  With respect to each series of certificates, a separate trust fund to be established by the depositor.

MASTER SERVICER......................  The related prospectus supplement will name the master servicer for each series of certificates. See "Servicing of the Mortgage Loans-General."

SPECIAL SERVICER.....................  The related prospectus supplement will name the special servicer, if any will be appointed, for each series of certificates. The related prospectus supplement will also describe the circumstances, if any, in which a special servicer will be appointed. See "Servicing of the Mortgage
                                       Loans-General."

TRUSTEE..............................  The related prospectus supplement will name the trustee for each series of
                                       certificates. See "Description of the
                                       Certificates-The Trustee."

THE TRUST FUNDS......................  Each trust fund will primarily consist of the following:

                                       o MORTGAGE POOL-A pool of mortgage loans,
                                         which may include participation
                                         interests in mortgage loans, mortgage
                                         pass-through or collateralized mortgage
                                         obligation certificates, installment
                                         contracts and certificates issued or
                                         guaranteed by certain United States
                                         governmental agencies. Each mortgage
                                         loan will constitute the obligation of
                                         one or more persons to repay a
                                         specified sum with interest and will be
                                         secured by first or junior mortgages,
                                         deed of trust or similar security
                                         instruments on, or installment
                                         contracts for the sale of, commercial
                                         or multifamily residential property.
                                         Commercial or multifamily residential
                                         property may include fee simple or
                                         leasehold interests in property
                                         improved by office buildings,
                                         health-care related properties,
                                         congregate care facilities, hotels and
                                         motels, industrial properties,
                                         warehouse, mini-warehouse, and
                                         self-storage facilities, mobile home
                                         parks, multifamily properties,
                                         cooperative apartment buildings,
                                         nursing homes, office/retail
                                         properties, anchored retail properties,
                                         single-tenant properties, unanchored
                                         retail properties and other commercial
                                         real estate properties, multifamily
                                         residential properties, each of which
                                         may be located in any or all states and
                                         the U.S. Virgin Islands. The mortgage
                                         loans will not be guaranteed or insured
                                         by the depositor or any of its
                                         affiliates. The prospectus supplement
                                         will indicate whether the mortgage
                                         loans will be guaranteed or insured by
                                         any governmental agency or
                                         instrumentality or other person. All
                                         mortgage loans will have been
                                         purchased, either directly or
                                         indirectly, by the depositor on or
                                         before the initial issuance date of the
                                         related series of certificates.

                                         For a more detailed description of the
                                         mortgage loans, including such matters
                                         as the manner in which payments are
                                         applied, and whether prepayments are
                                         prohibited or allowed only with the
                                         payment of a premium or a yield
                                         maintenance penalty, you should refer
                                         to the section of this prospectus
                                         titled "The Mortgage Pools" and the
                                         section titled in the accompanying
                                         prospectus supplement "Description of
                                         the Mortgage Pool."

                                       o ACCOUNTS-

                                         o COLLECTION ACCOUNT--The master
                                           servicer will establish and maintain
                                           a collection account on behalf of the
                                           certificateholders. Generally,
                                           payments received on the mortgage
                                           loans will be deposited into the
                                           collection account.

                                         o DISTRIBUTION ACCOUNT--The trustee
                                           will establish and maintain a
                                           distribution account on behalf of the
                                           certificateholders. The master
                                           servicer generally will deposit into
                                           the distribution account amounts held
                                           in the collection account to pay
                                           principal and interest on the
                                           certificates in the manner described
                                           in the related prospectus supplement.

                                           For a more detailed description of
                                           the accounts, you should refer to the
                                           section in this prospectus entitled
                                           "Description of the Certificates -
                                           Accounts".

                                       o CREDIT ENHANCEMENT- Certain classes of
                                         a series of certificates may have the
                                         benefit of credit enhancement intended
                                         to increase the likelihood of payments
                                         on those certificates. Credit
                                         enhancement may be in the form of a
                                         letter of credit, a liquidity facility,
                                         the subordination of one or more other
                                         classes of a series of certificates,
                                         reserve funds, overcollateralization,
                                         surety bonds, certificate guarantee
                                         insurance, or other types of credit
                                         support. It is unlikely that credit
                                         enhancement will protect against all
                                         risks of loss. Credit enhancement
                                         cannot guarantee that losses will not
                                         be incurred on the certificates. The
                                         applicable prospectus supplement will
                                         describe the amount and types of credit
                                         enhancement, the identity of any entity
                                         providing credit enhancement, the
                                         limitations of credit enhancement and
                                         other information relating to any
                                         credit enhancement.

                                         For a more detailed description of the
                                         credit enhancement, you should refer to
                                         the section in this prospectus titled
                                         "Risk Factors-Limitations on Credit
                                         Enhancement" and "Credit Enhancement."

DESCRIPTION OF CERTIFICATES..........  The certificates of each series will be issued pursuant to a pooling and
                                       servicing agreement and may be issued in one or more classes. You will find the following information about the offered certificates in the accompanying prospectus supplement:

                                       o the identity of each class within the
                                         series of certificates;

                                       o the initial principal amount of each
                                         class within the series of
                                         certificates;

                                       o the interest rate applicable to each
                                         class within the series of
                                         certificates;

                                       o the timing, amount and priority or
                                         subordination of principal and interest
                                         payments for each class within the
                                         series of certificates;

                                       o any redemption provisions;

                                       o the final scheduled distribution date
                                         for each class within the series of
                                         certificates;

                                       o information about the mortgage loans in
                                         the trust fund relating to the series
                                         of certificates;

                                       o the principal amount of each class of
                                         the series certificates that would be
                                         outstanding if the related mortgage
                                         loans were prepaid at various assumed
                                         rates;

                                       o information about credit enhancement,
                                         if any, for the series of certificates;

                                       o the method of selling the certificates;
                                         and

                                       o other relevant factors.

                                       Each class of certificates will have a
                                       stated certificate balance and may accrue interest at a specified interest rate. Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing.

                                       Each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distribution of principal or interest upon the occurrence of specified events or on the basis of collections from designated portions of the mortgage loans. In addition, a series may include one or more classes of certificates entitled to
                                       (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Furthermore, a series may include one or more classes of certificates entitled to all or a portion of any remaining payments of principal and interest on the related mortgage loan after making all other distributions required on each distribution date.

                                       Neither the certificates nor the related mortgage loans will be guaranteed by the depositor or any of its affiliates. Unless otherwise specified in the accompanying prospectus supplement, neither the certificates nor the related mortgage loans will be insured or guaranteed by any governmental agency or other person.

                                       For a more detailed description of the
                                       sources of payment on the certificates,
                                       you should refer to the sections in this prospectus titled "Risk Factors- Any Series of Certificates May Rely Only on the Assets in its Related Trust Fund For Payments of Principal and Interest" and "Description of the Certificates."

DISTRIBUTIONS ON CERTIFICATES........  Commencing on the date specified in the related prospectus supplement following
                                       the establishment related trust fund, the trustee (or such other paying agent as may be identified in the applicable prospectus supplement) will distribute to the certificateholders the amounts described in the related prospectus supplement on the day specified in the related prospectus supplement. In general, distributions will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans received by the master servicer or the special servicer, if any, after that date specified in the accompanying prospectus supplement and prior to the date specified in the accompanying prospectus supplement for each distribution date.

ADVANCES.............................  The obligations, if any, of the master servicer and the special servicer, if
                                       any, as part of their servicing
                                       responsibilities, to make certain
                                       advances with respect to delinquent
                                       payments on the mortgage loans, payments of taxes, assessments, insurance premiums and other required payments will be set forth in the section of the accompanying prospectus supplement titled "The Pooling and Servicing Agreement - Advances."

TERMINATION..........................  The obligations of the parties to the pooling and servicing agreement for each series will terminate upon: (1) the purchase of all of the assets of the related trust fund, as described in the related prospectus supplement; (2) the later of (a) the distribution to certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the certificateholders of all funds due under the pooling and servicing agreement; (3) the sale of the assets of the related trust fund after the principal amounts of all certificates have been reduced to zero under circumstances set forth in the pooling and servicing agreement; or (4) mutual consent of the parties and all certificateholders.

                                       For more detailed description of the
                                       termination of the Pooling and Servicing
                                       Agreement, you should refer to the
                                       section in the accompanying prospectus
                                       supplement titled "Description of
                                       Certificates - Termination."

TAX STATUS OF THE CERTIFICATES.......  The certificates will be either (1)
                                       "Regular Interests" and "Residual
                                       Interests" in a trust fund treated as a
                                       real estate mortgage investment conduit
                                       under Sections 860A through 860G of the
                                       Internal Revenue Code of 1986, or (2)
                                       interests in a trust fund treated as a
                                       grantor trust under applicable provisions of such Internal Revenue Code.

                                       For a more detailed description of the
                                       tax status of the certificates, you
                                       should refer to the sections in this
                                       prospectus and the accompanying
                                       prospectus supplement titled "Material
                                       Federal Income Tax Consequences."

ERISA CONSIDERATIONS.................  If you are a fiduciary of any employee benefit plan or other retirement
                                       arrangement subject to the Employee
                                       Retirement Income Security Act of 1974,
                                       or Section 4975 of the Internal Revenue
                                       Code, you should carefully review with
                                       your own legal advisors whether the
                                       purchase or holding of certificates of
                                       any series would give rise to a
                                       transaction prohibited or not otherwise
                                       permissible under such statutes. In
                                       addition, you should review the
                                       discussion in the sections titled "ERISA
                                       Considerations" in this prospectus and in the accompanying prospectus supplement before investing in the certificates.

LEGAL INVESTMENT.....................  The accompanying prospectus supplement will indicate whether the offered
                                       certificates will be "mortgage related
                                       securities" for purposes of the Secondary
                                       Mortgage Market Enhancement Act of 1984.
                                       If your investment authority is subject
                                       to legal restrictions, you should
                                       carefully review with your own legal
                                       advisors whether and to what extent you
                                       can legally invest in the certificates.
                                       In addition, you should review the
                                       discussion in the sections titled "Legal
                                       Investment" in this prospectus and in the accompanying prospectus supplement before investing in the certificates.

RATING...............................  Each class of a series of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

                                       For a more detailed description of the
                                       ratings on the certificates, you should
                                       refer to the sections in this prospectus and the related prospectus supplement titled "Rating."

                                  RISK FACTORS

         You should carefully consider the following risks and those in the accompanying prospectus supplement under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

--------------
YOU MAY HAVE DIFFICULTY      A secondary market for the certificates of any
RESELLING YOUR CERTIFICATES  series may not develop or, if it does develop, may not continue or be significantly liquid to allow you to resell any of your certificates. The absence of a secondary market for the certificates could limit your ability to resell them. There have been times in the past where there have been very few buyers of asset backed certificates (that is, there has been a lack of liquidity), and there may be such times in the future. This means that if in the future you want to sell any of the certificates, before they mature, you may not be able to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed for the certificates. In addition, the market value of the certificates may fluctuate with changes in prevailing rates of interest.

--------------
ANY SERIES OF CERTIFICATES   The certificates will not be guaranteed by the
MAY RELY ONLY ON THE ASSETS  1depositor or any of its affiliates. The only
IN ITS RELATED TRUST FUND    sources of funds for payment on a series of
FOR PAYMENTS OF PRINCIPAL    certificates will generally be the assets of the
AND INTEREST                 related trust fund and, to the extent provided in
                             the related prospectus supplement, any credit enhancement. A portion of the amounts remaining in certain funds or accounts, including the distribution account, the collection account and reserve funds, may be withdrawn under certain conditions, as described in the related prospectus supplement. A series of certificates will have a claim against or security interest in the trust funds for another series only if so specified in the related prospectus supplement. As a result, you may suffer a loss on your certificates if such sources for payment are insufficient to pay all the principal of and interest on the certificates.

--------------
SUBORDINATION OF CERTAIN     If so provided in the related prospectus
CERTIFICATES MAY RESULT IN   supplement, distributions of interest and principal
REDUCED PAYMENTS TO THOSE    on one or more classes of a series of certificates
CERTIFICATES                 may be subordinated in priority of payment to
                             distributions of interest and principal due on one or more other classes of that series of certificates. Subordination has the effect of increasing the likelihood of payment on the senior classes of that series of certificates and decreasing the likelihood of payment on that subordinated class of certificates. If there are losses in the collection of principal of or interest on mortgage loans or shortfalls upon foreclosure on the security for such mortgage loans, the amount of those losses or shortfalls will be borne first by one or more classes of the subordinated certificates. The remaining amount of those losses or shortfalls, if any, will be borne by the remaining classes of certificates in the priority and subject to the limitations specified in the related prospectus supplement. In addition, any credit enhancement may be used by the certificates of a higher priority of payment before the principal of the lower priority classes of certificates of that series has been repaid.
                             Therefore, the impact of significant losses in the collection of the mortgage loans and shortfalls upon foreclosure on the security for the mortgage loans may fall primarily upon those classes of certificates with a lower payment priority.

--------------
LIMITATIONS ON CREDIT        The prospectus supplement for a series of
ENHANCEMENT                  certificates will describe any credit enhancement
                             in the related trust fund, such as letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support. Credit enhancement will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement and is not expected to cover all potential losses or risks or guarantee repayment of principal of and interest on the certificates.

                             Credit enhancement cannot guarantee that losses will not be incurred on the certificates, particularly for classes of a series of certificates that may have a lower priority of payments of principal and interest, be subordinated to other classes, or share a limited amount of one form of credit enhancement with other series of certificates.

--------------
MORTGAGE LOANS ARE NOT
GUARANTEED                   No mortgage loan is insured or guaranteed by the
                             United States of America, any governmental agency or instrumentality or any private mortgage insurer.
                             None of the mortgage loans are insured or guaranteed by the depositor, the transferor, the mortgage loan sellers, the master servicer, the special servicer, the trustee or any of their respective affiliates.

--------------
RISK THAT PREPAYMENTS OR     In deciding whether to purchase any offered
PURCHASES OF MORTGAGE LOANS  certificates, you should make an independent
WILL ADVERSELY AFFECT        decision as to the appropriate prepayment
AVERAGE LIFE AND YIELDS OF   assumptions to be used. Your pre-tax return on your
THE CERTIFICATES             investment will change from time to time for a
                             number of reasons including the following:

                             -- The rate of return of principal is uncertain. The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether the depositor or the servicer purchases the underlying mortgage loans.

                                  Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans were made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While a certain prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

                                  The depositor will be required to repurchase a mortgage loan from the trust if the depositor breaches its representations and warranties with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and under certain circumstances may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

                                  In addition, the master servicer or the
                                  special servicer, under the circumstances described in the prospectus supplement, may have the option to extend the maturity of the mortgage loans following a default, which would have the effect of extending the life of the certificates.

                             -- You bear reinvestment risk. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield. If you receive a payment of principal of the certificates prior to when you expect, you may not be able to reinvest that amount at a rate of interest equal to the interest rate on the certificates. If prevailing interest rates fall significantly below the applicable rates borne by the mortgage loans included in a trust fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. The certificates are thus likely to produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates are above the interest rates on the mortgage loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates.

                             For more information on principal and prepayments and their effect on the average life of related certificates, you should refer to the section in the accompanying prospectus supplement titled "Yield and Maturity Considerations."

RESTRICTIONS ON VOLUNTARY    The restrictions on voluntary prepayments contained
PREPAYMENT MAY PROVE         in a promissory note (including lockout periods,
INEFFECTIVE, REDUCING THE    yield maintenance charges and prepayment premiums)
YIELD ON YOUR INVESTMENT     affect the rate and timing of principal payments
                             made on the related mortgage loan. Most of the mortgage loans provide that for a specified amount of time during which a prepayment of such mortgage loan is permitted, it must be accompanied by a yield maintenance charge or other prepayment premium. The existence of yield maintenance charges or other prepayment premiums generally will result in the mortgage loans prepaying at a lower rate.
                             However, the requirement that a prepayment be accompanied by a yield maintenance charge or other prepayment premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate (if, for example, interest rates fall). An obligation to pay a yield maintenance charge or other prepayment premium may potentially be unenforceable under applicable state or federal law (including federal bankruptcy law). Even if a yield maintenance charge or prepayment premium is enforceable, the foreclosure proceeds received with respect to a defaulted mortgage loan may be insufficient to make such payment. If either event were to occur, the yield on your investment may be reduced.

                             For more information about restrictions on voluntary prepayments, you should refer to the section in the accompanying prospectus supplement titled "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
                             Loans--Prepayment Provisions."

                             The yield and total return on your offered certificates may differ significantly from your expectations due to prepayments on the mortgage loans being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your certificates.

                             For more information about certain factors affecting prepayment of the Mortgage Loans, you should refer to the section in the accompanying prospectus supplement titled "Yield and Maturity Considerations."

                             The structure of the offered certificates causes the yield of subordinated classes to be sensitive to changes in the rates of prepayment of the mortgage loans and other factors. If you purchase any class of offered certificates other than the most senior class of certificates you will not receive any principal distributions until the certificate principal balance of each class that is senior to your class is reduced to zero.

--------------
LIMITED NATURE OF RATINGS    The rating assigned by a rating agency to a class
                             of certificates reflects the rating agency's assessment of the likelihood that holders of certificates of that class will receive all payments to which such certificateholders are entitled under the certificates. The ratings will be based on the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. The rating does not constitute an assessment of the likelihood of principal prepayments by mortgagors of the loans underlying the certificates. A rating will not address the possibility of prepayment at higher rates than anticipated by an investor which may cause the investor to experience a lower than anticipated yield. In extreme cases, holders of stripped interest certificates may fail to recoup their initial investments.

--------------
COMMERCIAL AND MULTIFAMILY   Your investment decision should take into account
MORTGAGE LOANS ARE SUBJECT   that commercial and multifamily mortgage lending
TO SPECIAL RISKS WHICH MAY   generally involves risks that are different than
ADVERSELY AFFECT YOUR        those faced in connection with other types of
INVESTMENT                   lending. The following factors, among others,
                             contribute to these risks:

                             (1)  Larger loans provide lenders with less
                                  diversification of risk and the potential for greater losses from the delinquency and/or default of individual loans;

                             (2) Many of the mortgage loans are non-recourse obligations, the repayment of which is often solely dependent upon the successful operation of the related mortgaged properties;

                             (3) Commercial and multifamily property values and net operating income can be volatile;

                             (4) Many of the mortgage loans are balloon loans, so your investment may be exposed to additional risks associated with both the value of the related mortgaged property and the borrower's ability to obtain new financing when the balloon payment is due;

                             (5) An increase in vacancy rates, a decline in rental rates, or an increase in operating expenses or necessary capital expenditures may impair a borrower's ability to repay its loan;

                             (6) Changes in the general economic climate, an excess of comparable space in the area, a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions of the property's safety, convenience and services may adversely affect the income from and market value of a mortgaged property; and

                             (7) Government regulations and changes in real estate, zoning or tax laws, changes in interest rate levels or potential liability under environmental and other laws may affect real estate values and income.

--------------
AGING, DETERIORATION AND     The age, construction quality and design of a
POOR CONSTRUCTION QUALITY    particular mortgaged property may affect the
MAY ADVERSELY AFFECT THE     occupancy level and the rents or other occupancy
VALUE AND CASH FLOW OF THE   fees that may be charged. Poorly constructed
MORTGAGED PROPERTIES         mortgaged properties are likely to require more
                             expenditures for maintenance, repairs and improvements. Even mortgaged properties that were well constructed and have been well maintained will require improvements in order for them to maintain their value and retain tenants and other occupants.

--------------
LIMITED ADAPTABILITY FOR     Some of the mortgaged properties would require
OTHER USES MAY               substantial capital expenditures to convert to an
SUBSTANTIALLY LOWER THE      alternative use. If the operation of a mortgaged
LIQUIDATION VALUE OF         property with this characteristic becomes
CERTAIN MORTGAGED            unprofitable due to, among other factors, (1)
PROPERTIES                   competition, (2) age of the improvements, (3)
                             decreased demand, and (4) zoning restrictions, and as a result the borrower becomes unable to meet its obligations, the liquidation value of any such mortgaged property may be substantially less than would be the case if such property were more readily adaptable to other uses.

--------------
IF A LEASE EXPIRES OR IS     We cannot assure you that (1) leases that expire
OTHERWISE TERMINATED, IT     can be renewed, (2) the space covered by leases
MAY NOT BE RENEWED IN A      that expire or are terminated can be leased in a
TIMELY MANNER OR AT ALL OR   timely manner at comparable rents or on comparable
IT MAY BE RENEWED FOR LOWER  terms or (3) the borrower will have the cash or be
LEASE PAYMENTS               able to obtain the financing to fund any required
                             tenant improvements. If vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected, income from and the market value of the mortgaged properties would be adversely affected.
                             If a tenant defaults, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions. For example, this could occur if an important tenant known as an "anchor tenant" ceases operations at the related mortgaged property. If any of these events occur, we cannot assure you that the operation of such provisions would not allow a termination or rent reduction. A tenant's lease may also be terminated or otherwise affected if the tenant becomes the subject of a bankruptcy proceeding.

--------------
THE MORTGAGED PROPERTIES     Factors affecting the competitive position of the
FACE COMPETITION FROM        mortgaged properties include:
VARIOUS SOURCES, WHICH
COULD ADVERSELY AFFECT THE   (1)  the existence of similar properties located in
NET OPERATING INCOME AND          the same area, which attract similar types of
MARKET VALUES OF THE              occupants on the basis of more favorable
PROPERTIES AND THEREFORE,         rental rates, location, condition and
ON YOUR INVESTMENT                features;

                             (2) the existence of any oversupply of available space in a particular market either as a result of new construction or a decrease in the number of occupants, which adversely affects the rental rates for the mortgaged properties; and

                             (3) the possibility of other properties being converted to competitive uses as a result of trends in the use of property by occupants (for example, the establishment of more home-based offices and businesses or the conversion of warehouse space for multifamily use).

--------------
POOR MANAGEMENT OF THE       The successful operation of the mortgaged
MORTGAGED PROPERTIES MAY     properties also depends on the performance of the
ADVERSELY AFFECT THEIR       respective property managers of the mortgaged
OPERATION                    properties. The property managers may be
                             responsible for:

                                  (1) responding to changes in local market
                             factors such as competition and patterns of demand;

                                  (2) managing leasing activities such as
                             planning and implementing the rental rate structure, including establishing levels of rent payments; and

                                  (3) ensuring that maintenance and capital
                             improvements can be carried out in a timely fashion.

                             To the extent the property managers do not properly perform these duties, the cash flow and market value for the related mortgaged properties could suffer, which would have an adverse affect on the certificates.

--------------
IF TENANT LEASES DO NOT      Some of the tenant leases, including some of the
CONTAIN ATTORNMENT           anchor tenant leases, do not contain provisions
PROVISIONS OR ARE NOT        that require the tenant to attorn to, or recognize
SUBORDINATE TO MORTGAGE      as landlord under the lease, a successor owner of
LIENS, THE FORECLOSURE       the property following foreclosure. Some of the
VALUE OF THE MORTGAGED       leases, including some of the anchor tenant leases,
PROPERTY COULD BE ADVERSELY  may be either subordinate to the liens created by
AFFECTED                     the mortgage loans or else contain a provision that
                             requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (for example, if such tenants were paying above-market rents). If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property. If the lease contains provisions inconsistent with the mortgage
                             (for example, provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

--------------
REGIONAL FACTORS MAY         Repayments by borrowers and the market values of
ADVERSELY AFFECT THE VALUE   the mortgaged properties could be affected by:
AND CASH FLOW OF MORTGAGED
PROPERTIES                        (1) economic conditions generally or in the
                             regions where the borrowers and the mortgaged
                             properties are located;

                                  (2) conditions in the real estate markets
                             where the mortgaged properties are located;

                                  (3) changes in governmental rules and fiscal
                             policies;

                                  (4) natural disasters; and

                                  (5) other factors that are beyond the control
                             of the borrowers.

                             The economy of any state or region in which a mortgaged property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region.

--------------
IF A BORROWER USES THE       In general, the borrowers are prohibited from
MORTGAGED PROPERTY AS        taking another loan secured by the mortgaged
SECURITY FOR ANOTHER LOAN,   property without the mortgagee's approval. The
THE VALUE OF THE MORTGAGED   pooling and servicing agreement will permit the
PROPERTY MAY BE REDUCED      master servicer and the special servicer to approve
                             another loan if certain conditions exist, including approval by each rating agency rating the certificates. The absence of such conditions may not become evident, however, until the related mortgage loan otherwise defaults. If one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks. Some of those risks are:

                             (1) the borrower may defer necessary maintenance of the mortgaged property in order to pay the required debt service on the subordinate financing, and the value of the mortgaged property may decline as a result;

                             (2)  the borrower may have an incentive (for
                                  example because the interest rate is higher) to repay the subordinate or unsecured indebtedness before the mortgage loan thereby reducing payments to the trust fund;

                             (3) it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for the purpose of making any balloon payment upon the maturity of the mortgage loan or for the purpose of making a prepayment in full on or about the anticipated repayment date in the case of any ARD Loan; and

                             (4) additional debt increases the risks that the borrower could be become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings, delaying foreclosure on the mortgaged property.

--------------
APPRAISALS AND ENGINEERING   In making your investment decision, you should not
REPORTS ARE OF LIMITED       rely on appraisals and engineering reports on
VALUE IN HELPING YOU MAKE    mortgaged properties as your only indicator of the
YOUR INVESTMENT DECISION     actual value or physical characteristics of the
                             mortgaged properties. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a willing buyer would pay a willing seller.
                             That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale.
                             Information regarding the values of the mortgaged properties as of the cut-off date for a particular series of certificates is presented in the section in the accompanying prospectus supplement titled
                             "Description of the Mortgage Pool--Certain
                             Characteristics of the Mortgage Pool" for illustrative purposes only. The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective mortgage loans. The reports may not have been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.

--------------
CHANGES IN ZONING LAWS MAY   The mortgaged properties are typically subject to
REDUCE THE VALUE AND INCOME  applicable building and zoning ordinances and codes affecting the construction and use of real property. Because the zoning laws applicable to a mortgaged property (including density, use, parking and set back requirements) are generally subject to change at any time, certain improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws. Changes in zoning laws may limit the ability of the related borrower to renovate the premises and, in the event of a substantial casualty loss, rebuild or utilize the premises "as is." These changes may reduce the value and income of the mortgaged property.

--------------
A BORROWER'S COSTS OF        A borrower may be required to incur costs to comply
COMPLIANCE WITH APPLICABLE   with various existing and future federal, state or
LAWS AND REGULATIONS MAY     local laws and regulations applicable to the
REDUCE ITS ABILITY TO REPAY  related mortgaged property. Such costs, or the
THE MORTGAGE LOAN            imposition of injunctive relief, penalties or fines
                             in connection with the borrower's noncompliance, could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                             For more detailed information about regulatory compliance costs, you should refer to the section of this prospectus titled "Certain Legal Aspects of the Mortgage Loans--Americans With Disabilities Act."

--------------
A TENANT'S DEFAULT ON ITS    Certain of the mortgaged properties are leased
LEASE OF A SINGLE TENANT     wholly or in large part to a single tenant or are
PROPERTY COULD REDUCE THE    wholly or in large part owner-occupied. If any such
PROPERTY'S VALUE AND ANY     tenant failed to perform its obligations under its
CASH FLOW THEREFROM          lease (or, in the case of an owner-occupied
                             mortgaged property, under the related mortgage loan documents) such a failure could reduce the property's value and cash flow therefrom and adversely affect the related borrower's ability to make payments on the related mortgage loan.

                             For more information on risks associated with default of single tenant property, you should refer to the section in the accompanying proscpectus supplement titled "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Tenant Matters" and in "Annex A" attached to the accompanying prospectus supplement.

                             If a significant portion of a mortgaged property is leased to a single tenant that tenant vacates or fails to perform its obligations, the failure of the borrower to relet the portion of the mortgaged property will have a greater adverse effect on your investment than if the mortgaged property were leased to a greater number of tenants.

--------------
BORROWER'S FAILURE TO MAKE   Most of the mortgage loans are balloon loans.
BALLOON PAYMENTS MAY         Balloon loans involve a greater risk of default
ADVERSELY AFFECT YOUR        than self-amortizing loans. A borrower's ability to
INVESTMENT                   make a balloon payment typically will depend upon
                             its ability either to refinance the related mortgaged property or to sell the mortgaged property at a price sufficient to allow it to make the balloon payment. A number of factors at the time of attempted sale or refinancing affect the borrower's ability to accomplish either of these goals, including:

                             (1)  available mortgage rate levels;

                             (2) the related mortgaged property's fair market value;

                             (3) the borrower's equity in the related mortgaged property;

                             (4)  the borrower's financial condition;

                             (5) the related mortgaged property's operating history;

                             (6)  tax laws;

                             (7)  prevailing economic conditions; and

                             (8) the availability of credit for multifamily or commercial properties.

                             For more information about risks of default of Balloon Payments, you should refer to the section in the accompanying prospectus supplement titled "Yield and Maturity Considerations--Yield Considerations--Balloon Payments/ARD Loan
                             Payments."

--------------
DELINQUENT AND               If so provided in the related prospectus
NON-PERFORMING MORTGAGE      supplement, the trust fund for a particular series
LOANS MAY INCREASE THE RISK  of certificates may include mortgage loans that are
OF YOUR INVESTMENT           past due or are non-performing and would be
                             serviced by a special servicer. The inclusion of delinquent or non-performing mortgage loans in a trust fund may increase the risk of defaults and prepayments on mortgage loans and consequently adversely affect the yield on that series of certificates. Certificates may benefit from credit enhancement if provided in the related prospectus supplement. However, any credit enhancement may not cover all losses related to delinquent or non-performing mortgage loans.

--------------
RISK OF EXTENSIONS AND       To maximize recoveries on defaulted mortgage loans,
MODIFICATIONS OF DEFAULTED   a master servicer or special servicer may extend
MORTGAGE LOANS               and modify mortgage loans that are in default or
                             are likely to be in default, particularly with respect to balloon payments, within the parameters specified in the related prospectus supplement. A master servicer or a special servicer may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such mortgage loans. Although a master servicer or special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that any extensions or modifications or payment of a workout fee will increase the amount of receipts from mortgage loans that are in default or are likely to be in default.

--------------
RISKS RELATED TO THE         Mortgage loans made to partnerships, corporations
MORTGAGOR'S FORM OF ENTITY   or other entities may entail risks of loss from
AND SOPHISTICATION           delinquency and foreclosure that are greater than
                             those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as the trust fund, under the bankruptcy laws. Many of these entities do not have personal assets and creditworthiness at stake, unlike individuals involved in bankruptcies. The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations because a sophisticated mortgagor will be aware of its rights, against its mortgagee and it is more likely it will have the resources to make effective use of all of its defenses to payment, including filing for bankruptcy.

--------------
BANKRUPTCY OF BORROWERS MAY Borrowers may have businesses and liabilities ADVERSELY AFFECT PAYMENT OF unrelated to the mortgaged property which may make
MORTGAGE LOANS               the borrower more likely to become insolvent or the
                             subject of a bankruptcy proceeding. In addition, any borrower, as an owner of real estate, will be subject to certain potential liabilities and risks.
                             We cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding against such borrower. If this happens, the cash flow associated with the mortgage loan could be delayed, reduced or eliminated.

                             For more information about risks of bankruptcy, you should refer to the section in this prospectus titled "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Bankruptcy Laws."

--------------
LITIGATION AGAINST A         From time to time, legal proceedings may be
BORROWER MAY REDUCE ITS      threatened or instituted against the borrowers and
ABILITY TO MEET ANY          their affiliates relating to their business. Such
MORTGAGE                     litigation may potentially reduce any borrower's
                             ability to meet its obligations under the related mortgage loan and, thus, reduce the trust fund's cash flow therefrom

--------------
CONCENTRATION OF MORTGAGE    In general, a mortgage pool composed of loans
LOANS AND BORROWERS          having larger average balances and a smaller number
DECREASES DIVERSIFICATION    of loans may be subject to losses that are more
AND MAY INCREASE THE RISK    severe than if the aggregate balance of the
OF YOUR INVESTMENT           mortgage loans in the pool was more evenly
                             distributed. In all cases, you should carefully consider all aspects of any mortgage loan representing a significant percentage of the initial pool balance to ensure that no such loan is subject to risks unacceptable to you. Additionally, a mortgage pool with a high concentration of mortgage loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions
                             (such as a bankruptcy) in order to alleviate such difficulties. If this occurs, it could adversely effect payments on the mortgage loans or the value of the mortgage properties and therefore your investment.

                             For more information concerning the mortgage pool and the exposure to concentration risks, you should refer to the section in the accompanying prospectus supplement titled "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers."

--------------
NON-RECOURSE LOANS LIMIT     The majority of the mortgage loans are non-recourse
REMEDIES FOLLOWING BORROWER  loans. Under these non-recourse loans, if a
DEFAULT                      borrower defaults, the ability of the trust fund to
                             recover amounts due generally may be had only against the specific mortgaged property securing the mortgage loan and any other assets (if any) as may have been pledged to secure the mortgage loan.
                             As a result, the payment of each non-recourse mortgage loan depends primarily upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

                             For a more detailed description of the mortgage pool, you should refer to the accompanying prospectus supplement, including the section titled "Description of the Mortgage Pool--General."

                             In those cases where recourse against the borrower is permitted by the loan documents, the ability to collect from the borrower is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally are not within the control of any of the mortgage loan sellers, the transferor, the depositor, the master servicer, the special servicer, the trustee or any of their affiliates. Therefore, even if there is recourse, we cannot assure you that significant amounts will be realized in respect of such recourse in the event of a default or any mortgage loan.

--------------
FORECLOSURE OF ANY           If the trust fund acquires a mortgaged property in
MORTGAGED PROPERTY MAY       a foreclosure or deed-in-lieu of foreclosure, the
SUBJECT THE TRUST FUND TO    trust fund might become subject to federal (and
CERTAIN TAXES                possibly state or local) tax, at the highest
                             marginal corporate rate (currently 35%), on certain of its net income from the operation and management of that mortgaged property. As a consequence, the net proceeds available for distribution to certificateholders would be reduced.

--------------
COURTS MAY REFUSE TO         The mortgage loans will generally contain
ENFORCE DUE-ON-SALE,         "due-on-sale" and "due-on-encumbrance" clauses.
DUE-ON-ENCUMBRANCE AND       These clauses permit the mortgagee to accelerate
DEBT-ACCELERATION CLAUSES,   the maturity of the mortgage loan if the related
ADVERSELY AFFECTING          borrower sells or otherwise transfers or encumbers
EXERCISE OF REMEDIES UPON    the related mortgaged property in violation of the
DEFAULTED MORTGAGE LOANS     mortgage. The mortgage loans will also generally
                             include a debt-acceleration clause. A
                             debt-acceleration clause permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

                             The courts of a state, however, may refuse to permit the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness if the breach of one of these clauses is immaterial or does not materially adversely affect the mortgagee's security, or if enforcement of the clause would be inequitable, unjust, or unconscionable.

--------------
LIMITATIONS ON THE           Arrangements by which certain of the mortgage loans
ENFORCEABILITY OF            are cross-collateralized and cross-defaulted with
CROSS-COLLATERALIZATION      one or more related mortgage loans could be
ARRANGEMENTS MAY HAVE AN     challenged as fraudulent conveyances by the
ADVERSE EFFECT ON RECOURSE   creditors or the bankruptcy estate of any of the
IN THE EVENT OF A DEFAULT    related borrowers. Under federal and most state
ON A CROSS-COLLATERALIZATION fraudulent conveyance statutes, the granting of a
MORTGAGE LOAN                mortgage lien by a person may be voided if a court
                             were to determine that:

                                  (1) the borrower did not receive fair
                             consideration or reasonably equivalent value when pledging mortgaged property for the equal benefit of the other related borrowers, and

                                  (2) the borrower was insolvent at the time of
                             granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

                             A lien granted by a borrower on a
                             cross-collateralized loan to secure the mortgage loan of an affiliated borrower, or any payment thereon, could potentially be avoided as a fraudulent conveyance. If this were to occur, the trust fund's security in the mortgage loan and resulting cash flows therefrom may be reduced.

--------------
TRUST FUNDS MAY NOT HAVE A   The related prospectus supplement will describe
PERFECTED SECURITY INTEREST  whether and to what extent the mortgage loans will
IN CERTAIN ASSIGNMENTS OF    be secured by an assignment of leases and rents.
LEASES AND RENTS             Under an assignment of leases and rents, the
                             mortgagor typically assigns its rights as landlord under the leases on the related mortgaged property and the related income to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. These assignments are typically not perfected as security interests until the mortgagee takes possession of the related mortgaged property or a receiver is appointed. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may be adversely affected.

                             For a more detailed description of these issues, you should refer to the section of this prospectus titled "Certain Legal Aspects of the Mortgage Loans-Leases and Rents."

--------------
THE ENVIRONMENTAL CONDITION Tenants and occupants may affect the environmental OF MORTGAGED PROPERTIES MAY condition of a mortgaged property. Current and
SUBJECT THE TRUST FUND TO    future environmental laws, ordinances or
LIABILITY UNDER FEDERAL AND  regulations may impose additional compliance
STATE LAWS                   obligations on business operations that can be met
                             only by significant capital expenditures.

                             Adverse environmental conditions subject to the trust fund to certain risks, including the following:

                             (1) a diminution in the value of a mortgaged property or the inability to foreclose against such mortgaged property;

                             (2) inability to lease the mortgaged property to potential tenants;

                             (3) the potential that the related borrower may default on a mortgage loan due to the borrower's inability to pay high investigation and/or remediation costs or difficulty in bringing its operations into compliance with environmental laws; and

                             (4) liability for clean-up costs or other remedial actions which could exceed the value of the mortgaged property.

                             Under certain federal and state laws, a statutory lien over the subject property may secure the reimbursement of remedial costs incurred by regulatory agencies to address environmental violations. Such a lien over a mortgage property would adversely affect its value and could make foreclosure upon it following default by the related borrower impractical. Under various federal, state and local laws, ordinances and regulations, the trust fund may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. Liability for the cost of any required remediation generally is not limited under applicable laws, and could exceed the value of the property.

                             For more information on the trust fund's potential environmental risks you should refer to the section in this prospectus titled "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" and the
                             section in the accompanying prospectus supplement titled "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks."

                             Under certain federal and state laws, it is possible that the trust fund may be held liable for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property.

                             For more information on the trust fund's potential liability for releases of hazardous substances, you should refer to the section in this prospectus titled "Certain Legal Aspects of the Mortgage Loans--Environmental Risks."

                             Each of the mortgage loan sellers has represented to the transferor that each of the related mortgaged properties was subject to a Phase I "environmental site assessment" conducted consistently with (1) generally recognized industry standards or (2) a similar study or an update of a previously conducted environmental site assessment or (3) an update based upon information contained in an established database. Other than as described in the section of the accompanying prospectus supplement titled "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks," the mortgage loan sellers have informed the depositor that such assessments, studies or updates were conducted within 12 months prior to the cut-off date for the related series of certificates set forth in the accompanying prospectus supplement. The mortgage sellers have also stated that the environmental assessments, screen assessments, studies or updates identified no material adverse environmental factors anticipated to require any material expenditure for any mortgaged property, except for:

                             (1) those cases where a qualified environmental consultant investigated such factors and recommended no further investigations or remediation;

                             (2)  those cases in which an environmental
                                  consultant recommended an operations and maintenance plan which was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan;

                             (3) those cases in which soil or groundwater contamination was suspected or identified and either (a) such factors were remediated or abated prior to the closing date set forth in one accompanying prospectus supplement, (b) a letter was obtained from the applicable regulatory authority stating that no further action was required or (c) an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, monitoring or remediation;

                             (4) those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either (a) such condition is not known to have affected the mortgaged property or (b) the responsible party has either received a letter from the applicable regulatory agency stating nor further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower; and

                             (5) those cases involving small loans (with an original principal balance of less than $1,000,000), when the borrower has acknowledged in the mortgage loan documents the existence of such factor and expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

                             The above information regarding the absence of material adverse environmental conditions is based upon the environmental assessments, similar studies or updates. The mortgage loan sellers, the depositor, the transferor, and any of their respective affiliates have not independently verified this information.

                             The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to either acquiring title on behalf of the trust fund or assuming the property's operations. The requirement may effectively delay foreclosure until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. However, this requirement will also decrease the likelihood that the trust fund will become liable under any environmental law. Any environmental site assessment could potentially fail to reveal the factors that could result in the trust fund becoming liable under any environmental law. In addition the pooling and servicing agreement's requirements may not effectively insulate the trust fund from potential liability under environmental laws.

                             For more information on environmental site assessments, you should refer to the section in this prospectus titled "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" and the
                             section in the accompanying prospectus supplement titled "The Pooling and Servicing Agreement--Realization Upon Mortgage
                             Loans--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans."

JUNIOR MORTGAGE LOANS        Certain of the mortgage loans may be junior
                             mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens.

                             For more detailed information on the risks to holder of mortgage loans secured by junior liens, you should refer to the sections in this prospectus titled "Certain Legal Aspects Of The Mortgage Loans--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure."

--------------
THE INTERESTS OF THE MASTER  The master servicer and/or special servicer may
SERVICER OR THE SPECIAL      purchase and own certificates, including
SERVICER MAY CONFLICT WITH   subordinate certificates. Under such circumstances,
THOSE OF THE TRUST FUND      it is possible that the interests of the master
REGARDING THE MASTER         servicer or special servicer, as a holder of the
SERVICER OR SPECIAL          certificates of any class, may differ from those of
SERVICER'S PURCHASE OF       the holders of certificates of any other class. The
CERTIFICATES AND SERVICING   master servicer and special servicer may continue
OF NON-TRUST FUND LOANS      to service existing mortgage loans and new mortgage
                             loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the mortgage loans and the mortgaged properties. To the extent that overlap exists, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. The master servicer and the special servicer are required, however, to service the mortgage loans in accordance with the servicing standard contained in the pooling and servicing agreements.

--------------
ERISA CONSIDERATIONS         Generally, Title I of ERISA and certain sections of
                             the Tax Code apply to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective benefit plan investors that are subject to ERISA or the Tax Code are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the certificates of any series.

                             For more detailed information, you should refer to the section in this prospectus titled "ERISA Considerations."

--------------
MATERIAL FEDERAL TAX         Holders of residual certificates will be required
CONSIDERATIONS REGARDING     to report on their federal income tax returns as
RESIDUAL CERTIFICATES        ordinary income their pro rata share of the taxable
                             income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in the section of this prospectus titled
                             "Material Federal Income Tax Consequences-Federal
                             Income Tax Consequences for REMIC Certificates." It is possible that holders of residual certificates may have taxable income and tax liabilities arising from their investment in excess of the cash received during a taxable year. The requirement that holders of residual certificates report their pro rata share of the taxable income of the REMIC will continue until the certificate balances of all classes of certificates of the related series have been reduced to zero, even if holders of residual certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income which (1) will generally not be subject to offset by losses from other activities, (2) will be treated as unrelated business taxable income for a tax-exempt holder, and (3) will not qualify for exemption from withholding tax for a foreign holder. Individual holders of residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of residual certificates, the taxable income arising in a given year on a Residual
                             Certificate will not be equal to the taxable income associated with a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.

==============
RISK OF TAXABLE INCOME IN    A holder of a certificate in a Class of Subordinate
EXCESS OF DISTRIBUTIONS      Certificates could be allocated taxable income
RECEIVED                     attributable to accruals of interest and original
                             issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions.

                             For more detailed information, you should refer to the section in this prospectus titled "Material Federal Income Tax Consequences-Taxation of Regular Interests-Treatment of Subordinate Certificates."

                                  THE DEPOSITOR

         Prudential Securities Financing Corp. (the "Depositor") will deposit the Mortgage Loans into the Trust Fund. The Depositor was incorporated in the State of Delaware on August 26, 1988 as a wholly owned, limited purpose finance subsidiary of [Prudential Securities Group Inc.]. The principal executive offices of the Depositor are located at One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

         The Depositor will have no servicing obligations or responsibilities with respect to any series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, and does not expect to have, any significant assets.

         The Depositor was organized for the purposes of establishing trusts, selling interests in the trusts and acquiring and selling mortgage assets to those trusts. Neither the Depositor, its parent nor any of its affiliates will insure or guarantee collections on the Mortgage Loans or distributions on the Certificates. Unless otherwise specified in the applicable prospectus supplement, the assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each series of Offered Certificates to (1) purchase the Mortgage Loans relating to that series, (2) repay debt that was incurred to acquire Mortgage Loans, (3) obtain credit enhancement, if any, for the series, and (4) pay costs of structuring, issuing and underwriting the Certificates. Certificates may be exchanged by the Depositor for Mortgage Loans if so specified in the accompanying prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Pooling and Servicing Agreement" ) to be entered into among the Depositor, the master servicer (the "Master Servicer"), the special servicer (the "Special Servicer"), if any, and the Trustee for that series of Certificates and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable prospectus supplement. The following summaries describe general provisions of the Certificates and the Pooling and Servicing Agreement. However, the prospectus supplement for each series of Certificates will more fully describe the Certificates and the provisions of the related Pooling and Servicing Agreement, which may be different from the following summaries.

         At the time of issuance, the Offered Certificates of each series will be rated "investment grade," one of the four highest categories, by a nationally recognized statistical rating organization. Each rating organization specified in a prospectus supplement as rating Offered Certificates is referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

         Each series of Certificates will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement for that series. The Trust Fund for each series will primarily include, to the extent provided in the Pooling and Servicing Agreement:

         (1) the Mortgage Loans conveyed to the Trustee pursuant to the Pooling and Servicing Agreement;

         (2) all payments on or collections from the Mortgage Loans due after the Cut-off Date;

         (3) all REO property, as defined in the accompanying prospectus supplement;

         (4)  all revenue received in respect of any REO Property;

         (5)  all insurance policies with respect to the Mortgage Loans;

         (6) all assignments of leases, rents and profits and security agreements;

         (7) all indemnities or guaranties given as additional security for the Mortgage Loans;

         (8) the Trustee's interest in all reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account");

         (9)  the Collection Account;

         (10) the Distribution Account and the REO Account;

         (11) all environmental indemnities relating to the Mortgaged
              Properties;

         (12) all rights and remedies under the Mortgage Loan Purchase and Sale Agreement;

         (13) all proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent that interest belongs to the related mortgagor); and

         (14) all other assets or rights described in the accompanying prospectus supplement.

         In addition, the Trust Fund for a series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), Fannie Mae or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Credit Enhancement. See "Credit Enhancement." Other assets contained in a Trust Fund will be described more fully in the related prospectus supplement.

         If so specified in the related prospectus supplement, Certificates of a given series may be issued in several classes. The Classes may:

         (1) pay interest at different rates,

         (2) represent different allocations of the right to receive principal and interest payments, such as subordination,

         (3) be structured to receive principal payments in sequence by class (each class in a group of sequential pay classes would be entitled to be paid in full before the next class in the group is entitled to receive any principal payments), or

         (4) provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of Certificates may be offered in the same prospectus supplement as the senior Certificates of that series or may be offered in a separate offering document.

         Each class of Certificates will be issued in the minimum denominations specified in the related prospectus supplement.

         The prospectus supplement for each series will contain a description of their characteristics and specific risk factors, including, as applicable, (1) mortgage principal prepayment effects on the weighted average lives of classes;
(2) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (3) the degree to which an investor's yield is sensitive to principal prepayments.

         The Offered Certificates of each series will be freely transferable and exchangeable at the office specified in the related Pooling and Servicing Agreement and prospectus supplement. Certain classes of Certificates, however, may be subject to transfer restrictions described in the related prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

         The Trustee (or a paying agent that may be identified in the related prospectus supplement) will distribute to the registered holders of the Certificates (the "Certificateholders") amounts described in the related prospectus supplement on the day (the "Distribution Date") specified in the related prospectus supplement. These distributions will begin on the date specified in the related prospectus supplement following the establishment of the related Trust Fund. In general, the distributions will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, after a date specified in the related prospectus supplement (the "Cut-off Date") and prior to the date specified in the related prospectus supplement for each Distribution Date. The Trustee shall mail checks for such distributions to the address of the person entitled to the payment as it appears on the certificate register maintained by the Trustee (or wire transfer such funds if so specified in the related prospectus supplement). The final distribution in retirement of the Certificates of each series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution.

ACCOUNTS

         The Master Servicer will establish and maintain an account (the "Collection Account") in the name of the Trustee for the benefit of the Certificateholders for each Series of Certificates. The Master Servicer generally will be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to withdraw amounts from the Collection Account to, among other things:

         (1) transfer certain amounts for the related Distribution Date into the Distribution Account;

         (2) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Pooling and Servicing Agreement;

         (3) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and

         (4) reimburse the Master Servicer, the Special Servicer, the Trustee and the Depositor for certain expenses and indemnify the Depositor, the Master Servicer and the Special Servicer, as described in the Pooling and Servicing Agreement.

         "Property Protection Expenses" are certain costs and expenses incurred in connection with defaulted Mortgage Loans, the acquisition of title to, or management of, REO Property, or the sale of defaulted Mortgage Loans or REO Properties. The applicable prospectus supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

         The Trustee will establish an account (the "Distribution Account") in the name of the Trustee for the benefit of the Certificateholders for each series of Certificates. The Master Servicer generally will be required to transfer to the Distribution Account amounts held in the Collection Account to make distributions to Certificateholders for a given Distribution Date. On each Distribution Date, the Trustee will use amounts on deposit in the Distribution Account to distribute interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

         The amount in the Collection Account or the Distribution Account at any time may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day before the next Master Servicer Remittance Date, in the case of the Collection Account, or the business day before the next Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit to the Distribution Account on or before the business day before the related Distribution Date (the "Master Servicer Remittance Date") amounts on deposit in the Collection Account that are required for distribution to Certificateholders. The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will be paid to the Master Servicer as additional servicing compensation, and the Master Servicer will bear the risk of loss of funds in the Collection Account and the Distribution Account resulting from such investments. The Master Servicer will be required to deposit the amount of any such loss in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

         The Master Servicer or the Special Servicer generally will establish and maintain an account (the "REO Account") to be used in connection with REO Properties and, if specified in the related prospectus supplement, certain other Mortgaged Properties.

To the extent set forth in the Pooling and Servicing Agreement, certain withdrawals from the REO Account will be made to, among other things, (1) make remittances to the Collection Account as required by the Pooling and Servicing Agreement; (2) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Pooling and Servicing Agreement; and (3) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

         The amount in the REO Account at any time may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day before the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be paid to the Master Servicer, or the Special Servicer, if applicable, as additional servicing compensation, and the Master Servicer or the Special Servicer, as applicable, will bear the risk of loss of funds in the REO Account resulting from such investments. The Master Servicer or the Special Servicer, as applicable, will be required to deposit the amount of any such loss in the REO Account promptly as realized.

         "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a series require other or additional investments:

         (1) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that those obligations are backed by the full faith and credit of the United States of America;

         (2) direct obligations of the FHLMC (debt obligations only), Fannie Mae (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);

         (3) federal funds time deposits in, or certificates of deposit of, or bankers' acceptances or repurchase obligations issued by, any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term debt obligation from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating the Certificates, provided, in each case, the maturity is not more than 365 days;

         (4) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating the Certificates in its highest short-term unsecured rating category;

         (5) units of taxable money market funds or mutual funds that seek to maintain a constant asset value and have been rated by each Rating Agency rating the Certificates as Permitted Investments;

         (6) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment as may be acceptable to each Rating Agency rating the Certificates as a permitted investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

         (7) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating the Certificates; provided, however, that (a) if S&P is rating the Certificates, none of the obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except for units of money market funds pursuant to clause (5) above, each obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; (c) except for units of money market funds pursuant to clause (5) above, if any obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and (d) if any of the obligations or securities listed in paragraphs (3) -(6) above are not rated by each Rating Agency rating the Certificates, such investment will nonetheless qualify as a Permitted Investment if it is rated by one of the Rating Agencies rating the Certificates and one other nationally recognized statistical rating organization; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Tax Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if
              (a) such instrument or security evidences a right to receive only interest payments or (b) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of the underlying investment as of the date of its acquisition.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

         Generally, the Pooling and Servicing Agreement for each series may be amended from time to time by the parties thereto without the consent of any of the Certificateholders to:

         (1) cure any ambiguity,

         (2) correct or supplement any provisions that may be inconsistent with any other provisions,

         (3) amend any provision to the extent necessary or desirable to maintain the rating or ratings assigned to each of the classes of Certificates by each Rating Agency, or

         (4) address other matters or questions arising under the Pooling and Servicing Agreement that will not (a) be inconsistent with the provisions of the Pooling and Servicing Agreement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding class of Certificates and
              (c) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel.

         Each Pooling and Servicing Agreement may be amended from time to time by the parties thereto with the consent of the holders of each of the classes of Certificates representing at least a percentage specified in the related Pooling and Servicing Agreement of each class of Certificates affected by the amendment. However, no such amendment shall:

         (1) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate, without the consent of each affected Certificateholder;

         (2) change the percentage of Certificates required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the holders of all outstanding Certificates; or

         (3) alter the obligations of the Master Servicer or the Trustee to make an advance, without the consent of the holders of all Certificates representing all of the Voting Rights of the class or classes affected thereby.

         "Voting Rights" means the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or any similar means of allocating decision-making under the related Pooling and Servicing Agreement specified in the related prospectus supplement.

         Further, the Pooling and Servicing Agreement for each series may provide that the parties thereto, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to the extent necessary or helpful to maintain the qualification of any REMIC related to the series or to prevent the imposition of any additional material state or local taxes, while any of the Certificates are outstanding. However, such action, as evidenced by an opinion of counsel, must not adversely affect in any material respect the interest of any Certificateholder.

         The related prospectus supplement will specify the method for allocating Voting Rights among holders of Certificates of a class. Any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, any mortgagor, the Trustee or any of their respective affiliates will be deemed not to be outstanding. However, Certificates beneficially owned by the Master Servicer, the Special Servicer, or any of their affiliates will be deemed to be outstanding in connection with any required consent to an amendment of the Pooling and Servicing Agreement that relates to an action that would materially adversely affect in any material respect the interests of the Certificateholders of any class while the Master Servicer, the Special Servicer, or any such affiliate owns not less than a percentage of such class specified in the related Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement relating to each series may provide that no amendment to such Pooling and Servicing Agreement will be made unless there has been delivered in accordance with such Pooling and Servicing Agreement an opinion of counsel to the effect that such amendment will not cause that series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

         The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Pooling and Servicing Agreement required by the Rating Agencies rating Certificates of such series.

TERMINATION OF POOLING AND SERVICING AGREEMENT

         The obligations of the parties to the Pooling and Servicing Agreement for each series will terminate upon:

         (1) the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

         (2) the later of (a) the distribution to Certificateholders of that series of the final payment on the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Pooling and Servicing Agreement;

         (3) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Pooling and Servicing Agreement; or

         (4)  the mutual consent of the parties and all Certificateholders.

         For each series, the Trustee will give or cause to be given written notice of termination of the Pooling and Servicing Agreement to each Certificateholder and the final distribution under the Pooling and Servicing Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution for each series, the Trustee (or a paying agent identified in the applicable prospectus supplement) will forward to each Certificateholder a statement setting forth information relating to the distribution as specified in the Pooling and Servicing Agreement and described in the applicable prospectus supplement.

THE TRUSTEE

         The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Pooling and Servicing Agreement for each series and the Trustee will be identified, and its obligations under that Pooling and Servicing Agreement will be described, in the applicable prospectus supplement. The Rating Agencies rating Certificates of a series may require the appointment of a Fiscal Agent to guarantee certain obligations of the Trustee who would be a party to the Pooling and Servicing Agreement. In such event, the Fiscal Agent will be identified, and its obligations under the Pooling and Servicing Agreement will be described, in the applicable prospectus supplement. See "Servicing of the Mortgage Loan-Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                               THE MORTGAGE POOLS

GENERAL

         Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property"). A Mortgage Pool may also include participation interests in such types of mortgage loans, private-label mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, Fannie Mae or

GNMA, mortgage pass-through certificates, or collateralized mortgage obligations. Each such mortgage loan, Installment Contract, participation interest, certificate, or collateralized mortgage obligation is herein referred to as a "Mortgage Loan."

         All Mortgage Loans will be of one or more of the following types:

         (1)  Mortgage Loans with fixed interest rates;

         (2)  Mortgage Loans with adjustable interest rates;

         (3) Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

         (4) Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

         (5) Mortgage Loans that provide for recourse against only the Mortgaged Properties;

         (6) Mortgage Loans that provide for recourse against the other assets of the related mortgagors; and

         (7) any other types of Mortgage Loans described in the applicable prospectus supplement.

         Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. For more detailed information, you should refer to the section in this prospectus titled "Certain Legal Aspects Of The Mortgage Loans-Leases and Rents."

         If so specified in the accompanying prospectus supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors, however, the principal balance of mortgage loans to a single obligor or group of related obligors will not exceed 45% of the initial principal amount of the Certificates for a series. If the Mortgage Pool securing Certificates for any series includes a Mortgage Loan or mortgage-backed security or a group of Mortgage Loans or mortgage-backed securities of a single obligor or group of related obligors representing 10% or more, but less than 45%, of the principal amount of such Certificates, the prospectus supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

         Unless otherwise specified in the prospectus supplement for a series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

         The prospectus supplement relating to each series will specify (1) the Mortgage Loan Seller or Mortgage Loan Sellers relating to the Mortgage Loans, which may include Real Estate Investment Trusts ("REITs"), commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and (2) the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from series to series. The prospectus supplement relating to each series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including:

         (1)  the aggregate principal balance of the Mortgage Loans;

         (2) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property;

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

         (3)  the interest rate or range of interest rates of the Mortgage
              Loans;

         (4) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans;

         (5) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans;

         (6) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans;

         (7) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans;

         (8)  the debt service coverage ratios relating to the Mortgage Loans;
              and

         (9)  payment delinquencies, if any, relating to the Mortgage Loans.

The applicable prospectus supplement will also specify any materially inadequate documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each series. If specified in the applicable prospectus supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the Certificates of a series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

         The Depositor will file a current report on Form 8-K (the "Form 8-K") with the SEC within 15 days after the initial issuance of each series of Certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates of each series, the Depositor will assign to the Trustee the Mortgage Loans, together with all scheduled payments of interest and principal due after the Cut-off Date (regardless whether received prior to the Cut-off Date) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date. The Trustee will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will contain information on each Mortgage Loan, including the outstanding principal balance as of the close of business on the Cut-off Date, the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of the property securing the Note.

         In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee:

         (1)  the Note, endorsed to the order of the Trustee without recourse;

         (2) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Pooling and Servicing Agreement;

         (3) any assumption, modification or substitution agreements relating to the Mortgage Loan;

         (4) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; and

         (5) other relevant documents described in the related prospectus supplement.

If the security losses are not covered by the methods of Credit Enhancement or the insurance policies described in this prospectus and/or in the related prospectus supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be

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

adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayments on the Mortgage Loans, shortening the weighted average life and affecting the yield to maturity.

REPRESENTATIONS AND WARRANTIES

         The seller of a Mortgage Loan to the Depositor (the "Mortgage Loan Seller") will make representations and warranties in the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor. The Mortgage Loan Seller may be an affiliate of the Depositor. The representations and warranties will generally include:

         (1) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance on the related Mortgaged Property was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller,

         (2) that the Mortgage Loan Seller had good and marketable (or indefeasible, in the case of real property located in Texas) title to each such Mortgage Loan,

         (3) that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions);

         (4) that there were no delinquent tax or assessment liens against the Mortgaged Property; and

         (5)  that all required payments were current for each Mortgage Loan.

Each prospectus supplement will specify the representations and warranties being made by the Mortgage Loan Seller.

         All of the representations and warranties of a Mortgage Loan Seller about a Mortgage Loan generally will be made as of the date the Mortgage Loan Seller sold the Mortgage Loan to the Depositor. The related prospectus supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between that date and the date of the initial issuance of the series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by the Mortgage Loan Seller, the repurchase obligation of the Mortgage Loan Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Mortgage Loan Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the its attention that would cause it to believe that the representations and warranties of the Mortgage Loan Seller about the Mortgage Loan will not be accurate and complete in all material respects as of the related Cut-off Date. If so specified in the related prospectus supplement, the Depositor will make certain representations and warranties about a Mortgage Loan for the benefit of Certificateholders of a series as of the date of sale of that Mortgage Loan to the Depositor.

         Upon the discovery of the breach of any representation or warranty made by the Mortgage Loan Seller about a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series, the Mortgage Loan Seller generally will be obligated to repurchase such Mortgage Loan. The purchase price for such Mortgage Loan will generally equal the unpaid principal balance thereof at the date of repurchase or, in the case of a series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at a price that avoids a tax on a prohibited transaction, as described in Section 860F(a) of the Tax Code, in each case together with accrued interest at the interest rate for such Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of the Mortgage Loan, together with interest on such advanced amount at the reimbursement rate. The Master Servicer must enforce the repurchase obligation of the Mortgage Loan Seller for the benefit of the Trustee and the Certificateholders following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. This repurchase obligation will generally constitute the sole remedy available to the Certificateholders of a series for a breach of a representation or warranty by a Mortgage Loan Seller, and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable prospectus supplement will indicate whether any additional remedies will be available to the Certificateholders. No assurance can be given that a Mortgage Loan Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

         If specified in the related prospectus supplement, the Mortgage Loan Seller may be permitted to substitute alternate Mortgage Loans upon the occurrence of the following:

         (1) Mortgage Loans initially included in a Trust Fund do not conform to their description in the related prospectus supplement; and

         (2) a breach of a representation or warranty by the Mortgage Loan Seller that materially and adversely affects the interests of the Certificateholders is discovered or a document in the related Mortgage Loan File is materially defective.

The Mortgage Loan Seller may substitute alternate Mortgage Loans by delivering replacement Mortgage Loans to the Trustee within a specified period of time after the issuance of that series of Certificates. The related prospectus supplement will describe any required characteristics of substituted Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The servicer of the Mortgage Loans (the "Master Servicer") will be specified in the applicable prospectus supplement and may be an affiliate of the Depositor. Each prospectus supplement will provide information about the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Pooling and Servicing Agreement for the related series. To the extent described in the related prospectus supplement, one or more Special Servicers may be a party to the Pooling and Servicing Agreement or may be appointed by holders of certain classes of Regular Certificates or by another specified party. Information about the Special Servicer will be set forth in the applicable prospectus supplement.

         A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of that series. A Special Servicer may be entitled to any of the rights and subject to any of the obligations of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures, negotiating work-outs and asset management activities with respect to any REO Property. The related prospectus supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. A sub-servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

         The Master Servicer and the Special Servicer will each use reasonable efforts to collect all payments under the Mortgage Loans and will, consistent with the related Pooling and Servicing Agreement, follow collection procedures as it deems necessary or desirable. Unless otherwise specified in the related prospectus supplement, the Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related prospectus supplement, may extend the due dates for payments due on a Mortgage Loan.

         The Master Servicer will establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer must deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer must remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account if required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account generally may be made to:

         (1) effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items;

         (2) transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments;

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

         (3)  restore or repair the Mortgaged Properties;

         (4)  clear and terminate such account;

         (5) pay interest and other amounts to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law; and

         (6)  remove amounts not required to be deposited therein.

The related prospectus supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

INSURANCE

         The Master Servicer will use its reasonable efforts to require each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each standard hazard insurance policy will be in an amount that is at least equal to the lesser of:

         (1) the full replacement cost of the improvements and equipment securing the Mortgage Loan; or

         (2) the outstanding principal balance owing on the Mortgage Loan or the amount necessary to prevent any reduction in the policy by reason of the application of co-insurance and to prevent the Trustee under the Mortgage Loan from being deemed to be a co-insurer, in each case with a replacement cost rider.

The Master Servicer will also use reasonable efforts to require each mortgagor to maintain the following insurance:

         (1) insurance providing coverage against 12 months of rent interruptions; and

         (2) any other insurance required by the related Mortgage Loan documents.

Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Pooling and Servicing Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property.

         If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will use reasonable efforts to require the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable for the Mortgage Loan. The related Pooling and Servicing Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related borrower fails to maintain this insurance to the extent available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of insurance maintained by the Master Servicer will be advanced by the Master Servicer.

         The Master Servicer or the Special Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment on that REO Property. The cost of insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer or the Special Servicer. The Master Servicer or the Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The Master Servicer or the Special Servicer will maintain for each REO Property:

         (1)  public liability insurance;

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

         (2)  loss of rent endorsements ;and

         (3) any other insurance required in the related Mortgage Loan documents.

Any insurance that is required to be maintained on any REO Property will only be required to the extent available at commercially reasonable rates.

         The related Pooling and Servicing Agreement will provide that the Master Servicer or Special Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer or Special Servicer, if any, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, will be obligated to deposit in the Collection Account all sums that would have been deposited but for such clause to the extent any deductible exceeds:

         (1) the deductible limitation that pertained to the related Mortgage Loan, or

         (2) in the absence of any deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Pooling and Servicing Agreement.

         In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, they will not contain identical terms and conditions. Their most significant terms, however, generally will be determined by state law and conditions. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

         The standard hazard insurance policies covering Mortgaged Properties typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the Mortgaged Property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the "co-insurance" clause will provide that the insurer's liability upon a partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         The prospectus supplement may describe other provisions concerning the insurance policies required to be maintained under the related Pooling and Servicing Agreement.

         Unless otherwise specified in the applicable prospectus supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related prospectus supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

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

FIDELITY BONDS AND ERRORS AND OMISSIONS

         The Master Servicer and the Special Servicer are generally required to obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer. The Master Servicer and the Special Servicer may self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer so long as certain criteria set forth in the related Pooling and Servicing Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer's principal compensation for its activities under the Pooling and Servicing Agreement for each series will be a "Servicing Fee" (as defined in the related prospectus supplement) with respect to each Mortgage Loan. The exact amount and calculation of the Servicing Fee will be established in the prospectus supplement and Pooling and Servicing Agreement for the related series. Because the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize. In addition, the Master Servicer may be entitled to receive, as additional compensation, (1) Prepayment Premiums, late fees and certain other fees collected from borrowers and (2) all income earned on funds deposited in the Collection Account and Distribution Account (as described under "Description of the Certificates-Accounts") and, except to the extent such income is required to be paid to the related borrowers, the Escrow Account. The Master Servicer will generally pay the fees and expenses of the Trustee. The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the prospectus supplement and Pooling and Servicing Agreement for the related series. In addition to the compensation described above, the Master Servicer and the Special Servicer (or any other party specified in the applicable prospectus supplement) may retain, or be entitled to the reimbursement of, other amounts and expenses as described in the applicable prospectus supplement.

ADVANCES

         The applicable prospectus supplement will describe any obligations of the Master Servicer and the Special Servicer to make any advances for delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any advances will be made in the form and manner described in the prospectus supplement and Pooling and Servicing Agreement for the related series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

         The Master Servicer or the Special Servicer will have the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions, including the condition that any modification, waiver or amendment will not result in the Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.

EVIDENCE OF COMPLIANCE

         A firm of independent certified public accountants will provide the related Trustee with a report, on or before a specified date of each year beginning a specified time after the Cut-off Date, stating that:

         (1) it has obtained a letter of representation regarding certain matters from an officer of the Master Servicer or Special Servicer, which includes an assertion that the Master Servicer or Special Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or, if applicable, the Special Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year; and

         (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, the representation is fairly stated in all material respects, subject only to exceptions and other qualifications that, in the opinion of such firm, such standards require it to report.

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

         In rendering its report the accounting firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examination of those sub-servicers conducted in accordance with the same standards (rendered within one year of such report). The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

         In addition, the Master Servicer and the Special Servicer generally will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Pooling and Servicing Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of that officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to that officer.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE DEPOSITOR

         The Pooling and Servicing Agreement for each series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, or any partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer (or any general partner thereof), will be under any liability to the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, neither the Depositor, the Master Servicer, the Special Servicer nor any such person will be protected against:

         (1) any liability for a breach of any representations or warranties under the Pooling and Servicing Agreement

         (2) any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Pooling and Servicing Agreement) in the performance of its duties or ?by reason of negligent disregard of its respective obligations and duties thereunder.

         The Pooling and Servicing Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, and any partner, director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer (and any general partner thereof), will be indemnified by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or the Special Servicer, a breach of the servicing standard set forth in the Pooling and Servicing Agreement) in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The prospectus supplement will specify any variations to the foregoing required by the Rating Agencies rating a series of Certificates.

         In addition, the Pooling and Servicing Agreement will generally provide that none of the Depositor, the Special Servicer or the Master Servicer, or any partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer (or any general partner thereof), will be under any obligation to appear in, prosecute or defend any legal action that is not related to its duties under the Pooling and Servicing Agreement and which, in its opinion, may cause it to incur any expense or liability. The Master Servicer or the Special Servicer may, in its discretion, undertake any action that is related to its obligations under the related Pooling and Servicing Agreement and that it deems necessary or desirable. In such event, the legal expenses of that action and any resulting liability (except any liability related to the Master Servicer's or the Special Servicer's obligations to service the Mortgage Loans in accordance with the servicing standard under the Pooling and Servicing Agreement) will be expenses of the Trust Fund, and the Master Servicer or Special Servicer will be entitled to be reimbursed therefor.

         Under the Pooling and Servicing Agreement, there may be a successor to the Master Servicer or the Special Servicer, subject to the following restrictions:

         o each of the Rating Agencies must confirm in writing that any merger or consolidation and succession of the Master Servicer or the Special Servicer will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of the Certificates; and

         o any additional restrictions on merger or consolidation of the Master Servicer or the Special Servicer described in the related prospectus supplement must be satisfied.

              A successor of the Master Servicer or the Special Servicer may be:

         o any person into which the Master Servicer or the Special Servicer may be merged or consolidated, or

         o any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer is a party, or

         o any person succeeding to the business of the Master Servicer or the Special Servicer.

Such a successor will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.

         Generally, the Master Servicer or the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio provided that certain conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that the assignment and delegation by the Master Servicer or the Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of Certificates. The related Prospectus will describe any additional restrictions on such assignment.

         The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer may not resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that the determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal will become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.

         The Trustee for each Pooling and Servicing Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer and/or any of their respective affiliates.

         The Trustee can resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or becomes insolvent, at which time the Depositor will appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

         The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT

         Events of default with respect to the Master Servicer or the Special Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement for each series will consist of:

         (1) any failure by the Master Servicer or the Special Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be remitted pursuant to the Pooling and Servicing Agreement;

         (2) any failure by the Master Servicer or Special Servicer to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer with respect to any Mortgage Loan) which in each case continues unremedied for 30 days after the giving of written notice of such

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

              failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, by the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class;

         (3) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed;

         (4) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer indicating its insolvency or inability to pay its obligations; or

         (5)  any failure by the Master Servicer to make a required advance.

The related prospectus supplement may provide for other Events of Default to the extent required by the Rating Agencies rating a series of Certificates.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates representing 25% of the aggregate Voting Rights of all Certificates will, terminate all the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Pooling and Servicing Agreement.

         The holders of Certificates representing at least 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement. Upon any waiver of a past default, that default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Pooling and Servicing Agreement. No such waiver will impair Certificateholder's rights with respect to subsequent defaults.

         On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. The Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 and that is either Fannie Mae or FHLMC approved (the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or the Special Servicer, as applicable, if:

         o    the Trustee is unwilling or unable to act in such capacity;

         o the holders of Certificates representing a majority of the aggregate Voting Rights request;

         o the Trustee is not rated in one of its two highest long-term debt rating categories by each of the Rating Agencies; or

         o    the Trustee is not approved as a servicer by the Rating Agencies.

The Trustee will be obligated to act as Master Servicer or Special Servicer as applicable until a successor is appointed. The Trustee and any such successor may agree upon the servicing compensation to be paid, which cannot be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

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

         No Certificateholder will have the right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless:

         o the holder has given the Trustee a written notice of a default under the Pooling and Servicing Agreement and of the continuance thereof; and

         o the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected class have made written request of the Trustee to institute the proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee reasonable indemnity as it may require against the related costs, expenses and liabilities; and

         o the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

         The Trustee will have no obligation to institute, conduct or defend any litigation under or related to the Pooling and Servicing Agreement at the request, order or direction of any of the holders of Certificates, unless the holders of Certificates have offered to the Trustee reasonable security or indemnity against the related costs, expenses and liabilities which may be incurred therein or thereby.

                               CREDIT ENHANCEMENT

GENERAL

         The amounts and types of credit enhancement and the provider thereof with respect to one or more classes of a series of Certificates or the related Mortgage Loans ("Credit Enhancement"), if any, will be specified in the related prospectus supplement. Credit Enhancement may be in the form of a letter of credit, the subordination of one or more classes of the Certificates of a series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related prospectus supplement, or any combination of the foregoing.

         It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of losses. See "Risk Factors-Credit Enhancement Limitations."

ENHANCEMENT LIMITATIONS

         If Credit Enhancement is provided with respect to a series or the related Mortgage Loans, the applicable prospectus supplement will include a description of:

         (a)  the amount payable under the Credit Enhancement;

         (b) any conditions to payment of Credit Enhancement not described in this prospectus;

         (c) the conditions (if any) under which the amount payable under the Credit Enhancement may be reduced and under which the Credit Enhancement may be terminated or replaced; and

         (d) the material provisions of any agreement relating to the Credit Enhancement.

Additionally, the applicable prospectus supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including:

         (1)  a brief description of its principal business activities;

         (2) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business;

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

         (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

         (4) its total assets and stockholders' or policyholders' surplus, if applicable, as of the date specified in such prospectus supplement.

If the holders of any Certificates of any series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.

SUBORDINATE CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates (the "Subordinate Certificates"). The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. In addition, subordination may be affected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Pooling and Servicing Agreement may require a separate trustee other than the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

         A series may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other classes designated as being senior thereto. A series may also include one or more classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to other classes of Certificates designated as being senior thereto. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

         The related prospectus supplement will describe any subordination in greater detail and provide, to the extent applicable, information concerning:

         (1) the amount of subordination of a class or classes of Subordinate Certificates in a series,

         (2)  the circumstances in which subordination will be applicable,

         (3) the manner, if any, in which the amount of subordination will decrease over time,

         (4)  the manner of funding any related reserve fund,

         (5) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund, and

         (6) if one or more classes of Subordinate Certificates of a series are Offered Certificates, the sensitivity of distributions on such Certificates based on certain default assumptions (see "Risk Factors-Subordination of Certain Certificates May Result in Reduced Payments to those Certificates" herein).

RESERVE FUNDS

         If so specified in the related prospectus supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more classes of the Certificates of a series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts specified in the related prospectus supplement will be deposited. The Reserve Funds may also be funded over time by the deposit of a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related prospectus supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related prospectus supplement.

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

         Amounts on deposit in any Reserve Fund for one or more classes of Certificates of a series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of a series by any Rating Agency. Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

         Moneys deposited in any Reserve Fund generally will be invested in Permitted Investments. Generally, any reinvestment income or other gain from investments will be credited to the related Reserve Fund for a series, and any loss resulting from investments will be charged to the Reserve Fund. If specified in the related prospectus supplement, such income or other gain may be payable to the Master Servicer or Special Servicer, as applicable, as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer or Special Servicer, as applicable. The Reserve Fund for a series will be a part of the Trust Fund only if the related prospectus supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

         Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

CROSS-SUPPORT FEATURES

         If the Mortgage Pool for a series is divided into separate Mortgage Loan Groups, each securing a separate class or classes of a series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

CERTIFICATE GUARANTEE INSURANCE

         If so specified in the related prospectus supplement, certificate guarantee insurance with respect to a series of Certificates may be provided by one or more insurance companies. Certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. Certificate guarantee insurance may also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the SEC as an exhibit to the Form 8-K to be filed with the SEC within 15 days of issuance of the Certificates of the applicable series.

LIMITED GUARANTEE

         If so specified in the prospectus supplement with respect to a series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

LETTER OF CREDIT

         If so specified in the prospectus supplement with respect to a series of a Certificate, Credit Enhancement may be provided by a letter of credit issued by a bank or financial institution named therein. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more classes of Certificates of a series will be set forth in the related prospectus supplement.

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

POOL INSURANCE POLICIES; SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the prospectus supplement relating to a series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related prospectus supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any coverage will be set forth in the prospectus supplement.

         If so specified in the applicable prospectus supplement, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount and with terms set forth in such prospectus supplement for each series of Certificates as to which a pool insurance policy is provided. The special hazard insurance policy will, subject to the limitations described in the applicable prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located.

SURETY BONDS

         If so specified in the prospectus supplement relating to a series of Certificates, Credit Enhancement with respect to one or more classes of Certificates of a series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company named therein. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the prospectus supplement relating to such series.

FRAUD COVERAGE

         If so specified in the applicable prospectus supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by
(1) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (2) a Reserve Fund, (3) a letter of credit or
(4) some other method. The amount and terms of any fraud coverage will be set forth in the applicable prospectus supplement.

MORTGAGOR BANKRUPTCY BOND

         If so specified in the applicable prospectus supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a series of Certificates may be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a series by any of the Rating Agencies that rated any Certificates of such series). Any mortgagor bankruptcy bond or other instrument will provide for coverage in an amount and with terms meeting the criteria of the Rating Agencies rating any Certificates of the related series as described in the related prospectus supplement.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains general summaries of some legal aspects of mortgage loans. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

         All of the Mortgage Loans are loans evidenced by (or, in the case of mortgage pass-through certificates, supported by) a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used in this prospectus, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property. The priority of the lien or title interest created by each mortgage will depend on:

         o    the terms of the mortgage;

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

         o the existence of any separate contractual arrangements with others holding interests in the mortgaged property;

         o the order of recordation of the mortgage in the appropriate public recording office; and

         o the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property.

Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "Environmental Risks." In addition, the Tax Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender).

         A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness.

         A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note.

         As used herein, unless the context otherwise requires, the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term, "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the beneficiary's and trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, with respect to a trustee in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by mortgages.

         The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.

PERSONALTY

         Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and therefore, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). To perfect its security interest in such property, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

         The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this section as the "mortgagee") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "mortgagor") for the payment of the purchase price plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the properly will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

         Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to:

         (1) receive rents, hazard insurance proceeds and condemnation proceeds; and

         (2) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related property in the foreclosure of the senior mortgage (to the extent permitted by state law) or satisfies the defaulted senior loan.

As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

         The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that unless the security of the mortgagee has been materially impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

         The form of mortgage used by many institutional lenders typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. The "future advance" clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance and that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any such intervening junior mortgages or other liens, the advance may be subordinate to the intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage used by many institutional lenders obligates the mortgagor:

         (1) to pay all taxes and assessments affecting the property before delinquency;

         (2) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage;

         (3)  to provide and maintain hazard insurance on the property;

         (4) to maintain and repair the property and not to commit or permit any waste thereof; and

         (5) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith (which typically become part of the indebtedness secured by the mortgage).

         The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, among others:

         o all leasing activities (including new leases and termination or modification of existing leases),

         o any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property, and

         o all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements).

Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant a non-disturbance agreement and as a result the value of the mortgaged property may be diminished.

FORECLOSURE

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any foreclosure sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, the purchaser will only acquire that leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

Judicial Foreclosure.

         A judicial foreclosure of a mortgage is a judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. Since a judicial foreclosure is a lawsuit, it is subject to all of the procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. These sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure.

         In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by certain states are:

         (1) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor;

         (2) that the trustee record a notice of default and send a copy of the notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons;

         (3) that the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the default; and

         (4) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale.

Foreclosure of a deed to secure debt is generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Limitations on Mortgagee's Rights.

         Courts may apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the mortgagor's failing to maintain the property adequately or executing a second mortgage affecting the property.

         Even if a foreclosure is allowed, a third party may be unwilling to purchase the property at the foreclosure sale for a variety of reasons, including the difficulty of determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings. Some states require the mortgagee to disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale, which may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price thereof. A 1980 decision of the United States Court of Appeals for the Fifth Circuit (Durrett v. Washington National Insurance Company) suggested that even a non-collusive, regularly conducted foreclosure sale could be a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year before the filing of the bankruptcy petition; and (2) the price paid for the foreclosed property did not represent "fair consideration." In 1994, the United States Supreme Court rejected such an interpretation of the Bankruptcy Code. However, the reasoning in the Durrett case could nonetheless be persuasive to courts interpreting state fraudulent conveyance law with provisions similar to the Bankruptcy Code provisions construed in Durrett.

         For the reasons discussed in the prior paragraph, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to or less than the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure to extinguish the secured debt. A mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Risks" below. The mortgagee also assumes the burdens of ownership and management of the property (frequently through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run these operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisers') perception of the quality of such operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

         Under the REMIC Regulations and the related Pooling and Servicing Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property which could result in significantly greater costs than direct operation by the Master Servicer or Special Servicer, if any. See "Servicing of the Mortgage Loans-Collections and Other Servicing Procedures."

Rights of Redemption.

         The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Persons having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale and is not waivable by the mortgagor.

         In contrast to the common law doctrine of equity of redemption, in some states, the mortgagor and foreclosed junior lienors are given a statutory period
(1) prior to the foreclosure sale, in which to reinstate the mortgage in good standing by paying past due amounts and certain costs of the mortgage and (2) after the completion of the foreclosure sale, in which to redeem the property from the foreclosure sale by payment of a redemption price. The required redemption price varies from state to state. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property (or to depress the price received by the mortgagee at the foreclosure sale). The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee after a foreclosure sale.

         Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

         Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Pooling and Servicing Agreement will permit foreclosed property to be held for more than two years if the Trustee receives
(a) an extension from the IRS or (b) an opinion of counsel to the effect that holding the property for that period is permissible under the REMIC Regulations.

         Mortgagors under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

Anti-Deficiency Legislation.

         Some of the Mortgage Loans will be nonrecourse loans where recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets in the event of default by a mortgagor. Even if a mortgage by its terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security, however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the mortgagor. Other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

Leasehold Risks.

         Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, to minimize such risk are:

         (1) the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor;

         (2)  the right to cure any defaults, with adequate cure periods;

         (3) if a default is not susceptible to cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease;

         (4) the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder;

         (5) the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and

         (6) provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property.

In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease, so if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of these protective provisions will be obtained in connection with any particular Mortgage Loan.

Bankruptcy Laws.

         Mortgagors often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences caused by an automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by voluntary or involuntary petition or by virtue of the doctrine of "substantive consolidation" by an affiliate of the mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between the then current value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that affected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) before the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

         Federal bankruptcy law may interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any assignment of rents and leases or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel revenues. Rents or hotel revenues may also be lost:

         (1) if the assignment or security interest is not fully documented or perfected under state law before commencement of the bankruptcy proceeding;

         (2) to the extent rents or hotel revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses;

         (3)  to the extent other collateral may be substituted therefor; and

         (4) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

         To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, accelerated rent, damages or a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition.

         In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. There may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to
Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

         In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the guarantor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

         A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

         A trustee in bankruptcy or a debtor in possession also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

         A trustee in bankruptcy or a debtor in possession also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor or a bona fide purchaser of real estate could have done so outside of bankruptcy. Generally, in circumstances involving some defect in the language, execution or recording of the mortgage loan documents.

ENVIRONMENTAL RISKS

         Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous materials on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of the properties. Mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants pose particular concerns. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

         "Hazardous materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, among others, those so identified in CERCLA or any other environmental laws now existing. More specifically, "hazardous materials" include, among others, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or a similar classification that would, if classified as unusable, be included in the foregoing definition.

         A mortgagee may be exposed to risks related to environmental conditions including:

         o    a diminution in the value of a mortgaged property;

         o potential default on a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

         o in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions which could exceed the value of the mortgaged property or the unpaid balance of the related mortgage loan; or

         o the inability to sell the related Mortgage Loan in the secondary market. In certain circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

         A mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure), which may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

         In certain states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states this lien has priority over the lien of an existing mortgage against the property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

CERCLA and Related Laws

         Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each series. Under the laws of some states and under CERCLA, strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

         CERCLA's definition of "owner" or "operator" excludes persons "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is known as the "secured creditor exemption." The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") clarifies CERCLA's secured creditor exemption. Under the Lender Liability Act, a secured lender who is "participating in management" by exercising control over operational aspects of the facility will be liable, but a number of environmentally related activities before the loan is made and during its pendency as well as "workout" steps to protect a security interest are not construed as participating in management and will not trigger liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-closure activities will not trigger CERCLA liability. The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may not provide a secured creditor exemption.

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

         CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, before foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed to qualify for the defense.

         Beyond statute-based environmental liability, hazardous environmental conditions on a property may also be subject to common law causes of action (for example, causes of actions arising from death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor's ability to meet its loan obligations. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

         The related Pooling and Servicing Agreement contains provisions restricting the ability of the Master Servicer or the Special Servicer, if any, to acquire title to any Mortgaged Property or take over its operation unless a satisfactory phase I or other specified environmental assessment has been obtained. Enforcement of the security for the related Note is precluded until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

         If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, an action against the mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that these costs could become a liability of the Trust Fund and become a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Pooling and Servicing Agreement for the related series.

Other Environmental Risks

         Other environmental laws may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

         Certain federal, state and local laws, regulations and ordinances govern the handling of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. These laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed before 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

         The United States Environmental Protection Agency (the "EPA') has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed specified limits.

         The Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act") requires federal agencies to promulgate regulations that will require owners of residential housing constructed before 1978 to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have issued regulations delineating the scope of this disclosure obligation which became effective in September of 1996 for owners of more than four residential dwellings and in December of 1996 for owners of one to

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four residential dwellings. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

         Underground storage tanks ("USTs") are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed before the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.

ENFORCEABILITY OF CERTAIN PROVISIONS

Default Interest; Late Charges; and Prepayment Fees.

         Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not made on time. In certain states there may be limitations upon the enforceability of these provisions, and no assurance can be given that any of the provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any prepayment. Even if enforceable, a requirement for prepayment fees may not deter mortgagors from prepaying their Mortgage Loans. Although certain states will allow the enforcement of these provisions upon a voluntary prepayment of a mortgage loan, other states may not allow such provisions after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (that is, to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to a mortgage loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "Applicability of Usury Laws."

Due-on-Sale Provisions.

         The enforceability of due-on-sale provisions has been the subject of legislation or litigation in many states, and their enforceability has been limited or denied in some cases, usually involving single family residential mortgage transactions. Due-on-sale provisions typically provide that: (1) the Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (2) the Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their right to regulate such clauses with respect to mortgage loans that were: (1) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982; and (2) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

         The Pooling and Servicing Agreement for each series generally will provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Sale" clause, then for so long as the Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, will take the actions it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

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

         In addition, under the Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Acceleration on Default.

         It is expected that the Mortgage Loans will include a "Debt-Acceleration" clause, which permits the mortgagee to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

         State courts are also known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

SOLDIERS' AND SAILORS' RELIEF ACT

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), unless a mortgagee obtains a court order to the contrary, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status. For purposes of the Relief Act, persons entered into military service include members of the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan, and officers of the U.S. Public Health Service assigned to duty with the military. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, could result in losses to the certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, if such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to foreclose the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of their mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.

APPLICABILITY OF USURY LAWS

         State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan. If the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial.

         Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. For example, the mortgagor may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the mortgagor and any penalty owed by the mortgagee. A second, more severe type of statute results in the invalidation of the transaction. Under this second type of statute, the mortgagor may have the recorded mortgage or deed of trust canceled without any payment and the mortgagee is prohibited from foreclosing.

         Under Title V of the federal Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), some types of residential (including multifamily, but not other commercial) first mortgage loans may be exempted from state usury limitations. However, until April 1, 1983, states were allowed to adopt laws or constitutional provisions expressly rejecting

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

Title V and even where Title V is not so rejected, any state is authorized to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have rejected Title V and/or taken action to limit discount points or other charges.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans, originated by nonfederally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the [Comptroller of the Currency] with respect to origination of alternative mortgage instruments by national banks; (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUN") with respect to origination of alternative mortgage instruments by federal credit unions; and (3) all other nonfederally chartered housing creditors, including state-chartered savings and loan associations, state chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office, of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.

LEASES AND RENTS

         Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a right to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the mortgagee may be entitled to collect rents. However, a mortgagee's failure to take certain steps to "perfect" its interest in rents may result in the mortgagee's inability to collect all or a portion of the rents. In order to "perfect" an interest in rents, some state laws require not only proper recording of the assignment of leases and rents, but also require the mortgagee to take possession of the property and/or obtain judicial appointment of a receiver before the mortgagee is entitled to collect rents. Mortgagees taking possession of property may incur potentially substantial risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

         If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following:

         o the mortgagor may have difficulty servicing and repaying multiple loans and if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan;

         o acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee (for example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened);

         o if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee; and

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

         o the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

         Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may contain a "Due-on-Encumbrance" clause which: (1) provides that the Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (2) requires the consent of the related mortgagee to the creation of any the lien or other encumbrance on the related Mortgaged Property. However, such "Due-on-Encumbrance" clauses may be unenforceable in some jurisdictions under certain circumstances.

         The Pooling and Servicing Agreement for each series will generally provide that if any Mortgage Loan contains a "Due-on-Encumbrance" clause, then for so long as the Mortgage Loan is included in a given Trust Fund, the Master Servicer, or the Special Servicer (if the Mortgage Loan is a Specially Serviced Mortgage Loan), will, in a manner consistent with the servicing standard set forth in the Pooling and Servicing Agreement, exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the Mortgage Loan to (a) accelerate the payments thereon; or (b) withhold its consent to the creation of any lien or other encumbrance.

TYPE OF MORTGAGED PROPERTY

         A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risk to the mortgagee because (a) hotels and motels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the operator, and (b) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

CRIMINAL FORFEITURES

         Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of property (including real estate) used or intended to be used to commit or aid in the commission of illegal acts or property purchased with the proceeds of such illegal acts. Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, there is a current trend toward expanding the scope of such laws. Some Forfeiture Laws (such as the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation so that such modified accommodations are accessible and usable by disabled individuals. Modifications must be undertaken to the extent "readily achievable." The "readily achievable" standard takes into account factors including the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.

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

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. This discussion does not address every aspect of the federal income tax consequences that may be applicable to particular categories of investors in light of their personal investment circumstances or their special treatment under the federal income tax rules. The authorities on which this discussion is based are subject to change or differing interpretations, possibly retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Potential investors should consult their own tax advisors regarding the tax treatment of their acquisition, ownership and disposition of Certificates.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

         General. An election may be made with respect to a particular series of Certificates, to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Tax Code Section 860D. A Trust Fund or portion thereof as to which a REMIC election is made is referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" for each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, O'Melveny & Myers LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of the REMIC election, (2) compliance with the Pooling and Servicing Agreement and
(3) compliance with any changes in the law, including any amendments to the Tax Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether any REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" herein will refer to each REMIC Pool specified in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust (a "FASIT") or as a grantor trust for federal income tax purposes. See "Federal Income Tax Consequences for FASIT Certificates and "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

         Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Tax Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans...secured by an interest in real property which is...residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Tax Code Section 7701(a)(19)(C)(v) or as other assets described in Tax Code Section 7701(a)(19)(C), and otherwise will not qualify for REMIC treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Tax Code
Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Tax Code Section 856(c)(3)(B) in the same proportion that the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Tax Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for REMIC treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Tax Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Tax Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and eliminated the asset category of "qualifying real property loans" in former Tax Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Tax Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. No effort will be made to identify the portion of the Mortgage Loans of any series meeting this requirement, and no representation is made in this regard.

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

         Qualification as a REMIC. The REMIC Pool must comply with ongoing requirements set forth in the Tax Code in order for the REMIC Pool to qualify as a REMIC. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool may consist of assets other than "qualified mortgages" and "permitted investments", beginning the close of the third calendar month after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter. The REMIC Regulations provide a safe harbor for the asset test if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement for each series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates-Tax-Related Restrictions on Transfer of Residual Certificates-Disqualified Organizations".

         A qualified mortgage is any obligation principally secured by an interest in real property and either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided that, in general, (1) the fair market value of the real property securing the mortgage (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or underlying mortgage loan either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage) or (2) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (a) in exchange for any qualified mortgage within a three-month period thereafter or
(b) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates, or purchased by the REMIC Pool within three months after the Startup Day pursuant to a fixed price contract in effect on the Startup Day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to or purchased by a REMIC as provided in this sentence.

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the reserve fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held beyond the close of the third calendar year following the acquisition of the property by REMIC Pool for not more than two years, with possible extensions granted by the Internal Revenue Service (the "Service") of up to an additional four years.

         In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified principal amount may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

         If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Tax Code for REMIC status during any taxable year, the Tax Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Tax Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

GENERAL

         In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

ORIGINAL ISSUE DISCOUNT

         Certificates on which interest is not paid currently ("Compound Interest Certificates") will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Tax Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Tax Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates, and to the extent these issues are not addressed in the regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors regarding the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

         Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). The Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date, although the situation is unclear under the OID Regulations. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if the interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. It is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest, because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate. However, except as provided below or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. In instances where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

         Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of [principal] are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be

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

capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. For more information, you should refer to the section in this prospectus titled "Election to Treat All Interest Under the Constant Yield Method."

         A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (1) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date,
(2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to the Regular Certificates.

ACQUISITION PREMIUM

         A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over its adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

VARIABLE RATE REGULAR CERTIFICATES

         Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified de minimis amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding to the extent that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, they may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

         Under the REMIC Regulations, a Regular Certificate qualifies as a regular interest in a REMIC if: (1) it bears a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including such a rate that is subject to one or more caps or floors, or (2) it bears one or more qualifying variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods. Accordingly, unless otherwise indicated in the applicable prospectus supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

         The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

         Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

DEFERRED INTEREST

         Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of those Regular Certificates prior to the time distributions of cash for deferred interest are made.

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

MARKET DISCOUNT

         A purchaser of a Regular Certificate may be subject to the market discount rules of Tax Code Section 1276 through 1278. Under these Tax Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until regulations are issued, market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. The purchaser generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

         Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. De minimis market discount apparently should be reported in a manner similar to de minimis original issue discount. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

         A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Tax Code Section 1221, the Regular Certificateholder may elect under Tax Code Section 171 to amortize the premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Tax Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Tax Code Section 171 election may be deemed to be made.

 ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

         A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable

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

bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make a constant yield method election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

         If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Any gain will be treated as ordinary income (1) if a Regular Certificate is held as part of a "conversion transaction" as defined in Tax Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Tax Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Tax Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Tax Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%), and still a lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TREATMENT OF LOSSES

         Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Tax Code Section 166. To the extent the rules of Tax Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt

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deduction at the time the principal balance of any class or subclass of the
Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders would be allowed a bad debt deduction to reflect losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Investors are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

TAXATION OF REMIC INCOME

         Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating the daily portion among the Residual Certificateholders in proportion to their holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

         The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of the Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-Limitations on Offset or Exemption of

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REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

BASIS AND LOSSES

         The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.

         A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. A recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

         A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

         To the extent the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of his basis until termination of the REMIC Pool (unless future Treasury regulations are revised to provide for periodic adjustments to the REMIC income otherwise reportable by that holder). For more information, you should refer to the following sections in this prospectus titled "Treatment of Certain Items of REMIC Income and Expense-Market Discount" regarding the basis of Mortgage Loans to the REMIC Pool and "-Sale or Exchange of a Residual Certificate" regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

         Although the Depositor intends to compute REMIC income and expense in accordance with the Tax Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

         Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates-Original Issue Discount" and "-Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "-Acquisition Premium."

         Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates-Deferred Interest".

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

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to the Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In respect of Mortgage Loans that have market discount to which Tax Code Section 1276 applies, the accrued portion of market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates-Market Discount".

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of any excess. In a manner analogous to the discussion above under "Taxation of Regular Certificates-Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Tax Code Section 1221 may elect under Tax Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying mortgage backed securities ("MBS") that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to these Mortgage Loans are individuals, Tax Code
Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or before September 27, 1985. Premium with respect to these Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating it entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

         A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of
(1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Tax Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Certificates diminishes.

         The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on the Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Tax Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Tax Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates-Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors-Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

         In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess

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inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

         Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool and the Disqualified Organization sells the Residual Certificate within seven days after the Startup Day pursuant to a bonding contract, a tax would be imposed in an amount equal to the product of (x) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (y) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Tax Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter excess inclusions are expected to accrue. This tax generally would be imposed on the transferor of the Residual Certificate, except where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the Pass-Through Entity equal to the product of (x) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (y) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

         For these purposes, (1) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (not including an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Tax Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Tax Code Section 521) that is exempt from taxation under the Tax Code unless such organization is subject to the tax on unrelated business income imposed by Tax Code Section 511, and (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

         The Pooling and Servicing Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that it is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (2) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Tax Code or applicable Treasury regulations to effectuate the

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foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax, and the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after he time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner discussed above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The prospectus supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (a) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (b) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

         Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Residual Certificate (as described above under "Taxation of Residual Certificates-Basis and Losses") at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from

                                       69
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the REMIC Pool exceeds its adjusted basis on that Distribution Date. This income will be treated as gain from the sale or exchange of the Residual Certificate.
It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Tax Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

         Any gain on the sale of a Residual Certificate will be treated as ordinary income (1) if a Residual Certificate is held as part of a "conversion transaction" as defined in Tax Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Tax Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Tax Code Section 582(c).

         The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Tax Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 MARK TO MARKET REGULATIONS

         The Service has issued regulations (the "Mark to Market Regulations") under Tax Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

PROHIBITED TRANSACTIONS

         Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (1) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) qualified (complete) liquidation, (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (3) the receipt of compensation for services or (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

         In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three

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months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

NET INCOME FROM FORECLOSURE PROPERTY

         The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

         It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

         If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Tax Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Tax Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed to the appointment of the tax matters person as provided in the preceding sentence and to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Tax Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Tax Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or (2) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, itemized deductions may include deductions under Tax Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, such expenses are not deductible for purposes of computing the alternative minimum tax, and may cause investors subject to the alternative minimum tax to be subject to significant additional tax liability.

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

Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, the expenses described in this paragraph will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

REGULAR CERTIFICATES

         Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Tax Code Section 871(h)(3)(B) or a controlled foreign corporation described in Tax Code Section 881(c)(3)(C) and (2) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Tax Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If this statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

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

RESIDUAL CERTIFICATES

         The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Tax Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates-Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, these amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates-Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding this specific tax consequences of owning Residual Certificates.

BACKUP WITHHOLDING

         Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Tax Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or the Certificateholder is otherwise an exempt recipient under applicable provisions of the Tax Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

         Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

         The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Tax Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

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

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

GENERAL

         If no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Tax Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Tax Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each Standard Certificate (a "Standard Certificateholder") in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on the Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with the Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Tax Code Section 67, including deductions under Tax Code
Section 212 for the servicing fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Tax Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years), or (2) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors subject to the alternative minimum tax to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Tax Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

TAX STATUS

         Standard Certificates will have the following status for federal income tax purposes:

         1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Tax Code Section 7701(a)(19) will be considered to represent "loans...secured by an interest in real property which is...residential real property" within the meaning of Tax Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in that section of the Tax Code.

         2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Tax Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Tax Code Section 856(c)(3)(B).

         3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation... which is principally secured by an interest in real property" within the meaning of Tax Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Tax Code Section 860G(a)(3).

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

PREMIUM AND DISCOUNT

         Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under the section in this prospectus titled "Taxation of Regular Certificates - Acquisition Premium."

         Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Tax Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Tax Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the Mortgage Loans (i.e., points) will be includible by such holder.

         Market Discount. Standard Certificateholders will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Material Federal Income Tax Consequences for REMIC Certificates-Taxation of Regular Certificates-Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

         Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the excess amount would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the servicing fee would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules and provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the safe harbor amounts is not greater than the value of the services provided.

         Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of reasonable servicing compensation would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Tax Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "-Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Tax Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including that portion as a second class of equitable interest. Applicable

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

Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount received and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Tax Code Section 582(c), any gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Tax Code
Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (2) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Tax Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

GENERAL

         Pursuant to Tax Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

         The Certificates will be subject to those rules if (1) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (2) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates-Recharacterization of Servicing Fees" above) and (3) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

         In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates-Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates-General", subject to the limitation described therein.

         Tax Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (1) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Tax Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Tax Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Tax Code Section 1286, Tax Code Sections 1272 through 1275, and the OID Regulations. While under Tax Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped-Certificates-Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling and Servicing Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, Treasury regulations issued December 28, 1992 assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Pursuant to these final regulations the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount unless either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Tax Code Section 1273(a)(3), or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any market discount would be reportable as described under "Material Federal Income Tax Consequences for REMIC Certificates-Taxation of Regular Certificates-Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

STATUS OF STRIPPED CERTIFICATES

         No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Tax Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Tax Code Section 860G(a)(3)(A), and "loans... secured by an interest in real property which is... residential real property" within the meaning of Tax Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Tax Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on the Mortgage Loans qualify for such treatment.

TAXATION OF STRIPPED CERTIFICATES

         Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Tax Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates-Taxation of Regular Certificates-Original Issue Discount" and "-Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

         If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by the Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in a Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

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

         As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in the Stripped Certificate, as described above under "Material Federal Income Tax Consequences for REMIC Certificates-Taxation of Regular Certificates-Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report any excess as if it were original issue discount in the manner described above. It is not clear whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Tax Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (1) one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (3) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Tax Code Section 1286.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

         If specified in the prospectus supplement relating to a particular series of Certificates, an election may be made to treat the related Trust Fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts ("FASITs") within the meaning of Tax Code
Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will advise the Depositor that in the firm's opinion, assuming (1) the making of a FASIT election, (2) compliance with the Pooling and Servicing Agreement and (3) compliance with any changes in the law, including any amendments to the Tax Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the Regular Certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificate will be considered the "ownership interest" in the FASIT Pool. The

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

prospectus supplement for each series of Certificates will indicate whether one or more FASIT elections will be made with respect to the related Trust Fund.

         FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury Regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any Trust Fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the Federal income tax consequences of such election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         The Trustee will furnish to each Standard Certificateholder, within a reasonable time after the end of each calendar year, or Stripped Certificateholder, at any time during such year, information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file this original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Material Federal Income Tax Consequences for REMIC Certificates-Backup Withholding".

TAXATION OF CERTAIN FOREIGN INVESTORS

         To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Tax Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Material Federal Income Tax Consequences for REMIC Certificates-Taxation of Certain Foreign Investors-Regular Certificates".

                       STATE AND OTHER TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not describe the tax laws of any state or other jurisdiction. Prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of those Plans. Section 4975 of the Tax Code prohibits a similar set of transactions between certain plans ("Tax Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Tax Code) with respect to Tax Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Tax Code) are not subject to the requirements of ERISA or
Section 4975 of the Tax Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. However, any governmental or church plan which is qualified

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

under Section 401 (a) of the Tax Code and exempt from taxation under Section 501(a) of the Tax Code is subject to the prohibited transaction rules set forth in Section 503 of the Tax Code. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the prospectus supplement related to a series.

PROHIBITED TRANSACTIONS

         Section 406 of ERISA and Section 4975 of the Tax Code prohibit parties in interest with respect to ERISA Plans and disqualified persons with respect to the Tax Code Plans from engaging in certain transactions involving the Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Tax Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of the Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Tax Code, unless an exemption is available. Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Tax Code. Neither ERISA nor Section 4975 of the Tax Code defines the term "plan assets."

         Special caution should be exercised before assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets, including the purchasing or sale of securities or other property, or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

         The U.S. Department of Labor (the "Department") has issued regulations (the "Plan Asset Regulations") concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Tax Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

         Certain exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance that the exceptions may be applicable, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "Benefit Plan Investors," which are defined as ERISA Plans, Tax Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans). This exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market. Absent any restrictions on purchase or transfer, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates.

         Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any series or class by or with the assets of a Plan could result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any series or class by a Plan-for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between

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

insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

         There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Tax Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). An Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's Exemption might be applicable to a series of Certificates, the related prospectus supplement will refer to the possibility. Further, the related prospectus supplement may provide that certain classes or series of Certificates may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

         Any fiduciary or other Plan investor who proposes to invest "plan assets" of a Plan in Certificates of any series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Tax Code of any such acquisition and ownership of such Certificates.

UNRELATED BUSINESS TAXABLE INCOME-RESIDUAL INTERESTS

         The purchase of a Certificate evidencing an interest in the Residual Interest in a series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Tax Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Tax Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Tax Code Section 511, such as certain governmental plans, as discussed above under "Material Federal Income Tax Consequences--Taxation of Holders of Residual Certificates" and "-Restrictions on Ownership and Transfer of Residual Certificates."

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Tax Code Plans consult with their counsel regarding the consequences under ERISA and/or the Tax Code of their acquisition and ownership of Certificates. The sale of Certificates to a Plan is in no respect a representation by the Depositor, the applicable underwriter or any other service provider with respect to the Certificates, such as the Trustee, the Master Servicer and the Special Servicer, if any, that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

SECONDARY MORTGAGE ENHANCEMENT ACT OF 1984

         The related prospectus supplement specifies the Offered Certificates that are "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") are subject to various legal investment restrictions which prohibit certain investors from purchasing such Non-SMMEA Certificates. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

         Generally, the only classes of Offered Certificates that will be "mortgage related securities" for purposes of SMMEA are as follows:

         o Certificates rated in one of the two highest rating categories by one or more Rating Agencies;

         o Certificates that are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA; and

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

         o Certificates that are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on either:

              (1) a single parcel of real estate with a residential and/or mixed residential and commercial structure, or

              (2) one or more parcels of real estate with one or more commercial structures.

"Mortgage related securities" constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities under applicable law.

         Under SMMEA, a number of states enacted legislation on or before October 3, 1991 limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states may enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows (subject in each case to regulations the applicable federal regulatory authority may prescribe):

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby;

         o    federal credit unions may invest in mortgage related securities;
              and

         o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh).

         Effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," (defined in 12 C.F.R. Section 1.2 (1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities"). As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

         Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5
(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial

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mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

OTHER RESTRICTIONS

         All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Other than specifying which Offered Certificates are "mortgage related securities," we make no representations as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

         We may sell the Certificates in series either directly or through underwriters or dealers. The related prospectus supplement or prospectus supplements for each series will describe the terms of the offering for that series and will state the public offering or purchase price of each class of Certificates of that series, or the method by which such price is to be determined, and the net proceeds to the Depositor from the sale.

         If we use underwriters in the sale of any Certificates the underwriters will acquire the Certificates for their own account and may resell the Certificates in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The obligations of the underwriters to purchase the Certificates will be subject to certain conditions. The underwriters generally will be obligated to purchase all of the Certificates of a series offered by a prospectus supplement if any of such Certificates are purchased. The underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. The underwriters may change from time to time any initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

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

         The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. We will identify any underwriters and describe their compensation in a prospectus supplement.

         We also may sell Certificates directly to purchasers without the involvement of underwriters in which case the related prospectus supplement will contain information regarding the terms of such offering and any agreements entered into in connection with that such offering.

         Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York, and for the Underwriters as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the accompanying prospectus supplement.

                                     RATING

         It is a condition of issuance that a nationally recognized statistical rating agency (the "Rating Agency") rate the Offered Certificates as investment grade, that is, in one of the four highest rating categories.

         Ratings on the Offered Certificates address the likelihood of all payments to certificateholders pursuant to the terms of the Certificates. The ratings of the Offered Certificates will be based on the structural, legal and issuer-related aspects associated with such Certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors of the loans underlying the Offered Certificates and ratings do not represent the degree by which any actual prepayments might differ from anticipated prepayments. As a result, holders of the Certificates may suffer a lower than anticipated yield. In extreme cases, holders of stripped interest certificates may fail to recoup their initial investments.

         A rating is not a recommendation to buy, sell or hold the related Offering Certificates. There is no assurance that a rating of the Offered Certificates will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

                        INDEX OF SIGNIFICANT DEFINITIONS

Definitions Page [update]

1933 Act..............................................................
1986 Act..............................................................
ACMs..................................................................
Bankruptcy Code.......................................................
CERCLA ...............................................................
Certificateholders....................................................
Certificates..........................................................
Closing Date..........................................................
Code Plans............................................................
Collection Account....................................................
Commission ...........................................................
Compound Interest Certificates........................................
Credit Enhancement....................................................
Credit Enhancement Limitations........................................
Cut-off Date..........................................................
Department............................................................
Depositor.............................................................
disqualified organizations............................................
Distribution Account..................................................
Distribution Date.....................................................
EPA...................................................................
ERISA.................................................................
ERISA Plans...........................................................
Escrow Account........................................................
Escrow Payments.......................................................
Event of Default......................................................
Fannie Mae............................................................
FASIT.................................................................
FHLMC.................................................................
Forfeiture Laws.......................................................
Form 8-K..............................................................
Garn-St. Germain Act..................................................
GNMA..................................................................
Hazardous Materials...................................................
Installment Contracts.................................................
Lead Paint Act........................................................
Master Servicer.......................................................
Master Servicer Remittance Date.......................................
Modifications, Waivers and Amendments.................................
Mortgage..............................................................
Mortgage Loan.........................................................
Mortgage Loan Groups..................................................
Mortgage Loan Schedule................................................
Mortgage Loan Seller..................................................
Mortgage Pool ........................................................
Mortgaged Property....................................................
NCUN..................................................................
Note..................................................................
Offered Certificates..................................................
Pass-Through Entity...................................................
Permitted Investments.................................................

Plans.................................................................
Policy Statement......................................................
Pooling and Servicing Agreement.......................................
Prepayment Assumption.................................................
Property Protection Expenses..........................................
Rating Agency.........................................................
Regular Certificateholder.............................................
REITs.................................................................
Relief Act............................................................
REMIC.................................................................
REMIC Certificates....................................................
REMIC Pool............................................................
REMIC Regulations.....................................................
REO Account...........................................................
Reserve Account.......................................................
Reserve Fund..........................................................
S&P...................................................................
SBJPA of 1996.........................................................
Senior Certificates...................................................
Service...............................................................
SMMEA.................................................................
Special Servicer......................................................
Special Servicing Fee.................................................
Specially Serviced Mortgage Loans.....................................
Startup Day...........................................................
Stripped Certificates.................................................
Subordinate Certificates..............................................
Tax Code..............................................................
Title V...............................................................
Title VIII............................................................
Trust Fund............................................................
Trustee...............................................................
USTs..................................................................
Voting Rights.........................................................

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Offered Certificates, other than underwriting discounts and commissions:

         SEC Registration Fee                                 $  413,000
         Engraving Fee                                        $    5,000
         Legal Fees and Expenses                              $  400,000
         Accounting Fees and Expenses                         $  250,000
         Trustee Fees and Expenses                            $   40,000
         Blue Sky Qualification Fees and Expenses             $   10,000
         Rating Agency Fees (Two Agencies)                    $1,300,000
         Miscellaneous                                        $   10,000
                                                              ----------
         Total                                                $2,428,000

ITEM 15  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 7 of the proposed Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

         The Registrant's By-laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         The Pooling and Servicing Agreements may provide that no director, officer employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties; provided, however, that the Pooling and Servicing Agreements may provide that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such Pooling and Servicing Agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling and Servicing Agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling and Servicing Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling and Servicing Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law.

ITEM 16  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements:

                   All financial statements, schedules and historical
              financial information of the Registrant have been omitted as they are not applicable.

         (b)  Exhibits:

         1.1  Form of Underwriting Agreement

         4.1  Form of Pooling and Servicing Agreement

         5.1 Opinion of O'Melveny & Myers LLP as to legality of the Certificates**

         8.1 Opinion of O'Melveny & Myers LLP as to certain tax matters (included in Exhibit 5.1)**

         23.1 Consent of O'Melveny & Myers LLP (included in Exhibits 5.1 and 8.1 hereto)**

         24.1 Power of Attorney***

         ===============
         **  To be filed by amendment.
         *** Included on page II-4.

ITEM 17  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of March, 1999.

                                       PRUDENTIAL SECURITIES
                                       SECURED FINANCING CORPORATION

                                       By: /s/ Vincent T. Pica II
                                          --------------------------------
                                          Name:  Vincent T. Pica II
                                          Title: President

         KNOW ALL MEN THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent T. Pica II his/her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his/her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed below as of March 29th, 1999, by the following persons in the capacities indicated:

             SIGNATURE                    TITLE


              /s/ Martin Pfinsgraff       Chairman of the Board
             ---------------------------
             Martin Pfinsgraff
                                          Director and President
              /s/ Vincent T. Pica II
             ---------------------------  (Principal Executive Officer)
             Vincent T. Pica II

             /s/ Leland B. Paton          Director
             ---------------------------
             Leland B. Paton

              /s/ P. Carter Rise          Director
             ---------------------------
             P. Carter Rise

              /s/ William Horan           Chief Financial Officer
             ---------------------------
             William Horan

              /s/ Elizabeth W. Castagna   Treasurer
             ---------------------------  (Principal Accounting Officer)
             Elizabeth W. Castagna

EXHIBIT
NUMBER        DESCRIPTION

1.1           Form of Underwriting Agreement

4.1           Form of Pooling and Servicing Agreement

5.1 Opinion of O'Melveny & Myers LLP as to the legality of the Certificates**

8.1           Opinion of O'Melveny & Myers LLP as to certain tax matters**

23.1          Consent of O'Melveny & Myers LLP**

24.1          Power of Attorney***

-------------------

  **  To be filed by Amendment.

 ***  Included on Page II-4.
                                                                               5